   As filed with the Securities and Exchange Commission on February 9, 2001.
                                        Registration No. 333-49076

===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                                 EC POWER, INC.
            -------------------------------------------------
            (Exact name of Registrant as specified on its Charter)

     Delaware                           3621                91-1962385
-------------------------------    -------------       ------------------
(State or other jurisdiction of    (Primary Standard   (I.R.S. Employer
incorporation or organization)     Industrial Classi-   Identification
fication Code        Number)
                                   Number)

          236 West 27th Street, 3rd Floor, New York, New York  10001
                                (212) 399-6688
   ------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Michel L. Morin
                                EC Power, Inc.
                        236 West 27th Street, 3rd Floor
                           New York, New York  10001
                                 (212) 399-6688
  -----------------------------------------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                            David H. Drennen, Esq.
                             Neuman & Drennen, LLC

                          4643 South Ulster Street,
                                  Suite 1480
                            Denver, Colorado 80237
                                (303) 221-4700
                              Fax: (303) 694-4633

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

===========================================================================

                        CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
  Title of Each     Amount      Maximum        Maximum     Amount of
Class of Securities  To be  Offering Price    Aggregate  Registration
To be Registered  Registered Per Share (1) Offering Price     Fee
---------------------------- ------------- --------------------------

Units (each Unit
consists of one
share of Common
Stock and one
Common Stock
Purchase Warrant)  2,000,000  $3.00        $ 6,000,000  $1,500.00

Common Stock,
(including in
Units)            2,000,000        -              -            -

Common Stock
Purchase Warrants
(included in the
Units)            2,000,000        -              -            -

Common Stock
underlying
Warrants (2)      2,000,000   $6.00        $12,000,000  $    3,000

Common Stock, to
be sold by the
Selling
Shareholders      10,175,537  $3.00        $30,526,611  $ 7,631.65
                  ----------  -----        ----------   -----------

     TOTAL:                                $48,526,611  $12,131.65
                  =========   =====        ==========   ============


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)     Issuable upon exercise of the Common Stock Purchase Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EC POWER, INC.

                             CROSS-REFERENCE INDEX

 Item No. and Heading                         Location
     In Form SB-2                           in Prospectus
Registration Statement                     --------------
------------------------

1.   Forepart of the Registration       Forepart of Registration Statement
     Statement and Outside Front        and Outside Front Cover Page of
     Cover Page of Prospectus           Prospectus

2.   Inside Front and Outside Back      Inside Front and Outside Back Cover
     Cover Pages of Prospectus          Pages of Prospectus

3.   Summary and Risk Factors           Prospectus Summary; Risk Factors

4.   Use of Proceeds                    Use of Proceeds; Risk Factors

5.   Determination of Offering Price    Front Cover Page

6.   Dilution                           Dilution; Risk Factors

7.   Selling Securityholders            Selling Shareholders and Plan of
                                        Distribution

8.   Plan of Distribution               Plan of Distribution


9.   Legal Proceedings                  Business - Legal Proceedings

10.  Directors, Executive Officers,     Management
     Promoters and Controlling Persons

11.  Security Ownership of Certain      Principal Stockholders
     Beneficial Owners and Management


12.  Description of Securities           Description of Our Securities


13. Interest of Named Experts and        Legal Matters; Experts
    Counsel


14. Disclosure of SEC Position on        Management - Limitation on
    Indemnification for Securities       Directors Liability;
    Act Liabilities                      Indemnification


15. Organization Within Last             Our Background
    Five Years


16. Description of Business              Prospectus Summary; Risk Factors;
                                         Business

17. Management's Discussion and          Management's Discussion and Analysis
    or Plan of Operation                 of Financial Condition and
                                         Results of Operations; Financial
                                         Statements;Business

18. Description of Property              Business


19. Certain Relationships and            Transactions with Management and
    Related Transactions                 Others

20. Market for Common Equity and         Information about the Market for
    Related Stockholder Matters          Our Securities


21. Executive Compensation               Management - Executive Compensation

22. Financial Statements                 Financial Statements

23. Changes in and Disagreements         *
    with Accountants on Accounting
    and Financial Disclosure


* Omitted from Prospectus because Item is inapplicable or answer is in the negative

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


              SUBJECT TO COMPLETION, DATED _____________, 2001

                                 PROSPECTUS

                               EC POWER, INC.


                        2,000,000 UNITS CONSISTING OF
                    2,000,000 SHARES OF COMMON STOCK AND
             2,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     We are selling a minimum of 200,000 and a maximum of 2,000,000 Units. Each Unit shall contain one share of common stock and one common stock purchase warrant. The warrants will be exercisable at any time beginning on the date of this prospectus and expiring one year from the date of this prospectus at a price equivalent to 200% of the initial offering price of the Units. We anticipate that the public offering price of the Units will be between $2.00 and $3.00 per Unit.

     Until we have sold at least 200,000 Units, we will not accept subscriptions for any Units. All proceeds from the sale of at least the first 200,000 Units will be deposited in an interest-bearing escrow account. If we are unable to sell at least 200,000 Units before the offering ends, we will return all funds, with interest, to subscribers promptly after the end of this offering. The offering will remain open until all Units offered are sold or ___[90 days from the date of this prospectus]. We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue the offering.

     We plan to offer the Units through our officers and directors. We do not plan to use underwriters or pay any commissions.

     To date, there has been no public market for any of our securities, and our securities are not listed on any stock exchange or on the over-the-counter market. We have applied to have our common stock and the warrants listed on the Nasdaq Bulletin Board.

     By a separate prospectus, 10,175,537 shares of common stock may be offered for sale from time to time by certain selling shareholders. We will not receive any proceeds from the sale of those shares.

               INVESTING IN OUR SECURITIES INVOLVES A HIGH
               DEGREE OF RISK.  YOU SHOULD READ THE "RISK
               FACTORS" BEGINNING ON PAGE__.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                            Per UnitTotal Minimum    Total Maximum
Public offering price        $____    $              $



               The date of this prospectus is __________, 2001

                             PROSPECTUS SUMMARY

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.


ABOUT OUR COMPANY

     Please note that throughout this prospectus the words "we", "our" or "us" refer to EC Power Inc. and its wholly owned French subsidiary, Sorapec S.A., and not to any of the selling shareholders.


     We conduct our operations primarily through Sorapec, which was founded in 1974. We are a Delaware corporation.


     We are engaged in the development and manufacture of proton exchange membrane fuel cells and bi-polar nickel-zinc batteries using proprietary technology. During the past 25 years we have undertaken over 300 research contracts with corporate accounts such as Renault, Peugeot, Autosil, Electricite de France, the French state-owned utility; Commissariat d'Energie Atomique, the French atomic energy authority; Direction Generale de-Armement, the French armament agency; and others. During the past ten years, we have intensified our research and development work in proton exchange membrane fuel cells and we currently have 3 ongoing contracts supported by the French government. We are also presently working with Peugeot Motocycles (France), PML Flightlink (UK), Citelec (Belgium), and the University of Brussels to develop an electric scooter to be powered by our new nickel-zinc battery.

     Until recently we have been engaged only in research and development contracts for others, and we have no experience developing our own products. We are working on the completion of development of our own proprietary products, but we have no experience in manufacturing, and we have no contracts to sell any of our products.

     Our principal executive offices are currently located in New York, New York, at 236 West 27th Street. Our telephone number at that address is
(212) 399-6688 and our facsimile number is (212) 399-6693. In addition to our corporate office, we maintain an office and a manufacturing facility in Fontenay-sous-Bois, France, a suburb of Paris. Our telephone number in France is 01- 48-77-49-59 and our facsimile number is 01-48-77-05-31.

                             ABOUT THE OFFERING

     We are offering for sale up to 2,000,000 Units consisting of 2,000,000 shares of our common stock and 2,000,000 common stock purchase warrants, at a price of $.___ per Unit. We are offering the Units through our officers and directors and will not be using the services of an underwriter. We do not presently plan to pay any commissions on any sales of Units in our offering to broker-dealers in the United States. However, we may pay commissions on sales of the Units outside the United States.


Securities offered
     Minimum           200,000 Units
     Maximum         2,000,000 Units

Offering price       $_____ per Unit

Total offering
     Minimum          $_____________
     Maximum          $_____________

Common stock to be outstanding
     after this offering
     Minimum   10,375,537 shares (1)
     Maximum       12,175,537 shares

Use of proceeds                     Repayment of indebtedness;
                                    establishment of a pilot fuel cell
                                    stack plant; working capital; and
                                    general corporate purposes.

Term of offering                    The offering will begin on the date of
                                    this prospectus and will end 90 days
                                    from the date of this prospectus,
                                    unless all 2,000,000 Units are sold
                                    sooner.

(1) Based on 10,175,537 shares outstanding on September 30, 2000. Does not include any shares that may be issued upon exercise of the warrants that will be issued as part of the Units. Also does not include (a) 2,589,815 shares issuable upon conversion of outstanding preferred stock;
(b) 2,058,897 shares issuable upon exercise of outstanding warrants having an average exercise price of $.25 per share; (c) 555,180 shares issuable upon exercise of outstanding options having an average exercise price of $.24 per share; or (d) 300,000 shares issuable upon exercise of warrants issued in January 2001 at an exercise price of $1.00 per share.

                           SUMMARY FINANCIAL DATA

     The following financial information summarizes the more complete historical financial information enclosed in this prospectus. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we will achieve in the future.


                           SEPTEMBER 30          DECEMBER 31
                           -----------          ------------
                         2000       1999      1999       1998
                         -----      -----     -----      -----

STATEMENTS OF OPERATIONS DATA:

Sales revenue         $302,033    $393,324  $454,888   $539,036
Gross profit           143,517     190,283   258,414    417,073
Loss from operations  (687,380)   (477,387) (862,564)  (927,019)
Net (loss)            (611,039)   (459,374) (860,139)(1,013,327)
Basic and diluted
loss per share        $   (.09)   $   (.13) $   (.19)  $   (.27)
Basic and diluted
weighted average
common shares        7,608,691   3,738,073 4,485,386  3,619,945


                        SEPTEMBER 30, 2000
                        ------------------
BALANCE SHEET DATA:            ACTUAL     MINIMUM (1) MAXIMUM (2)
                               -------   ----------   -----------
Cash and cash equivalents   $  273,366   $   843,366  $ 5,218,366
Working capital (deficit)     (196,200)      373,809    4,748,800
Property and equipment, net     56,752        56,752       56,752
Total assets                   953,803     1,523,803    5,898,803
Current liabilities            872,254       872,254      872,254
Stockholders' equity
(deficit)                   $   75,531   $   645,531  $ 5,020,531


(1) Adjusted to reflect net proceeds of $445,000 from our assumed sale in this offering of 200,000 Units at an assumed offering price of $2.50 per Unit.

(2) Adjusted to reflect net proceeds of $4,945,000 from our assumed sale in this offering of 2,000,000 Units at an assumed offering price of $2.50 per Unit.

                            RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment in our securities, before deciding to invest in our common stock.

RISKS RELATING TO OUR BUSINESS
------------------------------------

OUR INDEPENDENT AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We are currently transitioning from a research and development company that has been primarily dependent on government and industry contracts to a company focusing on commercial products. For the past several years we have operated under protection of the French bankruptcy laws, and we have not achieved profitability since our fiscal year ended December 31, 1996. We expect to continue to incur net losses until we can produce sufficient revenues to cover our costs. As of September 30, 2000, we had an accumulated deficit of $2,809,508 working capital deficit of $196,191. We expect to continue to incur net losses at least through fiscal year 2002 and these losses may be substantial. To implement our business strategy, we will have to incur a high level of fixed operating expenses and we will continue to incur considerable research and development expenses and capital expenditures. Accordingly, if we are unable to generate substantial revenues and positive cash flows we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.
Based on historic cash flow and projected expenditures, management believes that if proceeds from the sale of the minimum number of shares would enable us to pursue our business plan for only five months.

     Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, regulatory developments, and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues, if any, will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

     Our independent auditors have included in their audit report an explanatory paragraph that states that our continuing losses from operations raises substantial doubt about our ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a further explanation of our financial problems.

WE WILL BE DEPENDENT ON THE PROCEEDS OF THIS OFFERING. WE WILL ALSO NEED ADDITIONAL CAPITAL.


     We are dependent on and intend to use virtually all of the net proceeds of the offering for working capital and to complete a pilot plant to manufacture fuel cell stacks. We estimate that we will need approximately $600,000 to provide our working capital and business development needs for the next twelve months; and an additional $2,000,000 to build the pilot plant and upgrade our laboratory facilities. The proceeds received from this offering may not be sufficient to enable us to proceed with our business plan. The proceeds from only the minimum offering would enable to operate for only five months without additional funds. We also owe in excess of $685,000 in short term debt to various persons, including vendors, our officers and directors, and other related parties. At least $100,000 will be used to pay in part some of our creditors, and it is possible that additional proceeds of this offering will be needed to pay some of those creditors, since we have no other assured source of funds. We do not have any commitments for any other funds outside this offering, and there can be no assurance that additional funds will be available on acceptable terms, if at all. We do not have any agreements with those creditors, including our officers and directors, concerning payment of those liabilities, and if we are unable to continue in business, we would be required to pay those obligations before any payment could be made to any shareholder, including investors in this offering. Investors should be aware that there is a substantial risk that they could lose the full amount of their investment in our securities.


IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO COMPLETE OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION PLANS, WE MAY BE REQUIRED TO LIMIT OPERATIONS IN A MANNER INCONSISTENT WITH OUR COMMERCIALIZATION PLANS.

     Our product development and commercialization schedule could be delayed if we are unable to fund our research and development activities or the development of our manufacturing capabilities. If at least $1,900,000 is received from this offering, we expect that the net proceeds and all other existing sources of capital will be sufficient to fund our activities for the next twelve months. Future capital requirements are dependent upon many factors, including, but not limited to, the amount used to fund demonstration projects and field trials, the level of government funding provided to us, the rate at which we expand production volume capabilities, and our investment in research and development. In addition to the proceeds from this offering and expected government funding, we believe it is likely that we will need additional funding to expand our manufacturing capabilities to the level where volume efficiencies can be achieved consistent with our plans to fully commercialize our products. Some of our potential strategic business partners have indicated interest in investing in us. However, additional financing may not be available and, if available, it may not be available on terms favorable to our stockholders or us. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements.

WE HAVE HAD NO PRODUCT SALES. IF WE ARE NOT ABLE TO MANUFACTURE AND COMMERCIALIZE OUR PRODUCTS IN A COST-EFFECTIVE MANNER, IT IS UNLIKELY THAT WE WILL EVER BECOME PROFITABLE.

     To date, we have derived revenues principally from research and development contracts. We have not made any sales of fuel cells or batteries except for sales of membrane-electrode assemblies and battery prototypes in limited numbers. We may not be able to produce or commercialize any of our products in a cost-effective manner, and, if produced, we may not be able to successfully market these products.

     Our product and technology development efforts are subject to unanticipated and significant delays, expenses and technical or other problems. Our success will depend upon our products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. None of our proposed products and technologies may ever be successfully developed, and even if developed, they may not actually perform as designed. Failure to develop or significant delays in the development of our products and technology would have a material adverse effect on our ability to sell our products and generate sufficient cash to achieve profitability.

     If we are able to create a market for our products, we will need to expand our manufacturing facilities. Locating and establishing new manufacturing facilities will place significant demands on our managerial, technical, financial and other resources. We will be required to make significant investments in our engineering and logistics systems and financial and management information systems and to retain, motivate and effectively manage our employees. There can be no assurance that our management skills and systems we currently have in place will enable us to implement our strategy or enable us to attract and retain skilled management and production personnel. Our failure to manage our growth effectively or to implement our strategy would have a material adverse effect on our ability to produce products and meet our contractual obligations.

     We do not have the manufacturing experience to handle large commercial requirements. We may not be able to develop manufacturing technologies and processes and expand our plant facilities to the point where they are capable of satisfying large commercial orders. Development and expansion of these technologies and processes require extensive lead times and the commitment of significant financial, engineering and human resources. We may not successfully develop the required manufacturing technologies and processes. Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet product commercialization schedule or to satisfy the requirements of our customers. We cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet our cost goals and profitability projections. Our failure to develop manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations, and financial condition.

IF WE ARE NOT ABLE TO PROTECT IMPORTANT INTELLECTUAL PROPERTY, WE WILL NOT BE ABLE TO COMPETE AGAINST LARGER COMPANIES WHO HAVE GREATER RESOURCES THAN WE.

     Proton exchange membrane fuel cell technology was first developed in the 1950s, and we do not believe we can achieve a significant proprietary position on the basic technologies used in fuel cell systems. However, our ability to compete effectively against other fuel cell companies will depend, in part, on our ability to protect our proprietary technology, systems designs, and manufacturing processes.

     We have applied for and received patents on various proprietary designs for our fuel systems and our battery systems. Our success will be largely dependent both on the legal protection that our patents and other proprietary rights may or will afford, and on the knowledge, ability, experience, and technological expertise of our employees. We claim proprietary rights in various unpatented technologies, know how, trade secrets and trademarks relating to our products and manufacturing processes.

     We do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all our patent applications are issued and are sufficiently broad, they may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

     Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our products.

     We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have, thereby harming our business prospects.

IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION, WILL BE ADVERSELY IMPACTED.

     Our future success is substantially dependent on the continued services and the performance of Dr. Guy Bronoel, who is a consultant to us. Dr. Bronoel is semi-retired, and no one in our present organization can replace him. Although we have hired two individuals to strengthen our technical team, Dr. Bronoel's experience is critical. If we lose the services of Dr. Bronoel prior to being able to train or hire a competent replacement, we will have a difficult time completing some of our research projects in a timely manner. In addition, since we are attempting to transition from a research and development company to a manufacturing company, we have little experience in manufacturing and commercial development of products.


CURRENCY EXCHANGE RATE FLUCTUATIONS TARIFF REGULATIONS, AND OTHER RISKS INHERENT IN INTERNATIONAL OPERATIONS MAY ADVERSELY IMPACT OUR OPERATING RESULTS.

     We conduct all of our operations primarily through our French subsidiary, Sorapec. Accordingly, we will be subject to the risks associated with fluctuations in currency exchange rates. For example, we expect that many of our customers will seek pricing in currencies other than the French Franc. If such other currency increases in value against the French Franc prior to payment on the contract, we would receive less on the contract than we had anticipated. Similarly, if we should order components from companies in another country, a fluctuation in the exchange rate could result in our paying more than we had anticipated. Either such event would decrease our profit margins.

     Since our financial results will be reported in US Dollar amounts, periodic changes in the exchange rate between the French Franc and the US Dollar will cause there to be changes in our operating results from quarter to quarter as a result of such fluctuations, rather than as a result of differences in our operating results from quarter to quarter. Investors will have to take such monetary adjustments into account to consistently evaluate our quarter-to-quarter results.

     We also may be subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies, which could cause a potential customer to purchase products from manufacturers in other countries, rather than from us.

OUR, EXECUTIVE OFFICERS AND DIRECTORS HAVE SUBSTANTIAL CONTROL OVER OUR AFFAIRS AND YOU WILL NOT BE ABLE TO INFLUENCE THE OUTCOME OF ANY OF OUR IMPORTANT TRANSACTIONS.


     After consummation of this offering, executive officers, and directors will have the power to, in the aggregate, direct the vote of approximately 30% of our voting securities, assuming the sale of 2,000,000 Units. Additionally, our executive officers and directors own warrants to purchase an additional 1,469,682 shares of common stock, which, if exercised, would increase their percentage ownership of our voting securities to 38% after the offering. Therefore, these persons will have the power to influence our business policies and affairs and determine the outcome of any matter submitted to a vote of our stockholders, including mergers, sales of substantially all of our assets, and changes in control. Purchasers of Units in this offering will have little ability to influence the decisions our management will make in the future. Accordingly, investors should carefully review the capabilities of the present board of directors, in whose hands the success of the company will be held.


IF A MASS MARKET FOR FUEL CELLS FAILS TO DEVELOP OR DEVELOPS MORE SLOWLY THAN WE ANTICIPATE, WE MAY NOT BE UNABLE TO RECOVER THE LOSSES WE WILL HAVE INCURRED TO DEVELOP OUR PRODUCT AND MAY BE UNABLE TO ACHIEVE PROFITABILITY.

     Fuel cell systems represent an emerging market, and we do not know whether end-users will want to use them. The development of a mass market for our systems may be impacted by many factors which are out of our control, including:

     *    the cost competitiveness of fuel cell systems;

     *    the future costs of hydrogen used by our systems;

     *    consumer reluctance to try a new product;

     *    consumer perceptions of our systems' safety;

     *    regulatory requirements; and

     * the emergence of newer, more competitive technologies and products.

     If a sufficiently large market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred and will continue to incur in the development of our products and we may never achieve profitability.

WE MAY NOT BE ABLE TO SELL OUR FUEL CELL SYSTEMS IF THEY ARE NOT COMPATIBLE WITH THE PRODUCTS OF THIRD-PARTY MANUFACTURERS OR OUR POTENTIAL CUSTOMERS.


     Our success will depend upon our ability to make our fuel cell products compatible with the products of third-party manufacturers. In addition, our mobile and portable fuel cell products will be successful only if our potential customers redesign or modify their existing products to fully incorporate our products and technologies. Our failure to make our products and technologies compatible with the products of third-party manufacturers or the failure of potential customers to redesign or make necessary modifications to their existing products to accommodate our products would cause our products to be significantly less attractive to customers.


IF OUR PROPOSED BATTERY SYSTEMS, INCLUDING THE SYSTEM WE ARE DESIGNING FOR ELECTRIC VEHICLES, IS NOT ACCEPTED BY THE MARKET, WE WILL BE ABLE TO SELL SUCH SYSTEMS.

     Because vehicles powered by internal combustion engines cause pollution, public pressure has begun to result in legislative and other mandates in Europe and Asia, and enacted or pending legislation in the United States and Asia, to promote or mandate the use of vehicles with no tailpipe emissions or reduced tailpipe emissions including two-wheel vehicles in Asia. We believe that in order to create a significant commercial market for electric vehicles in Europe and Asia it will be necessary for such public pressure to continue. In addition, we believe that in the United States government initiatives are important factors in creating an electric vehicle market. There can be no assurance that such public pressure will continue or that further legislation or other governmental initiatives will be enacted, or that current legislation will not be repealed, amended or have its implementation delayed, as has recently been the case in California; or that a different form of zero emission or low emission vehicle, or other solutions to the problem of containing emissions created by internal combustion engines, will not be invented, developed and produced, and achieve greater market acceptance than electric vehicles. The lack of a significant market for electric vehicles could have a material adverse effect on our ability to commercialize our technology. Even if a significant market for electric vehicles develops, there can be no assurance that our technology will be commercially competitive within such a market.



IF WE ARE NOT ABLE TO COMPETE SUCCESSFULLY AGAINST LARGER AND BETTER CAPITALIZED COMPANIES, WE WILL NOT ACHIEVE LONG-TERM PROFITABILITY.

     The battery industry is characterized by intense competition with a large number of companies offering or seeking to develop technology and products similar to ours. We will be subject to competition from manufacturers of traditional rechargeable batteries, such as nickel cadmium batteries, from manufacturers of rechargeable batteries with advanced technologies as well as from companies engaged in the development of batteries incorporating new technologies. We will also compete with large and small manufacturers of alkaline, lithium, carbon-zinc, seawater, high rate, and primary batteries. There can be no assurance that the we will be successful in competing with these manufacturers, many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. A number of companies with resources substantially greater than ours are pursuing the development of a wide variety of battery technologies, including nickel-zinc batteries, which are expected to compete with our technology. If other companies successfully market their batteries prior to our introduction of products, there may be a material adverse effect on our business, financial condition, and results of operations.

IF MANUFACTURERS TO WHOM WE PLAN TO MARKET OUR BATTERIES ARE NOT ABLE TO SUCCESSFULLY SELL THEIR PRODUCTS THAT INCORPORATE OUR BATTERIES, WE WILL BE UNABLE TO CONTINUE TO SELL OUR BATTERIES.

     A substantial portion of our battery business will depend upon the success of products sold by original equipment manufacturers that may use our batteries. For example, one factor determining the quantity of purchase orders we may receive from a scooter manufacturer in the future is the success of that company's electric scooter. Therefore, our success in being able to sell or license our products will be substantially dependent upon the acceptance and marketability of the manufacturer's products in the marketplace. We will be subject to many risks beyond our control that will influence the success or failure of a particular product manufactured by a manufacturer, including among others, competition faced by the manufacturer in its particular industry; market acceptance of the manufacturer's product; the engineering, sales and marketing and management capabilities of the manufacturer; technical challenges unrelated to our technology or problems faced by the manufacturer in developing its products; and the financial and other resources of the manufacturer.


PRICE INCREASES FOR RAW MATERIALS MAY ADVERSELY AFFECT OUR PROFITABILITY.


     The principal raw materials for the production of our battery products are nickel and zinc. Prices for both nickel and zinc are subject to market forces beyond our control. Our future profitability may be materially adversely affected by increased nickel and/or zinc prices to the extent we are unable to pass on higher raw material costs to its customers.



RISKS ASSOCIATED WITH THE OFFERING
----------------------------------

SINCE WE HAVE ARBITRARILY DETERMINED THE PURCHASE PRICE OF THE UNITS WITH NO INPUT FROM AN INDEPENDENT THIRD PARTY, THE PURCHASE PRICE MIGHT NOT ACCURATELY REFLECT THE VALUE OF THE UNITS.

Our board of directors has arbitrarily determined the offering price of the Units. Since no underwriter or independent third party has been involved in pricing the Units, we cannot assure you that this price accurately reflects the value of the Units or that you will be able to resell the shares or warrants contained in the Units at such price. Investors may lose all or part of their investment.

     The market price of the common stock and the warrants may decline below the initial public offering price and this decline may be significant. The value of your investment could decline due to the impact of several factors upon the market price of our common stock, including our failure to meet product development and commercialization milestones; or technological innovations by competitors or in competing technologies.

     In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may not be able to resell their shares or warrants at or above the initial public offering price.

WE DO NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; INVESTORS MAY NEVER SEE A RETURN ON THEIR INVESTMENT.

     We plan to retain earnings, if any, to provide funds for the operation and expansion of our business, and, accordingly, we have no present intention to pay any dividends on our common stock. Any payment of future cash dividends and the amounts thereof will be dependent upon our earnings, financial requirements, and other factors deemed relevant by our board of directors.

OUR MANAGEMENT WILL HAVE DISCRETIONARY AUTHORITY OVER THE USE OF PROCEEDS OF THIS OFFERING.

     Our board of directors presently plan to use the proceeds from the sale of the Units for the purposes described in the Use of Proceeds section of this prospectus. However, a number and a variety of factors may cause it to vary the use of those proceeds. Our board will have broad discretion over the use of those proceeds, and we cannot assure you that such uses will not vary substantially from our current intentions.

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK. UNLESS A TRADING MARKET DEVELOPS IN THE FUTURE, YOU MAY NOT BE ABLE TO SELL ANY OF THE SECURITIES YOU ACQUIRE IN THIS OFFERING.

There currently exists no public trading market for our common stock or the warrants, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, will have a significant impact on the market price of our securities.

We have not applied to have our shares or the warrants listed on any stock exchange or on the Nasdaq Stock Market, and we do not plan to do so in the foreseeable future. As a result, trading, if any, in our securities will be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock. Finally, depending upon several factors, including the future market price of our common stock, our securities are and may remain subject to the "penny stock" rules.

The penny stock rules regulate broker dealer practices in connection with transactions in "penny stocks." Those rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. The broker dealer must also provide the customer with certain other information and must make a special written determination that the stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities. As a result of the difficulty in complying with such rules, many broker dealers will not sell such stocks to their customers. For a more complete description of some of the requirements of the penny stock rules, see the section entitled "Information about the Market for Our Securities."

THERE MAY BE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AS A RESULT OF A SIGNIFICANT NUMBER OF SHARES BEING AVAILABLE FOR FUTURE SALE BY OUR EXISTING STOCKHOLDERS.

Future sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock from time to time. These future sales or perceptions could also impair our ability to raise additional capital through the sale of our equity securities after completion of the offering.

10,175,538 shares of common stock that are currently outstanding have been registered for sale or resale. An additional 2,589,815 shares of common stock that may be issued if shares of preferred stock are converted, will become available for sale in the public market 90 days after the date of this prospectus. If a market for our securities should develop, those shares will act as an "overhang" on the market, and will probably prevent the price of the shares from increasing.

THE TANGIBLE BOOK VALUE OF OUR COMMON STOCK WILL BE SUBSTANTIALLY LOWER THAN THE OFFERING PRICE; INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION IN THE VALUE OF THEIR INVESTMENT.

     The initial public offering price is substantially higher than the tangible book value per share of our outstanding common stock. If you purchase Units in this offering, the shares you buy will experience an immediate and substantial dilution in tangible book value per share. The shares of common stock owned by our existing stockholders will receive a material increase in their tangible book value. The dilution to investors in this offering will be approximately $2.09 per share if all 2,000,000 Units are sold. We also have outstanding warrants to purchase 2,058,897 shares of common stock, including 1,469,682 warrants owned by our Directors, with exercise prices significantly below the initial public offering price of the common stock. To the extent these warrants are exercised, there will be substantial further dilution to you as new investors in our common stock.

PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER LAWS MAY MAKE A TAKEOVER MORE DIFFICULT, WHICH COULD IMPEDE THE ABILITY OF PUBLIC STOCKHOLDERS TO BENEFIT FROM A CHANGE IN CONTROL OR CHANGE IN OUR MANAGEMENT.

     Provisions in our certificate of incorporation and by-laws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

FUTURE ISSUANCES OF OUR COMMON STOCK COULD DILUTE CURRENT SHAREHOLDERS AND ADVERSELY AFFECT THE MARKET IF IT DEVELOPS.

     We have the authority to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

WE MAY ISSUE PREFERRED STOCK THAT WOULD HAVE RIGHTS THAT ARE PREFERENTIAL TO THE RIGHTS OF THE COMMON STOCK.

An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

                         FORWARD-LOOKING STATEMENTS


     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the battery and fuel cell industries, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth under "Risk Factors." For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     - the development and commercialization schedule for our fuel cell technology and products;

     - future funding under government research and development contracts;

     - the expected cost competitiveness of our fuel cell technology and products;

     -    our intellectual property;

     -    the timing and availability of our products;

     -    our business strategy; and

     -    general economic conditions in our target markets.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.


     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offerings.

                               USE OF PROCEEDS


     The net proceeds to us from the sale of the Units, after deducting offering expenses, are expected to be approximately $445,000 if the minimum number of 200,000 Units are sold at an assumed offering price of $2.50 per Unit, or $4,945,000 if the maximum number of 2,000,000 Units are sold.

     These proceeds are intended to be utilized substantially in the dollar amounts and percentage of total proceeds set forth below.




 Application of proceeds Minimum       %        Maximum       %
------------------------ --------  ---------   --------- ----------

 Repayment of debt       $ 100,000    22.5%   $  200,000    4.0%
 Work on pilot plant       230,000    51.7%    1,800,000    36.4%
 Upgrading lab facilities   25,000    5.6%       300,000    6.0%
 Working capital and        90,000    20.2%    2,645,000    53.6%
   General Corporation
   Purposes
                         $ 445,000    100%    $4,945,000    100%

     "Repayment of Debt." Approximately $65,000 will be used to pay the remaining balance to creditors under Sorapec's reorganization. The remaining amount will be used to pay vendors.

     "Working capital" includes costs associated with the following expenditures necessary for our ongoing operations:

          rent
          utilities
          employee and officer salaries and benefits professional and consulting fees


     The amounts set forth above represent our best estimate for the use of the net proceeds of this offering in light of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional products and/or market acceptance for our products and services. Any reallocation of the net proceeds of the offering will be made at the discretion of our Board of Directors but will be in furtherance of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

     Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.


     The net proceeds from this offering, together with internally generated funds and funds on hand at the time of the offering, based on historical experience, are expected to be adequate to fund our working capital needs for at least the next 5 months if only the minimum proceeds are received, or for the next 12 months if the maximum proceeds are received.


                               DIVIDEND POLICY

     We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Our Board of Directors will determine whether any cash dividends will be declared in the future.

                               CAPITALIZATION


     The following table sets forth our capitalization as of September 30, 2000. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                      As of September 30, 2000
                                     -------------------------
                                                  As
                              Actual            Adjusted(1) (2)
                              -------           ---------------
                                        Minimum     Maximum
                                       --------     -------

Stockholders' Equity:
   Common Stock, $.001 par
value, 100,000,000 shares
authorized; 10,175,538
shares issued and outstanding
at September 30, 2000;
10,375,538 shares issued and
outstanding, as adjusted,
assuming the minimum number
of Units are sold; 12,175,538
shares issued and outstanding,
as adjusted, assuming the
maximum number of Units
are sold(1)                 $10,176   $  10,376      12,176

   Preferred Stock, $.001
par value,50,000,000 shares
authorized; 2,589,815
issued and outstanding at
September 30, 2000.          25,899      25,899      25,899

   Capital in excess of
par value                 2,831,028   3,275,828   7,774,028

   Accumulated deficit   (2,809,508) (2,809,508) (2,809,508)

   Stockholders equity      $75,531   $ 520,531        $    5,020,531



(1) Does not include shares that may be issued upon exercise of warrants to purchase 2,058,903 shares of common stock at an average exercise price of $.25 per share; options to purchase 555,180 shares of common stock at an average exercise price of $.24 per share; or warrants to purchase 300,000 shares of common stock at an exercise price of $1.00 issued in January 2001. Also does not include shares that may be issued upon exercise of the warrants that will be issued as part of the Units.

                                  DILUTION


     For the purpose of the following discussion and the tables that follow the discussion, we assume that none of the warrants that are included in the Units are exercised. Since the exercise price of the warrants exceeds the offering price of the Units, issuance of the warrants will not dilute the sale price of the Units to the investors.

     At September 30, 2000, we had a historical net tangible book value of $75,531 or $.01 per share based upon 10,175,537 shares of common stock outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net book value, meaning total assets less total liabilities, and then subtracting capitalized offering costs. If we sell all 2,000,000 Units that we are offering, of which there is no assurance, after deducting $55,000 of estimated offering expenses, the adjusted net tangible book value as of September 30, 2000, would have been $5,020,531 or $.41 per share of common stock. This represents an immediate increase in net tangible book value of $.40 per share to current stockholders and an immediate dilution of $2.09 per share to you as an investor in our offering. To the extent fewer shares are sold in the offering, the dilution to investors will be greater. The following table illustrates the per share dilution, assuming all 2,000,000 shares are sold in our offering:

     If we sell the minimum of 200,000 Units, of which there is no assurance, after deducting $55,000 of estimated offering expenses, the adjusted net tangible book value as of September 30, 2000, would have been $520,531 or $.05 per share of common stock. This represents an immediate increase in net tangible book value of $.04 per share to current stockholders and an immediate dilution of $2.45 per share to you as an investor in our offering.

     The following table illustrates the per share dilution, assuming (i) 200,000 Units are sold in our offering; and (ii) all 2,000,000 Units are sold:


                                             Minimum      Maximum
                                             -------      -------

     Assumed public offering price per
     share of common stock                   $2.50          $2.50

     Net book value per share of common
     stock before offering                   $.01           $.01

     Adjusted net book value per share
     of common stock after offering          $.05           $.41

     Increase per share of common stock
     attributable to present stockholders    $.04           $.40

     Decrease per share of common stock
     attributable to new investors           $2.45          $2.09


     These numbers do not include (a) 2,614,083 shares of common stock which we may issue under presently outstanding options and warrants; (b) 2,589,815 shares of common stock that we may issue upon exercise of preferred stock that is presently outstanding; or (c) 700,000 shares of common stock that may be issued upon exercise of additional options which may be granted under our Equity Incentive Plan.

     The following table sets forth, as of September 30, 2000, the number of shares of common stock that have been purchased, assuming for this purpose that the shares of preferred stock have been converted, the percentage of total consideration paid, and the average price per share paid by (i) our officers, directors, promoters, and affiliated persons (ii) all present stockholders; and (iii) investors purchasing Units in this offering. For the purpose of this table, it is assumed that no options or warrants have been exercised, including warrants that are issued as part of the Units.

Assuming 200,000 Units are sold:

                                                          Average
                  Shares Purchased   Total Consideration   Price
                  -----------------  -------------------  -------
                  Number    Percent   Amount    Percent  Per Share
                  -------   -------   -------   -------- --------
Affiliated
  shareholders  3,698,036    28.5%    $834,719   24.8%     $ .23
All present
  shareholders 12,765,352    98.5%  $2,867,103   85.2%     $ .22
New investors     200,000     1.5%    $500,000   14.8%     $2.50
               ----------  -------   --------- -------     -----
Total          12,965,352  100.0%   $3,367,103  100.0%     $ .26


Assuming 2,000,000 Units are sold:

                                                           Average
                 Shares Purchased   Total Consideration     Price
                 ----------------   -------------------    -------
                  Number   Percent  Amount    Percent     Per Share
                  ------   -------  ------     -------    --------
Affiliated
  shareholders   3,698,036  25.0%   $834,719    10.6%       $.23
All present
  shareholders  12,765,352  86.5% $2,867,103    36.4%       $.22
New investors    2,000,000  13.5% $5,000.000    63.6%      $2.50
                ---------- ------ ----------   ------     ------
Total           14,765,352 100.0% $7,867,103   100.0%       $.53


     The following table sets forth, as of September 30, 2000, the number of shares of common stock that have been purchased, or that may be purchased under outstanding options and warrants, assuming for this purpose that the shares of preferred stock have been converted and that such options and warrants have been exercised, the percentage of total consideration paid, and the average price per share paid by (i) our officers, directors, promoters, and affiliated persons (ii) all present shareholders; and (iii) investors purchasing Units in this offering. For the purpose of this table, it is assumed that warrants to purchase a total of 2,058,903 shares of common stock have been exercised and we have received the proceeds of such exercises totaling $512,712. It also assumes that no other warrants or options have been exercised.


Assuming 200,000 Units are sold:
                                                            Average
                  Shares Purchased     Total Consideration   Price
                  ----------------     -------------------  -------
                  Number    Percent    Amount    Percent   Per Share
                  ------    ------     ------     -------  --------

Affiliated
  shareholders   5,167,716   39.9%   $1,200,023     35.6%  $  .23
All present
  shareholders  12,765,352   98.5%   $2,867,103     85.2%  $  .22
New investors      200,000    1.6%     $500,000     14.8%  $ 2.50
                ----------  ------   ----------    ------  ------
Total           12,965,352  100.0%   $3,367,103    100.0%  $  .26



Assuming 2,000,000 Units are sold:
                                                           Average
                 Shares Purchased     Total Consideration   Price
                 ----------------     ------------------   -------
                  Number    Percent    Amount    Percent  Per Share
                  -------   -------    -------    ------- --------

Affiliated
  shareholders   5,167,716  35.0%   $1,200,023    15.3%   $  .23
All present
  shareholders  12,765,352  86.5%   $2,867,103    36.4%   $  .22
New investors    2,000,000  13.5%   $5,000.000    63.6%   $ 2.50
                ----------  -----   ----------   ------  -------
Total           14,765,352 100.0%   $7,867,103   100.0%   $  .53


                 INFORMATION ABOUT THE MARKET FOR OUR STOCK

     There currently exists no public trading market for our securities.
We do not intend to develop a public trading market until our offering has terminated. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.


     In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

                       SELECTED FINANCIAL INFORMATION


     Set forth below is our selected financial data as of and for our fiscal years ended December 31, 1999, and 1998 and as of and for the nine-month periods ended September 30, 2000, and 1999. This financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.


                           September 30          December 31
                         2000       1999      1999       1998
                         -----     ------     -----     ------
Statements of
Operations Data:

Sales revenue         $ 302,033   $ 393,324 $ 454,888  $ 539,036
Gross profit            143,517     190,283   258,414    417,073
Loss from operations  (687,380)   (477,387) (862,564)  (927,019)
Net (loss)            (611,039)   (459,374) (860,139)(1,013,327)
Basic and diluted
 loss per share       $   (.09)   $   (.13) $   (.19)  $   (.27)
Basic and diluted
 weighted average
 common shares        7,608,691   3,738,073 4,485,386  3,619,945



                        September 30, 2000
Balance Sheet Data:         Actual      Minimum (1)  Maximum (2)
                            ------      ---------     ---------
Cash and cash equivalents   $ 273,366   $   843,366   $5,218,366
Working capital (deficit)    (196,200)      373,809    4,748,809
Property and equipment, net    56,752        56,752       56,752
Total assets                  953,083     1,523,803    5,898,803
Current liabilities           872,254       872,254      872,254
Stockholders' equity
 (deficit)                  $  75,531   $   645,531   $5,020,531


(1) Adjusted to reflect net proceeds of $445,000 from our assumed sale in this offering of 200,000 Units at an assumed offering price of $2.50 per Unit.

(2) Adjusted to reflect net proceeds of $4,945,000 from our assumed sale in this offering of 2,000,000 Units at an assumed offering price of $2.50 per Unit.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements, the notes to those financial statements and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking statements that reflect our plans, estimates, intentions, expectations, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the "Risk Factors" section and contained elsewhere in this prospectus.

     EC Power, Inc. was incorporated in Delaware on March 25, 1999. On March 29, 1999, we acquired all of the membership interests of EC Power LLC for an exchange of stock. In April 1999 we merged with Neft Acquisitions, Inc., a shell corporation having no assets or operations. We became the surviving entity.

     In late 1997, the shareholders of Sorapec S.A. agreed to issue and sell to the founders of EC Power LLC 35,000 new shares representing a 90% interest in Sorapec. For accounting purposes, that transaction has been treated as an acquisition of EC Power Inc. by Sorapec and as a recapitalization of Sorapec. The historical financial statements prior to January 1, 1998, are those of Sorapec, giving effect to the acquisition as if the acquisition took place on January 1, 1997. In March 2000, we purchased additional shares of Sorapec and converted loans to Sorapec into Sorapec shares, which increased our ownership in Sorapec to 94%.

OVERVIEW


     We are engaged in the development and manufacture of proton exchange membrane fuel cells and bi-polar nickel-zinc batteries through our French subsidiary, Sorapec S.A. The technology has been developed over a period of years by Sorapec, which is considered a European leader in applied research and development in electrochemistry. During the past twenty-five years, Sorapec has been a party to over 100 patents and has undertaken over 300 research contracts for corporate accounts and government agencies such as Renault, Peugeot, Autosil, Electricite de France, the French state-owned utility, Commissariat d'Energie Atomique, the French atomic energy authority, the French armament agency, and others.

     In the proton exchange membrane fuel cell arena, we will initially manufacture proton exchange membrane fuel cell stacks for applications requiring portable power supply up to 2 kW to 5kW. A number of such applications have been identified in the oil & gas, military, back-up power, and outdoors recreation markets. Because of the large variety of end uses, we will focus on stack development and production, while our customers will integrate them into complete fuel cell systems as part of the total end use product package. Once commercial sales are being realized in the mid-range portable power markets, we plan to increase the size of our stacks to address the stationary and vehicle markets with larger power requirements.



     We are also involved in the development of an advanced battery system because we believe that some applications are more likely to be powered by batteries than other power sources, at least in the foreseeable future. We further believe that nickel-zinc, the technology that we are developing, has the potential to completely displace Nickel-Cadmium (Ni-Cd) batteries in large markets such as scooters, bicycles, cordless power tools, and other applications requiring small, high-performance, rechargeable batteries. Our immediate focus is to develop such a battery system for an electric scooter program pursued with Peugeot Motocycles (France), PML Flightlink (UK), Citelec (Belgium), and the University of Brussels in a 50% cost-share contract awarded by the EU.

     EC Power was formed to acquire a controlling interest in Sorapec S.A. and further the development of Sorapec's advanced technology in fuel cells and nickel-zinc batteries. To date, our existing stockholders in the aggregate have invested $2.3 million in cash and $603,000 in in-kind contributions (services paid in shares). Since inception, we have devoted substantially all of our resources toward the development of our proton exchange membrane fuel cell and nickel-zinc battery systems.

     We are a product development company and expect to bring our first commercial products to market in the 2002 to 2003 time frame. Through December 31, 1999, we derived most of our revenues from French and EU government research and development contracts. Substantially all of these government contracts relate to proton exchange membrane fuel cell and nickel-zinc battery research and development, and the technology developed under these contracts is directly applicable to our product development goals.

     Since inception, we have raised capital through the issuance of equity, formed co-development alliances, and entered into several consortium arrangements with potential OEM customers and contractors with specialized expertise and capabilities to support the execution of our business plan. We completed our first proton exchange membrane fuel cell stack prototypes in late 2000. We expect to manufacture our first Ni-Zn battery prototypes in early 2001. We also expect to start setting up our pilot plant in early 2001 and have pre-production manufacturing capabilities by late 2001. We do not expect significant product sales until 2003.

     From inception through September 30, 2000, we incurred losses of $2,809,508. We expect to continue to incur losses as we expand our product development and commercialization program and prepare for the commencement of manufacturing operations. We expect that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial as a result of, among other factors, the number of systems we produce and supply for internal and external testing, the related service requirements necessary to monitor those systems and potential design changes required as a result of tests. There can be no assurance that we will manufacture or sell fuel cell and/or battery systems successfully or ever achieve or sustain product revenues or profitability.


RESULTS OF OPERATIONS

COMPARISON OF THE TWELVE MONTHS ENDED DECEMBER 31, 1998 AND DECEMBER 31,
1999


     REVENUES. Through December 31, 1999, our revenues were derived mostly from cost reimbursement government contracts relating to the research and development of proton exchange membrane fuel cell and nickel-zinc battery technology. These contracts provide for the partial recovery of direct and indirect costs from the related government agency, generally requiring us to absorb from 40% to 50% of contract costs incurred. Contract revenues decreased from $539,036 for the twelve months ended December 31, 1998 to $454,888 for the twelve months ended December 31, 1999. This decrease is largely attributable to the larger percentage of our cost-share contracts in 1999 as compared to 1998. As of December 31, 1999, we had 3 ongoing government contracts which represented a backlog of approximately $ 235,000 in contract revenue over the 2000-2001 period.

     As of December 31, 1999, we also had 5 outstanding proposals, 3 of which came to grant in 2000 (see below). The 2 others are still expected to be awarded in the first quarter of 2001.



     COST OF REVENUES. Cost of contract revenues includes compensation and benefits for the engineering and related support staff, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, materials and supplies used; it does not include general overhead costs directly allocable to specific government contracts. Cost of contract revenue was $121,963 for the twelve months ended December 31, 1998 as compared to $196,474 for the twelve months ended December 31, 1999. This relative increase is largely attributable to higher material costs incurred in 1999, such costs being excluded from the basis to determine overhead allocation.

     RESEARCH AND DEVELOPMENT. Research and development expense includes direct compensation and benefits for the engineering and related staff, expenses for materials to build prototype units, fees paid to outside suppliers for subcontracted components and services, and supplies used; facility related costs and other general overhead costs. Research and development expenses as a percentage of revenues remained essentially identical for the twelve months ended December 31, 1998 (32%) and for the twelve months ended December 31, 1999 (33%).


     GENERAL AND ADMINISTRATIVE. General and administrative expense includes compensation, benefits, and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, business development, information, and legal services. General and administrative expenses remained essentially constant for the twelve months ended December 31, 1998 ($764,666) and for the twelve months ended December 31, 1999 ($771,808).

     LOSS FROM OPERATIONS. The operating loss for the twelve months ended December 31, 1999, was $862,564, compared to a loss of $ 927,019 for the twelve months ended December 31, 1998. The higher 1998 operating loss is principally due to the stock compensation recorded in 1998 which includes the promote equity granted to the founders.


COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30,
2000

     REVENUES. Through September 30, 2000, our revenues were again derived mostly from cost reimbursement government contracts relating to the research and development of proton exchange membrane fuel cell and nickel-zinc battery technology. These contracts provide for the partial recovery of direct and indirect costs from the granting government agency, generally requiring us to absorb from 40% to 50% of contract costs incurred.
Contract revenues decreased from $393,324 for the nine months ended September 30, 1999 to $302,033 for the nine months ended September 30, 2000. Half of this decrease is attributable to variations in the French Franc to Dollar exchange rate, the nine-month average rate having declined by 12.4% between 1999 and 2000. The revenue decline also reflected the lengthening of procedures involved in securing government contracts.

     As mentioned above, three of the five proposals that were outstanding on January 1st, 2000 came to grant during the year. They include: (i) a EU program (electric scooter code-named "Praze"), awarded in April 2000, (ii) a French proton exchange membrane membrane development program, awarded in May 2000, and (iii) a French proton exchange membrane electrode development program, awarded in August 2000. A fourth contract was granted in October; it concerns a submarine application of proton exchange fuel cells and it is funded by the "Fonds de Soutien des Hydrocarbures" a fund managed by the French Petroleum Institute. We ended the period with 2
outstanding proposals, also to the French ministry of industry.   Both have
successfully passed the technical review stage ("labelises"). We expect these proposals will result in contracts early in 2001. One of these contracts concerns the construction of our proton exchange membrane fuel cell pilot plant; should this contract be awarded, the French government will provide 40% financing with a long-term, interest-free loan whose principal reimbursement is conditioned upon reaching profitability. The other contract, if awarded, is a cost reimbursement contract in which the specific government agency will reimburse us for 50% of the costs we incur. As our contracts are mostly on a cost-share or reimbursable advance basis, we will report a loss on these contracts.

     We expect to continue to pursue government contracts that relate to the further development and commercialization of proton exchange membrane fuel cells and nickel-zinc batteries. Accordingly, we also expect to continue to incur losses on future government contracts awarded while developing proprietary information that we expect will enhance our ability to commercialize our proton exchange membrane fuel cell and nickel-zinc battery systems.

     We completed our first 2 self-funded fuel cell stack prototypes in late 2000. Additional prototypes will be produced in 2001 that will incorporate our new collector design (see: "Our fuel Cell Business/ Bipolar collector"). Our consortium partners will integrate these stacks in complete systems for their respective applications. They will be expected to participate in field trials and evaluations designed to test system performance, market conditions and customer preferences, including usage patterns, fuel availability, buying criteria, and regulatory matters. We intend to use this data to achieve optimal product design and speed commercialization and mass-market acceptance.

     COST OF REVENUES. Cost of contract revenues includes compensation and benefits for the engineering and related support staff, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, materials and supplies used; it does not include general overhead costs directly allocable to specific government contracts. Cost of contract revenue was $203,041 for the nine months ended September 30, 1999 as compared to $158,516 for the nine months ended September 30, 2000. As a percentage of gross revenues, these costs remain unchanged at 52%.

     We expect most of our OEM prototype customers will be willing to pay a premium for early system testing and evaluation. However, the cost to produce our prototype systems is likely to be higher than their sales price. We expect to continue to experience costs in excess of product sales until we achieve higher production levels, which we do not expect will occur until after 2004.

     RESEARCH AND DEVELOPMENT. Research and development expense relates to self-funded research and development, excluding our share of the cost of cost-shared government contracts; for such self-funded R&D, it includes direct compensation and benefits for the engineering and related staff, expenses for materials to build prototype units, fees paid to outside suppliers for subcontracted components and services, supplies used; it does not include facility related costs, and other general overhead costs. Research and development expenses remained approximately constant: $ 118,279 for the nine months ended September 30, 1999 as compared to $114,899 for the nine months ended September 30, 2000. As a percentage of revenues, they increased from 30.1% for the nine months ended September 30, 1999 as compared to 38.0% for the nine months ended September 30, 2000.

     We expect to significantly increase our spending on research and development in the future in order to accelerate the prototype production and testing program, to design our pilot-plant facilities, and to commence procurement of custom equipment. Beyond 2001, we plan to continue development activities related to performance improvements of our fuel cells and Nickel Zinc batteries, and to start planning our volume production plant.

     GENERAL AND ADMINISTRATIVE. General and administrative expense includes compensation, benefits, and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, business development, information, and legal services. General and administrative expenses increased from $549,391 for the nine months ended September 30, 1999 to $715,998 for the nine months ended September 30, 2000. The increase is principally attributable to professional services used in conjunction with our private placements and the preparation of our IPO. In 2000 also, we accrued cash compensation for our American executive instead of issuing shares to them as compensation.

     LOSS FROM OPERATIONS. The operating loss increased from $477,387 for the nine months ended September 30, 1999 to $687,380 for the nine months ended September 30, 2000. The higher operating loss in 2000 is principally due to the increase in General and administrative expense and further amplified by exchange rate considerations as explained in the revenue section.


                               OUR BACKGROUND


     Sorapec has been a contract research firm since its formation in 1974 as a French corporation. Our customers have included government agencies, military organizations, and major corporations such as battery manufacturers, automobile manufacturers, and other OEM end-users. Our applied research, testing, and problem solving activities supported us over the years and have earned us a strong position in our field in Europe. Contract research and development, however, is a cyclical business and we decided to reduce our dependency on third-party R&D outsourcing budgets by bringing to market our own proprietary products.

     In late 1997, the shareholders of Sorapec sold to EC Power, LLC, a 90% interest in Sorapec. Key employees of Sorapec held the balance of the shares. EC Power LLC had been formed to serve as a vehicle to effect this transaction. Subsequently, EC Power was restructured as a corporation in March 1999; and it was then merged with a publicly owned Delaware corporation, with EC Power the surviving corporation. See "Transactions with Management and Others" for a more detailed description of these transactions.

                                  BUSINESS

OVERVIEW


     We are engaged in the development of bi-polar nickel-zinc batteries and proton exchange membrane fuel cells. We are in completing the commercial development of several proprietary products, including bi-polar nickel-zinc batteries for selected applications and small proton exchange membrane fuel cells. We intend to commercialize our nickel-zinc batteries through manufacturing joint ventures or licensing. We intend to manufacturer our own fuel cell bi-polar battery electrodes.

     The growth of the is being fueled by the ever increasing demand for portable power sources, particularly high-performance rechargeable batteries for products such as notebook computers, cellular phones, camcorders and cordless power tools on the one hand and scooters and bicycles on the other. Furthermore, we believe that the market for electrochemical devices, including batteries and fuel cells, is going to experience an even more dramatic expansion when some of the technologies currently under development finally bring viable solutions to powering electric cars, scooters, and bicycles, providing distributed power to remote sites, and storing photo-voltaic and other forms of renewable energy. The market demand for lighter and more compact batteries to power electric scooters and bicycles is expanding rapidly and we believe that a market for our company's bi-polar nickel-zinc battery for such applications will develop commercially over the next two to three years. We plan to introduce a proprietary bi-polar nickel-zinc battery system and to license several other technologies that we believe can substantially enhance the performance of other battery systems.

     We believe that applications for small-scale fuel cell systems to generate electricity for niche markets such as remote field instrumentation (oil and gas exploration), military battlefield use, fishing boats and yachts, municipal equipment, and others, will materialize as soon as commercially viable fuel cell products are available. We intend to be in the forefront of these developments to fully capitalize upon the new opportunities.

     Recognizing the global nature of the business, the diversity of its end-user and geographic markets, and the magnitude of the industrial and marketing investments that would be required to effectively address these markets, we intend to leverage our technical assets to secure co-development funding from partners and equity interests in manufacturing joint ventures, thereby diversifying the technological risk and minimizing our capital requirements.

     We intend to establish our own manufacturing capability to produce fuel cell stacks, that is, groupings of cells to achieve the electrical characteristics required by each application. We also intend to produce from the same plant air electrodes for any future licensees of our zinc-air and lead-air technologies, because of the similarity of these electrodes with those used in proton exchange membrane fuel cells; and proprietary bi-polar electrodes for our nickel-zinc battery.


OUR FUEL CELL BUSINESS


     We began our involvement in fuel cells in 1984, when the European space agency awarded us a contract to study alkaline fuel cells for space applications. Since then, our focus has been on proton exchange membrane fuel cell technology, a field in which we have been granted a number of contracts over the years, under various European programs, by various French government agencies, and by the French Navy. This work has allowed us to gain significant expertise in the core technologies of proton exchange membrane fuel cells, membrane-electrode assemblies and collectors, both of which have a critical impact on performance and costs of fuel cells. We now intend to leverage this expertise to become a stack manufacturer.

     We have substantially reduced the cost and weight of our fuel cell stacks, such that we estimate that our current design costs are 20% less than fuel cell stacks made with "standard" industry materials. We believe that we will be able to further substantially reduce costs of our fuel cell stacks.

     The first priority for our fuel cell program is to produce prototype stacks of fuel cells in the 300 watt to 1 kilowatt power range. We completed the assemblies in late November 2000.

     We have begun work on the fabrication process of our new collector design, in cooperation with Thealec SA, which has expertise in printed circuit board manufacturing equipment. We expect to complete the first group of 6 to 12 prototype stacks incorporating all our new design features by mid 2001.

     During 2001, we plan to set up a pilot plant to produce stacks in an existing 4,000 square foot facility rented by us, adjacent to our research and development laboratories. The plant will have a production capacity of 5,000 kilowatts per annum, which we expect to meet our production volume requirements until the end of 2003. Engineering work, equipment, and facility improvements will cost an estimated $2.8 million. We are negotiating the terms of a loan from the French government to finance 40% of this cost through long-term, interest-free loans. We expect to complete the plant design and related procurement activities in the first quarter of 2001 for a target start-up date in the third quarter of 2001. This small production capacity will support our immediate needs for samples for our partners, for evaluation by potential original equipment manufacturers, and initial sales in targeted markets. We expect to move to a larger industrial facility in 2004.

     We are collaborating with two affiliates of Groupe Finuchem S.A. on a proposal to the French government to design and build the systems and equipment that will enable us to manufacture complete fuel cell stacks. Under the proposal, we will own the plant, described above, which will be sited at our existing laboratory/office facility. The other parties will serve as our engineering advisor and help design the control systems for gas, heat, and water management and mechanical sealing within the fuel cell stack; design and manufacture equipment for the automated manufacture of our proprietary collectors; and serve, at least initially while production volume is low, as the supplier of collectors to us. As production volume builds, we may bring collector production in-house.

     We anticipate that we will supply these fuel cell stacks to a systems integrator who will integrate them into complete fuel cell systems, ready for an original equipment application. This systems integration process will involve connecting various peripheral components to the stacks, such as a hydrogen generator, reformer or storage, a power conditioning module and fans.


MARKET OVERVIEW

     During the past few years, the fuel cell, first invented some 160 years ago, has undergone a resurgence. Until the 1980's, fuel cells, which convert hydrogen and oxygen directly into electricity and heat, were used only in special niches such as space technology. But with easier availability of new materials and manufacturing techniques, combined with global concerns over adverse environmental impacts of continued reliance on fossil fuels, and consequent regulations to phase in ultra low and zero emission vehicles, efforts to commercialize this technology have accelerated on an international scale.


     The automobile industry, in particular, expects that a combination of the proton exchange membrane fuel cells and electric drives will provide a more environmentally compatible alternative to the internal combustion engine. Proton exchange membrane fuel cells also have a large market potential in small-scale stationary power applications. The market for small-scale power is being driven by the trend toward distributed generation, where power is generated near or at the end user's location, thereby reducing dependence on the electric transmission and distribution grid. To the extent these end users are located in urban environments, the environmental attributes of the fuel cell are especially desirable.

     In addition, proton exchange membrane fuel cells are well suited to a number of applications where batteries are the incumbent technology, particularly where the application is remote or difficult to access. Whereas a battery's ability to produce electricity is limited to the amount of energy stored in it, a fuel cell will operate as long as it has a supply of hydrogen, just as an internal combustion engine keeps running as long as it is supplied with gasoline or diesel.


HOW FUEL CELLS WORK


     A fuel cell is a device that combines hydrogen, derived from a fuel such as natural gas, propane, methanol or gasoline, and oxygen from the air to produce electric power without combustion. The type of fuel cells that we are developing technology for consist principally of a positive and a negative electrode, separated by a membrane, the membrane electrode assembly. Each of the electrodes is coated on one side with a platinum-based catalyst. Hydrogen fuel is fed into one electrode and air enters through the other electrode. Induced by the platinum catalyst, the hydrogen molecule splits into two protons and two electrons. The electrons from the hydrogen molecule are conducted around the membrane creating an electric current. Protons from the hydrogen molecule are transported through the membrane and combine at one electrode with the electrons and oxygen from the air to form water and produce heat.

     To obtain the desired level of electric power, individual fuel cells are combined into a fuel cell stack. Increasing the number of fuel cells in a stack increases the voltage.


BIPOLAR COLLECTOR


     As the name implies, a collector collects the electrons on the surface of one electrode and distributes them to the surface of the other electrode. In a typical stack configuration, collectors are sandwiched between the positive and negative electrodes of adjacent cells. Collectors also provide the serial connections between cells, collecting electrons from one positive electrode to feed them to the negative electrode of the adjacent cell: hence their "bipolar" designation. Collectors are usually made of graphite, but because graphite collectors are thick, heavy, brittle and costly to machine, many attempts have been made to use other materials and/or fabrication methods, but each has shortcomings. In all cases, collectors remain a major factor in the overall cost and weight of the cells.

     To address these issues, we have developed a new, lower cost collector design, using a plastic plate through which stainless steel needles are inserted, using standard printed circuit board manufacturing methods. The needles are in contact with the electrodes on both sides of the plastic plate, thereby providing means to collect the electrons from the negative electrode and conducting them axially to the positive electrode of the adjacent cell. Our design provides a lighter and less expensive collector with lower electrical resistance, as well as other advantages.


TARGET MARKETS


     We intend to design fuel cells for applications falling into three size classes over several years:

     * Initially, small-scale units in the 0.3 kilowatt to 2 kilowatt range for highly specialized applications, a market that includes major participants;

     * Over the medium term, residential and commercial units of between 2 kilowatts and 10 kilowatts (medium term); and

     * Over the long term, larger units in the 30 to 80 kilowatt range for vehicle applications.

     We intend to target the small-scale units toward military and civilian applications. Military uses include jeep-mounted systems to recharge individual battery packs during military operations. Near-term commercial applications include the use of small hydrogen fueled fuel cells to generate electricity for oil and gas seismic detector applications, deep-sea underwater wellhead applications, and deep-sea underwater drones and unmanned submarines. In these specialized applications, reliability and performance are considered to be more important factors than price. in these applications the use of bottled hydrogen to provide fuel is not only permissible but also necessary. We have also had discussions with municipal users for powering street sweepers and park maintenance vehicles. A successful outcome in one or more of these applications may open opportunities elsewhere, both civilian and military. Of course, there can be no assurance that we will be able to make any sales of our small fuel cells.

     In the 2 kilowatt to 10 kilowatt range, there is a need to supply electricity to remote residential sites too costly to connect to the electricity grid. This need is obvious in the developing world. For example, the World Bank estimates some 2 billion people are without electricity altogether and another 1.5 billion have access for less than 4 hours per day. Building these larger units will be the next logical development phase, which we intend to address in cooperation with companies involved in fuel reforming technology so as to allow the use of hydrocarbon fuels such as natural gas or propane. The technology to "reform" or produce hydrogen from gas, propane and other fossil fuels for stationary uses is already available but is still quite expensive.

     We will target the largest class of our proposed fuel cell systems (30 kilowatt - 80 kilowatt) to the electric vehicle sector where a growing number of automobile manufacturers consider that fuel cells may eventually provide the best long-term solution for motive power. We intend to continue development to build these larger cells, and to be in a position to enter the market, once issues relating to reforming technology, fuel supply delivery, and fuel storage infrastructure have been resolved by the major energy and automobile companies.


COMPETITION


     A number of domestic and foreign companies are engaged in the development of fuel cells, including proton exchange membrane fuel cells, but we believe that none of the proton exchange membrane fuel cell products are yet in commercial production. Ballard Power Systems, Inc., is generally considered to be the world leader in the development of proton exchange membrane fuel cells. Ballard's products are currently being tested by most of the major automakers to develop zero-emission vehicles. During 1999, Ford and DaimlerChrysler invested a total of $1.1 billion into Ballard to spin off a new subsidiary, Xcellsis Fuel Cell Engines, which has the exclusive rights to Ballard's fuel cell technology for the automotive sector. Xcellsis is already providing prototypes for Ford's P2000 and DaimlerChrysler's NECAR 4 hydrogen-powered electric vehicle. Ballard also sells fuel cells to Nissan, GM, Honda, and Toyota - the latter three companies that also have their own fuel cell engine systems.

     While Ballard is substantially more advanced than we are in its proton exchange membrane fuel cell system development, the performance of our cells is identical to that of Ballard's, based on comparative tests performed by the French atomic energy agency. For the reasons described above, we believe that our fuel cell design has certain competitive cost advantages relative to Ballard's.

     We are aware of several public and private companies in the United States with proton exchange membrane fuel cell product offerings, including International Fuel Cells (a subsidiary of United Technologies, Inc.), Energy Partners, Proton Energy Systems, Plug Power, H Power, Electrochem, Avista Labs, General Motors, DCH Technology, Manhattan Scientifics, and DAIS-Analytics. We have also identified two companies in Europe Siemens A.G. in Germany and DeNora in Italy. In Japan, we believe that Matsushita Electric Industrial Co. Ltd., Honda, and Toyota are involved in proton exchange membrane fuel cell development.

     Although there is no shortage of companies, many of them quite large, involved in bringing PEM fuel cells to market, their proprietary position is often in areas that differ from ours. For example, in the area of MEA and collector technology, we believe that we hold a highly competitive position, evidenced to an extent by our patent portfolio. Moreover, a number of the participants in the fuel cell market represent potential strategic partners, investors, and customers for our fuel cell stacks.


RESEARCH AND DEVELOPMENT CONTRACTS


     We have been consistently invited to participate in French and European proton exchange membrane fuel cell programs, one of which was completed in May 1999 and three of which are currently in progress. The most significant program, partially funded as part of the French government's fuel cell initiative, involves the pilot plant we are building, described previously. The French government will reserve the right to use technology developed in connection with this program for defense purposes only.

KEY RELATIONSHIPS

     We plan to utilize alliances in Europe, and particularly in France to achieve leverage on our intellectual property. For instance, our long established technology co-development relationship with the French atomic energy agency is extremely valuable. In this cooperative effort, that agency's focus is on collector development, an ideal match with our main capabilities in the membrane electrode assemblies. Access to that agency's research and development apparatus will serve to accelerate the final stage of research and development and the introduction of commercial products. That agency's involvement also lends credibility to our projects and, we believe, will facilitate our entry into collaborative strategic relationships with other government entities.

     We will also seek to capitalize upon the long term and fruitful relationship we have enjoyed with the Peugeot/Renault alliance over a number of years, to co-develop an automotive fuel cell system. Faced with the threat of foreign competition in the hybrid auto arena, these automakers appear ready to accelerate their fuel cell development program.

OUR BATTERY BUSINESS


     The nickel-zinc couple has long been known to offer various advantages over other battery technologies, notably its higher energy density and much lower cost. However, until very recently, its very short life has prevented its commercial use. After five years of research, we have developed a nickel-zinc battery that resolves that problem.

     We expect to have several 6 volt - 6 ampere/hour prototypes built and tested in the first quarter of 2001. We will then be able to scale up to 36 volt - 25 ampere/hour units, the size specified in our European e-scooter contract. Initial test results are due by the end of the first quarter of 2001, and we expect full tests to be completed in the second quarter of 2001.


     In the first half of 2001, we will set up a battery prototype shop within our current research building. Since cycling batteries is a time consuming process which cannot be compressed, increasing the number of test benches and stations will allow us to run multiple tests simultaneously and therefore to accelerate the overall program. The equipment and facility improvements for the battery prototype shop will allow us to produce samples for evaluation by prospective licensees and joint venture manufacturing partners.


     Our plan is to form one or several manufacturing joint ventures with companies already well established in the battery business. While we intend to keep the manufacturing of our proprietary bipolar electrodes in-house, major battery manufacturers are better positioned to produce and sell complete batteries for specific geographic and product application segments. Towards this goal, we will first identify original equipment manufacturers interested in exploring the use of nickel-zinc batteries in their products; we will secure battery specifications from such manufacturers; and we will then produce and deliver samples for their technical evaluations. If it is too expensive to enter a specific market segment, we will consider a straight licensing arrangement for such a segment.

     We have also made innovations in the design of bipolar batteries in general, that can be utilized in all types of batteries. As applied to battery electrodes, the term "bipolar" refers to a configuration and design that provides several advantages over traditional "monopolar" electrodes. One is the uniformity of the electric field which allows: (i) a more uniform consumption of the active materials of the electrodes, thereby extending their life, and (ii) charges and discharges under high power. This design also yields substantial gains in weight, size, and manufacturing cost because the connections between electrodes are considerably simplified and the collectors are lighter.

     While we have been working on bipolar architectures, including their application to nickel-zinc batteries for several years, we have made two recent innovations that we believe will have a substantial impact on cost and will resolve a nagging production problem, namely the sealing of the batteries.


TARGET MARKETS


     A battery is an electrochemical apparatus used to store energy and release it in the form of electricity. There are two types of batteries, primary and secondary. A primary, or disposable, battery is used until discharged and then discarded. A secondary, or rechargeable, battery can, after discharge, be recharged and used again. Our nickel-zinc batteries are rechargeable.

There are many types of batteries on the market today, including lead-acid, nickel-metal-hydride, nickel-cadmium, lithium-ion, plus others that are more developmental in nature, including zinc-air and nickel-zinc. Each battery technology has unique characteristics as to cost, performance, life and toxicity.

Nickel-zinc cells offer greater storage capacity than the commonly used lead-acid and nickel-cadmium systems, and are especially suited to high power applications involving high discharge rates, for instance to provide acceleration to a vehicle. Other systems, such as nickel magnesium hydride and lithium-ion, suffer from significantly higher material costs and offer little performance advantage over nickel-zinc. Accordingly, we believe nickel-zinc has the potential to completely displace nickel-cadmium in large markets such as scooters, bicycles and hand-held power tools as well as smaller scale applications requiring small, high-performance rechargeable batteries.

     These batteries represent a $6 billion market segment, one third of which is supplied by nickel-cadmium batteries, with an annual growth rate of 7% to 11%. Such growth rate, however, does not account for the emerging electric vehicle market, starting with two-wheel vehicles, whose battery requirements are expected to add $12 billion to the size of a market segment in which bipolar nickel-zinc batteries will be a leading contender.

     We intend to target those specialized markets where nickel-zinc has major performance advantages, and where we believe we can build a profitable business without depending on the largest, most competitive segments. Our planned product offering will include:

     * Small batteries with capacities under 10 amperes/hour for portable electronic devices, for instance cellular phones or laptop computers.

     * Larger batteries with capacities over 20 amperes/hour for 2-wheel and 4-wheel electric vehicles. There is already an emerging market for electric scooters in Europe (Peugeot and Piaggio produce about 2,000 units per year for instance), and especially in Asia. We intend to initially focus on Asia where efforts to reduce pollution from vehicular traffic in cities is intense.


COMPETITION

     In the United States, we know of only one company that is developing and producing nickel-zinc batteries, namely Evercel, Inc. We believe Evercel is at an advanced stage of development of a monopolar nickel-zinc battery and that some of its products have reached the commercialization stage. We believe, however, that our design and bipolar electrode architecture could provide us with a significant competitive advantage vis-a-vis Evercel.

     In Japan, Yuasa, Sanyo Electric Co., Ltd. and Japan Storage Battery are believed to be pursuing nickel-zinc battery technology, but we believe that this work is still at the laboratory stage. In Korea, the Samsung Advanced Institute of Technology is developing nickel-zinc batteries for electric vehicle applications. However, there can be no assurance that other companies, some of which may have significantly greater resources than us, are not developing, or will not engage in the development of nickel-zinc batteries.

     Our Company's nickel-zinc batteries will also compete with more established battery technologies, including Ni-Cd, Ni-MH, and others which are produced in large quantities by major companies, and which benefit from cost advantages associated with large volume production.

RESEARCH AND DEVELOPMENT CONTRACTS

     We have been pursuing, and will continue to pursue, government contract opportunities whose scope of work relates to furthering the development of nickel-zinc systems or components of strategic value. The most significant program involves the development of an electric scooter.

     We are a member of a consortium including Peugeot Motocycles, one of the largest scooter manufacturers in Europe; PML Flightlink, a UK company that manufactures a proprietary drive system for battery-powered vehicles; Vrije Universiteit Brussel, Belgium's premier center for research on electric and hybrid vehicles; and CITILEC, an association of 60 European cities interested in the use of electric vehicles. The consortium was awarded a 3-year European Union contract that was signed during April 2000. Under the contract, the consortium will develop a zero emission electric scooter for application in urban centers. We will supply the bipolar nickel-zinc battery for the scooter.

     Each party to the consortium agreement will retain the exclusive rights to the technology it owned at the inception of the contract and to innovations it makes during the course of the contract. Should a patentable innovation be made jointly by several parties, they will share the ownership of such patent in proportion to their estimated percentage of contribution.

KEY RELATIONSHIPS

     We intend to develop relationships with established battery manufacturers once the development of our prototype battery units is further along and we receive the proceeds from this offering. We intend to seek these relationships first in Asia and India, as these are areas with the highest perceived growth rate in 2-wheel electric vehicles.

ENVIRONMENTAL, SAFETY, AND REGULATORY

     Nickel-zinc batteries are more environmentally acceptable than other commonly available rechargeable battery systems. Nickel-zinc batteries contain no cadmium, mercury, or other highly toxic materials that are difficult to dispose of under current environmental regulation. We anticipate very little waste generation due to the simple manufacturing technology utilized. There are no effluents in wastewater. Electrode materials can be reprocessed and reutilized in the process, thereby producing low levels of waste. The solvent used in the electrode production process can be reclaimed, purified, and reintroduced into the manufacturing process with low levels of waste.


CO-DEVELOPMENT RELATIONSHIPS, PARTNERS, LICENSEES

     Over the past few years, we have joined several consortia that were formed to bid on various European and/or French government research contracts related to our strategic technologies. Five of these consortia have been awarded contracts. We are expecting a successful outcome with three others, including the consortium formed in connection with our fuel cell pilot plant. Fellow members of these consortia, some of whom we have had a long-standing relationship with, represent a pool of potential strategic partners. We have begun discussions to extend our relationship beyond the scope of the consortia with several of them. We plan to seek and formalize such relationships in the next few months.

     In the fuel cell business, where we intend to largely rely on subcontractors to design and build the manufacturing plant and for custom manufacturing equipment, we will seek to expand our relationship with Finuchem and Thealec beyond the scope of our present pilot plant consortium arrangements. We also into to establish alliances with companies that already have a strong presence in the markets we plan to serve.

     In the battery business, we will seek joint venture and licensing arrangements with existing battery manufacturers for specific geographic markets and applications. This approach will reduce capital requirements and market penetration ramp-up time. Our licensing offers will typically include a front payment and royalties on sales, or a front payment and an equity participation in the manufacturing venture. On a case-by-case basis, we will give consideration to exclusive arrangements with parties enjoying a very strong market presence.

     We plan to initiate a systematic search for licensing prospects by mid 2001, at a time when we expect to have prototypes, costs, and performance data available. Consistent with our marketing plan to initially target the electric scooter and bicycle market, we will focus our search on regions with the largest potential, namely Asia and India.

     Meanwhile, we believe that our European electric scooter program will stimulate demand for our nickel-zinc batteries from European manufacturers, starting with Peugeot Motocycles, one of our consortium partners. Peugeot Motocycles is the third largest scooter manufacturer in Europe, and a leader in the nascent European electric scooter market. We believe it will be economically feasible to export batteries made in Asia to Europe and North America in view of the lower Asian manufacturing costs.

PATENTS

     We currently have eight patents that have been granted and an additional six patents that are pending or have been filed in France. We have also made filings for eight of those patents in the United States, Canada, major European countries, South Korea, and Japan. Those patents cover innovations in fuel cells, including a proton electron membrane fuel cell precursor, a bipolar collector for fuel cells, active layer for proton electron membrane fuel cells electrodes, and improvements in membrane electrode assemblies for proton electron membrane fuel cells; and in battery technology, including a method to cool bipolar batteries, improvements in nickel-zinc batteries, a bipolar electrode for alkaline batteries, a method to seal cylindrical nickel-zinc batteries, electrically rechargeable air-zinc batteries, long-life, sealed lead-air batteries, a bipolar collector for lead batteries, and improvements in nickel-zinc cells.

RESEARCH AND DEVELOPMENT

     We expect to continue to pursue government contracts that relate to the further development and commercialization of our strategic technologies, namely proton exchange membrane fuel cells and nickel-zinc batteries. During 2000, we worked on 4 such contracts, 2 of which related to fuel cell membrane development and 2 in the battery area. All but one will continue in 2001.

     We spent approximately $175,495 and $150,111 on research and development in 1998 and 1999, respectively. We expect to increase such amounts in 2001 to accelerate the prototype and production and testing programs.


FACILITIES

     Our principal executive offices are located in New York, New York, in an office we lease from Ridgewood Group International, Inc. Mr. Potter, our Chairman controls Ridgewood. We pay Ridgewood $2,000 per month, plus out-of-pocket expenses. We lease two adjacent facilities in Fontenay-sous-Bois, a suburb of Paris, France. One facility houses our offices, labs, and workshop, and consists of a total of 5,950 square feet under a lease that expires in November 2006, but which we can cancel in November 2003.
We lease the other facility, which houses various machinery for small-run production, under a lease that expires in July 2001. The rental costs for these two facilities is approximately $20,000 per quarter. We are is presently contemplating to move its offices and laboratories to a nearby facility, which will also provide adequate space for its pilot plant. We believe that the new facility will better accommodate our anticipated growth through at least July 2002.

EMPLOYEES

     As of September 30, 2000, we had a total staff of 16 employees, including Mr. Morin in the United States; and 10 full-time employees in France, consisting of 3 engineers, 4 technicians, and 3 management/administrative. In addition, we have 2 part-time employees in France and 2 part-time employees in the U.S. We consider our relations with our employees to be good.

LEGAL PROCEEDINGS

     Sorapec is operating under a Plan of Reorganization supervised by the French Bankruptcy Court until we meet our creditor repayment commitments.

     A softening market for contract research in 1996 and 1997, compounded by the cancellation of a major nickel-zinc research program in early 1997 caused Sorapec to become unable to meet its financial obligations. Accordingly, Soratec filed a voluntary bankruptcy petition with the Creteil Commercial Court on August 1, 1997. Following a hearing, the court authorized the "Redressement Judiciaire" course of action, which is similar to Chapter 11 in its objective to reorganize the business. Sorapec submitted a plan to the court in early December 1997, and the court confirmed it on February 5, 1998.

     The reorganization plan provided for the immediate repayment of all privileged creditors and the repayment in full of all other creditors in four equal payments over the following four years. Sorapec has met all of its obligations under the plan. It still has to make one installment payment of 440,000 FF (approximately $60,000) to creditors in February 2001. If available, funds from this offering will be used to immediately settle the remaining installment.


     We may from time to time be involved in legal proceedings in the ordinary course of our business. Except for the bankruptcy proceeding described above, we are not currently involved in any pending legal proceedings that, either individually or taken as a whole, could harm our business, prospects, results of operation, or financial condition.

                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

     The name, age, and position with us of each Director, executive officer and key employee is as follows:



     Name               Age    Position
     ----                      --------
     William J. Potter   52    Chairman, Chief Financial Officer, and
                               Director
     Michel L. Morin     57    Chief Executive Officer and Director
     Bernard Nicolas     65    President of Sorapec and Director
     Peter Schaedeli     58    Director
     Patrick J. Vayn     55    Director



     WILLIAM J. POTTER - CHAIRMAN, CHIEF FINANCIAL OFFICER, AND DIRECTOR. Mr. Potter co-founded EC Power in March 1999, and he has been the Chairman of our board of directors and our Chief Financial Officer since then. Mr. Potter has been the President of Ridgewood Group International Ltd., a private investment bank, and the President of its broker-dealer affiliate, Ridgewood Capital Funding, Inc. since 1989 when he founded both firms. Prior to 1989 Mr. Potter was Managing Director International for Prudential Securities and a director of various Prudential affiliates. Mr. Potter serves as Finance Committee Chairman and Director of the National Foreign Trade Council in the U.S. and he is a director of the First Australia Fund and the First Australia Prime Income Fund (AMEX listed), the First Commonwealth Fund (NYSE listed) and First Australia Prime Income Fund (TSE listed). He is an advisor and director of companies affiliated with Guardian Capital Ltd. (TSE listed) and he is on the board of several other public and private corporations. He holds an MBA from Harvard University and an AB from Colgate University.

     MICHEL L. MORIN - CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Morin is one of the co-founders of EC Power, Inc. and he has been Chief Executive Officer and one of our directors since March 1999. Mr. Morin has been Managing Director of Ridgewood Group International Ltd. since 1995. Prior to joining Ridgewood, he was Director of Corporate Development of Parsons & Whittemore, Inc., and President and Chief Executive Officer of Cencit, Inc., a high-technology R&D company. Mr. Morin has been engaged in corporate development and cross-border technology deals for over 20 years, in senior management positions, in advisory roles and as management consultant. Mr. Morin earned a French graduate degree in aeronautical engineering from E.N.S.M.A. and a Master of Science degree from M.I.T.

     BERNARD NICOLAS - PRESIDENT OF SORAPEC AND DIRECTOR. Mr. Nicolas has been Chairman and President of Sorapec since August 1998 and he has been a director of EC Power, Inc. since March 1999. He previously served as Managing Director of GIFAS, the French Aeronautics and Space Industry Association, from 1987 to 1998. Prior to joining GIFAS, he had a distinguished career in the French Air Force from which he retired with the rank of General. General Nicolas was awarded several prestigious military decorations including the Legion of Honor. He earned an engineering degree from "Ecole de l'Air", the French Air Force school, and he graduated from the French Air War College.


     PETER SCHAEDELI - DIRECTOR. Mr. Schaedeli is Chief Executive Officer and senior partner of PSM Management Service Corporation Ltd., a Swiss firm he founded in 1982 and whose activities are in management consulting, corporate finance, M&A, private equity investment and asset management services. He is also the founder and President of the Global Investors Forum in Montreux, Switzerland, and the Chairman of Aerogie.Plus AG, a Swiss holding company with interests in the renewable energy sector. From 1997 to 1982 he served on the Management Board of Intergips Holding Ltd., a division of the Schmidheiny Group. Prior to that, he assumed various management positions with Alpina Insurance Company Ltd. and KLM Royal Dutch Airlines. Mr. Schaedeli received his advanced education at the University of Lausanne and the University of St. Gallen in Switzerland.


     PATRICK VAYN - DIRECTOR. Mr. Vayn is President of Persel, a consulting firm based in Paris, France. Prior to joining Persel in July 2000, he had been President, since 1998 of Advans S.A., a management-consulting unit of Electricite de France, the French electric utility. Previously, from 1989 to 1997, Mr. Vayn was President of Interactions S.A., a venture capital firm. Prior to joining Interaction, he headed the French operations of Nife, a battery company. Mr. Vayn is a director of EC Power, Inc. A graduate from ENSIC, a French chemical engineering school, Mr. Vayn also earned a Master of Science degree from MIT and an MBA from the Harvard Business School.

     GUY BRONOEL, - SCIENTIFIC ADVISOR AND DIRECTOR OF SORAPEC, S.A. Dr. Bronoel joined Sorapec as Director of Research in 1988 and he served as Scientific Director from 1991 to 1997 when he became our Scientific Advisor on a part-time basis. Prior to joining Sorapec, he had served as Scientific Advisor to the Renault Group, and held executive positions at two CNRS (French National Scientific Research Center) laboratories: the Electrocatalyst and Electromechanical Energy Laboratory at Grenoble (1977-
1980), and the Bellevue Laboratories (1961-1977). Prior to that, since 1960, he had been the Head of the Aeronautical Laboratory of the "Ministere de l'Air". Between 1972 and 1981, Dr. Bronoel served as a Member of the Electrochemical and Hydrogen Committees of the General Delegation of the Government Direction of Scientific and Technical Research. Dr. Bronoel also held several academic positions including Professor of Electrochemical Engineering at the Polytechnique Institute of the University of Grenoble (1978-1980) and prior to that at the "Universite de Jussieu" (1976-1977). He was awarded several Academic Distinctions including the "Prix Ampere". He earned his Doctorate in Electrochemical Engineering and his PhD in Physics from "Conservatoire National des Arts et Metiers", Paris, France.

     SERGE CHAVANNE - GENERAL MANAGER OF SORAPEC S.A. Mr. Chavanne joined Sorapec in May 1995 when he took a controlling interest in the company. During the past 5 years, he has been serving as General Manager and Business Development Manager of Sorapec S.A. and he played a leading role in redefining the strategy of Sorapec. Mr. Chavanne is a high-technology entrepreneur with a background in investment banking and management consulting. He holds a graduate degree from Ecole Centrale de Paris, one of the top French engineering schools.

     JEAN-FRANCOIS FAUVARQUE has been a consultant to Sorapec S.A. since 1995; he is a professor at Conservatoire National des Arts et Metiers and Head of its Electrochemistry Department. Dr. Fauvarque is the author of over 50 peer-reviewed publications and articles, and he has been granted 15 patents. A graduate of Ecole Normale Superieure, he holds a PhD from the University of Paris.


     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of shareholders.
Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-Laws.

     Currently, we do not have standing Audit, Compensation, or Nominating Committees of the Board of Directors. We plan to form Audit and Compensation Committees when it is necessary to do so to meet listing requirements of a stock exchange or Nasdaq.

     There are no family relationships among Directors, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such.

DIRECTOR COMPENSATION


     During the fiscal year ended December 31, 1999, directors received no cash compensation. However, each director was granted 24,000 warrants for his service on our Board of Directors. The directors were also reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties. In 2000, we compensated each director for his services by issuing him 6,000 warrants for each quarter he served as a director, and an annual fee of $10,000 in cash. The 1999 and 2000 warrants are identical. They expire five years from the date they were issued, and entitle the owner to purchase one share of common stock. The warrants are exercisable at $.27 per share.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table and discussion set forth information with respect to all compensation earned by or paid to our Chief Executive Officer and Chairman and Chief Financial Officer, for all services rendered in all capacities to us and our subsidiaries for each of our last two fiscal years ended December 31, 1998 and 1999. No other executive officer received compensation in excess of $100,000. We do not have any employment agreements with any of our officers.



                                     TABLE 1
                           SUMMARY COMPENSATION TABLE


                                     Annual Compensation(1)
                                    --------------------------
                                                       Other
                                                      Annual
Name and                                              Compen-
Principal                 Year     Salary    Bonus    sation
Position                  Year       ($)      ($)     ($)(2)
---------------          -------  --------   -----   ---------
Michel Morin, CEO
                          1999        -0-      -0-      -0-
                          1998        -0-      -0-      -0-
William Potter, CFO       1999
                          1998                          -0-

------------------------------


                              (continued)
                               TABLE 1
                    SUMMARY COMPENSATION TABLE



Long Term Compensation
Awards
----------------------
                                                          All
  Restricted                                             Other
    Stock                                               Compen-
   Award(s)                 Options/                    sation
     ($)                      SARs                        ($)
  -------------          --------------             ---------------
    $ 40,000               296,519(1)                     (2)
    $106,178                   (3)                        (4)
    $ 15,000               111,258(5)                     (6)
    $106,278                   -0-                        (7)


(1) Warrants exercisable at $.27 per share until December 31, 2004. There are no restrictions on the vesting of the warrants.



(2) Mr. Morin was issued 148,148 shares of common stock, valued at $40,000, in lieu of other salary in 1999. There are no vesting or other restrictions on the shares.

(3) Warrants exercisable at $.20 per share until December 31, 2003. There are no restrictions on the vesting of the warrants.

(4) Mr. Morin was issued member ship interests in EC Power LLC, which he subsequently converted into 542,002 shares of common stock, valued at $106,178, in lieu of other salary in 1998. There are no vesting or other restrictions on the shares.

(5) Warrants exercisable at $.27 per share until December 31, 2004. There are no restrictions on the vesting of the warrants.

(6) Mr. Potter was issued 55,556 shares of common stock, valued at $15,000, in lieu of other salary in 1999. There are no vesting or other restrictions on the shares.

(7) Mr. Potter was issued membership interests in EC Power LLC, which he subsequently converted into 542,513 shares of common stock, valued at $106,278, in lieu of other salary in 1998. There are no vesting or other restrictions on the shares.


WARRANT GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock purchase warrants granted to the named executive officers during the 12-month period ending December 31, 1999.

                              Individual Grants

                                   Percent
                                  Of Total
                     Number of     Warrants
                    Securities   Granted to
                    Underlying    Employees
                     Warrants     in Fiscal   Per Share   Expiration
Name                  Granted     Year (1) Exercise Price       Date
----                ----------    -----------------------  ---------

William J. Potter      286,311        27.2%  $      .27     12/31/04
Michel Morin           296,519        45.5%  $      .27     12/31/04
Richard Thompson       185,261        28.4%  $      .27     12/31/04


(1)  Based on 651,784 warrants issued.

YEAR-END WARRANT VALUES

     No warrants were exercised by the named executive officers during the 12-month period ended December 31, 1999. The following table sets forth certain information regarding unexercised stock purchase warrants held by the named executive officers as of December 31, 1999. All of the warrants are exercisable.





                   Number of Securities
                        Underlying         Value of Unexercised
                       Unexercised             In-the-Money
                     Warrants at Fiscal     Warrants at Fiscal
     Name                Year-End               Year End(1)
     -----           -----------------       ----------------
     William Potter       458,813            $        12,075
     Michel Morin         448,096            $        10,610
     Richard Thompson     274,574            $         6,252
     Bernard Nicolas      274,063            $         8,824


(1) Based on an assumed fair market value of our common stock of $.27 per share.

EQUITY INCENTIVE PLAN

     On March 26, 1999, we adopted an Equity Incentive Plan. Pursuant to the Plan, stock options granted to eligible participants may take the form of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as incentive options, known as non-qualified stock options. As required by Section 422 of the Code, the aggregate fair market value of our common stock with respect to our incentive options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to non-qualified options. The exercise price of an incentive option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant. The Plan administrator may set the exercise price of an non-qualified option. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety-day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either our Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or our Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,000,000 shares of our common stock is reserved for issuance under the Plan.


     We issued 300,000 stock options under the plan in 1999. We have also issued a total of 255,180 non-plan options to key employees in 1998.


             LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

     Our certificate of incorporation limits the liability of a director for monetary damages for his conduct as a director, except for:

     *    Any breach of the duty of loyalty to us or our stockholders,

     * Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

     * Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.

     *    Liability under federal securities law

     The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above. These provisions does not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

     Our certificate of incorporation also provides that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents. The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 TRANSACTIONS WITH MANAGEMENT AND OTHERS

     EC Power, Inc. was incorporated on March 25, 1999. Shortly after formation, it exchanged 3,513,319 shares of its common stock for 100% of the membership interests in EC Power, LLC. EC Power LLC's sole assets were 35,000 of the 38,900 outstanding shares of Sorapec SA, or 90% of such shares; and 11,426,643 shares of Neft Acquisition Corporation, which it had acquired on March 29, 1999. For accounting purposes this transaction and prior transactions were accounted for as an acquisition of EC Power, Inc. by Sorapec. General Nicholas owned approximately 7% of Sorapec. On April 5, 1999, EC Power Inc. merged with Neft Acquisition Corp., a shell corporation, and issued Neft's shareholders, including EC Power, 1,428,571 shares of common stock, of which 1,093,965, the Neft shares owned by EC Power, became treasury shares. EC Power, Inc. was the surviving corporation in the merger. We merged with Neft in order to increase our shareholder base and in an attempt to provide possible liquidity for our shareholders.

     Mr. Nicolas owned Sorapec shares that he exchanged into 227,212 EC Power shares. Messrs. Potter, Morin, Vayn, and Thompson were members of EC Power LLC, and they exchanged their membership interests into shares of EC Power, Inc. in the transaction described above. Mr. Thompson was, until January 2000, our President and a director. Mr. Potter received 670,103 shares, Mr. Morin 542,002 shares, Mr. Vayn 279,167 shares, and Mr. Thompson 681,331 shares. Messrs Potter, Morin, Vayn, and Thompson had received 542,513, 542,002, 193,937, and 426,151 equivalent shares, respectively, for services they had rendered EC Power LLC, which services were valued at $333,931 ($.196 per share).

     Mr. Potter, other directors, and certain shareholders have loaned money to us over the past several years for the purpose of providing working capital. The loans are payable on demand and bear interest at a rate of 10% per annum. The interest is payable in shares of our common stock at the fair market value of the shares when they are issued, as determined by our board of directors. Mr. Thompson loaned EC Power LLC $10,000 in 1997 and $40,000 in 1998. In 1998 EC Power LLC issued him membership interests, which were subsequently converted into shares of our common stock in lieu of $1,345 of interest, at price equivalent to $.20 per share. In 1999, he converted $40,000 of his loan, and $1,047 in interest, into shares of our common stock at $.27 per share. He loaned an additional $29,379 to us in 2000. At September 30, 2000, we owed him $39,379.60 on those loans. Mr. Potter loaned EC Power LLC $92,141 in 1998, and we issued him membership interests in lieu of $1,094 in interest, which interests were subsequently converted into shares of our common stock, at a price equivalent to $.20 per share. In 1999 Mr. Potter loaned us an additional $66,285; he converted $50,000 of his loan into shares of common stock at $.20 per share; and $25,000 of his loan, and $8,826 in accrued interest, into common stock at $.27 per share. At September 30, 2000, we owed him $83,426 on those loans.

     In 1999 we sold 2,589,815 shares of Series A Preferred Stock to investors at a price of $.27 per share in cash and in debt forgiveness, including $40,000 of loans converted by Mr. Thompson into 148,148 shares, and $25,000 of loans converted by Mr. Potter into 92,593 of our preferred shares. We also issued those investors a total of 325,000 shares of our common stock as additional incentive for purchasing the preferred stock., including 12,500 shares to Mr. Potter and 20,000 shares to Mr. Thompson. We owe Mr. Thompson $50,925 for placement fees in connection with the sale of those shares.

     Messrs. Potter, Thompson, and Morin have served as our Chairman, President, and CEO, respectively, at no salary since we were formed through 1999. In 1998, they were paid compensation in the form of LLC membership interests that were converted into our common stock on the same basis as the other LLC interests. Mr. Morin was also issued 151,577 warrants. In 1999, they were paid compensation in the form of common shares and warrants, described below. In 1999 we also issued shares of our common stock as compensation to Messrs. Thompson (92,593 shares), Potter (55,556 shares), Morin (148,148 shares) and Nicolas (74,074 shares). The shares were valued at $.27 per share. The board also granted Mr. Thompson and Ridgewood, on behalf of Mr. Potter, bonuses in 1999 for their services. Since we did not have funds to pay the bonuses, they were accrued. Ridgewood converted that accrual into shares of common stock at $.27 per share in 1999. At September 30, 2000, we owed Mr. Thompson the amount accrued, $52,250. In 2000, we are compensating the three officers in a combination of cash and warrants. The warrants are described below.

     Each of our Directors were issued stock purchase warrants in 1998, 1999, and 2000 in consideration for loans they made to us, and/or as compensation. The warrants are identical, except for the expiration date and exercise prices. They all expire five years from the date of their issuance, and entitle the owner to purchase one share of common stock. The 1998 warrants are exercisable at $.20 per share; the 1999 warrants are exercisable at $.27 per share; and the 2000 warrants are exercisable at $.27 per share. The number of each type of warrant is described in the following table:



        Director      2000 Warrants    1999 Warrants   1998 Warrants
        --------      -------------    -------------   ------------
        Potter              39,625          286,311        172,502
        Thompson            99,000          185,261         89,313
        Morin              149,000          296,519        151,577
        Vayn                24,000                0              0
        Nicolas             76,083          148,004        126,059


     In September 2000, a French shareholder of Sorapec exchanged his Sorapec shares into 178,626 EC Power shares. Mr. Potter purchased those 178,626 shares from the shareholder for $35,000.

     During 2000, Mr. Thompson purchased 814,816 shares of common stock for $220,000.


     Most of these transactions were not approved or ratified by a majority of disinterested directors. However, we believe that they were made on terms no less favorable than could be obtained from an unaffiliated third party. The Board of Directors has determined that any future transactions with officers, directors, or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The Board of Directors will obtain independent counsel or other independent advice to assist in that determination.

     We lease our principal executive offices in New York, New York, from Ridgewood Group International, Inc. Mr. Potter, our Chairman, controls Ridgewood. We pay Ridgewood $2,000 per month, plus out-of-pocket expenses. We (or EC Power LLC) accrued payables to Ridgewood Group of $48,070 in 1999, and $18,600 in the first nine months of 2000, including, in 1999, a bonus that was granted to Mr. Potter. Mr. Potter owns Ridgewood. In 1999, Ridgewood converted $15,080 of that amount into shares of our common stock at $.20 per share, and an additional $60,241 into shares of our common stock at $.27 per share. It converted an additional $34,601 of those payables into shares of our common stock at $.27 per share in 2000. Those payables represented accrued rental and other our-of-pocket expenses Ridgewood incurred on our behalf. At September 30, 2000, we owed Ridgewood $42,574.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, information regarding the ownership of our common stock by:

          *    persons who own more than 5% of our common stock;
          *    each of our executive officers and directors; and
          *    all of our directors and executive officers as a group.

     Each person has sole voting and investment power with respect to the shares shown, except as noted.



                                          PERCENT OF CLASS (2)
                        AMOUNT AND
                         NATURE OF                AFTER     AFTER
NAME AND ADDRESS OF     BENEFICIAL     BEFORE   OFFERING  OFFERING
BENEFICIAL OWNER       OWNERSHIP(1)   OFFERING (MINIMUM) (MAXIMUM)
-------------------    ------------  ---------  --------  --------

William J. Potter(3)     1,999,530      18.6%     18.2%      15.7%
Richard M.H. Thompson(4) 2,141,069      20.0%     19.6%      16.9%
Michel L. Morin (5)      1,287,246      11.9%     11.7%      10.1%
Patrick Vayn (6)           303,167       3.0%      2.9%       2.5%
Bernard Nicolas (7)        651,849       6.2%      6.1%       5.2%
Aerogie Plus AG (8)        925,926       9.1%      8.9%       7.6%
Peter Schaedeli (9)        925,926       9.1%      8.9%       7.6%
All officers and
directors as a group
(5 persons)              5,167,718      44.0%     43.3%      37.6%




(1) Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(2) Shares and percentages beneficially owned are based upon 10,175,536 shares outstanding on September 30, 2000.

(3) Includes 203,553 shares owned by Ridgewood Group, of which Mr. Potter is the controlling shareholder; 92,593 shares underlying shares of convertible preferred stock; and 498,438 shares underlying presently exercisable warrants.

(4) Includes 148,148 shares underlying shares of convertible preferred stock; and 373,574 shares underlying presently exercisable warrants.

(5)  Includes 597,096 shares underlying presently exercisable warrants.

(6)  Includes 24,000 shares underlying presently exercisable warrants.

(7)  Includes 350,146 shares underlying presently exercisable warrants.

(8) Does not include warrants to purchase 250,000 shares of common stock acquired in January 2001.

(9) Mr. Schaedeli is a control person of Aerogie. He does not own any of our securities personally.

                        DESCRIPTION OF OUR SECURITIES

     We are authorized to issue up to 100,000,000 shares of $.001 par value common stock and 50,000,000 shares of $.01 par value preferred stock. As of September 30, 2000, 10,175,537 shares of Common Stock and 2,589,815 shares of Series A Preferred Stock were issued and outstanding, and there were approximately 1,119 shareholders of record.


UNITS

     Each Unit shall contain one share of our common stock and one warrant. The Units will not trade separately until after the offering has terminated.


COMMON STOCK

     Each holder of common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid, and non-assessable.


WARRANTS

     Each warrant will entitle the holder to purchase one share of our
common stock at a price of $   [200% of the initial Unit price] during the
one-year period commencing on the date of this prospectus. The warrants will be redeemable upon forty-five (45) days prior written notice at a redemption price of $.05 per warrant if (a) the closing high bid price of the Common Stock has exceeded $ [150% of the exercise price] for at least 20 of the 30 trading days immediately preceding the date of mailing of the notice of redemption, and (b) we have in effect a current registration statement with the Commission registering the common stock issuable upon exercise of the warrants. The warrants will contain anti-dilution provisions for stock splits, recombinations, and reorganizations.


PREFERRED STOCK

     We are authorized to issue up to 50,000,000 shares of $.01 par value preferred stock. Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

     Our Board of Directors has designated one series of Preferred Stock, Series A, and we have issued 2,589,815 shares of such series. The Series A Preferred Stock has a cumulative annual dividend of $.0135 per share and restricts the payment of dividends to holders of common stock if any preferred stock dividends are in arrears. The Series A Preferred Stock has liquidation rights of $.27 per share plus an amount equal to all accrued and unpaid dividends. Each share of Series A Preferred Stock is convertible into one share of common stock, subject to certain adjustments. Each holder of the Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock he holds of record.

     We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common shareholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION AND DELAWARE LAW

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company, New York, NY.


REPORTS TO SHAREHOLDERS

     We intend to furnish annual reports to shareholders that will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders, as we deem appropriate.


SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no public market for our common. Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

     Upon completion of the offering, we will have between 10,375,537 and 12,175,537 shares of common stock outstanding, depending on how many Units are sold in the offering. All of these shares will be freely tradeable without restriction under the Securities Act, except for any shares owned by our officers, directors, and major shareholders, which will be subject to certain resale limitations of Rule 144 promulgated under the Securities Act. Officers, directors, and certain other shareholders, who own in the aggregate a total of 5,224,790 shares have agreed with us not to sell, transfer, assign, or make any other disposition of any shares owned by them for a period of six months after the date of this prospectus.

     Further, there are outstanding warrants and options exercisable to purchase an additional 2,614,083 shares of common stock; and shares of preferred stock that are convertible into 2,589,815 shares of common stock. None of the shares of common stock issuable upon exercise of the options or warrants or upon conversion of the preferred stock will be free trading, and will be salable only under Rule 144, unless we file a registration statement to register the sale of such shares.

                         PLAN OF DISTRIBUTION

     We are offering on a best efforts basis up to 2,000,000 Units on a 200,000 minimum, 2,000,000 share maximum basis at an offering price of $ per Unit. The offering price of the Units being offered hereby was arbitrarily determined by us and is not necessarily related to our assets, book value, or financial condition. In determining the offering price and the number of Units to be offered, we considered such factors as our financial condition, our net tangible book value, limited operating history and general condition of the securities market. Accordingly, the offering price of the Units may not indicate the actual value of our securities.

     We are offering the Units to the public through our officers and directors, and will rely primarily on the efforts of William Potter, our Chairman. No sales commission will be paid to our officers and directors. We do not presently intend to use the services of any broker dealer or investment banking firm in the United States. We may also sell some of the Units to persons domiciled outside of the United States.

     Until we have sold at least 200,000 Units, we will not accept subscriptions for any Units. None of our officers, directors, or promoters will purchase Units in the offering in order to achieve the minimum offering amount. All proceeds of at least the minimum offering will be deposited in an interest bearing escrow account with Chase Manhattan Bank. If we are unable to sell at least 200,000 Units before the offering period ends, we will return all funds, with interest, to subscribers promptly after the ending of this offering. We have the right to completely or partially accept or reject any subscription for Units offered in this offering, for any reason or for no reason. The offering will remain open until all Units are sold or 90 days from the date of this prospectus. We may decide to cease selling efforts at any time prior to such date if our board of directors determines that there is a better use of funds and management time than the continuation of this offering.

     If this offering is not over-subscribed, within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable. If this offering is over-subscribed or appears likely to be over-subscribed within a reasonable time after effectiveness, we plan to allocate the Units among subscribers in our sole discretion. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 200,000 Units. After that, we could have multiple closings whenever we receive and accept subscriptions.

     Prior to effectiveness, no one may purchase any Units in this offering. Following the effectiveness of this offering, in order to purchase Units in this offering, an investor must complete, date, execute, and deliver to our escrow agent, a signed copy of our subscription agreement, together either with a check in the amount corresponding to the cost of the Units to be purchased or a wire transfer of funds for that amount. The address and wire transfer instructions for our escrow agent is indicated in the subscription agreement. Following the effectiveness of this offering, an investor can request a paper copy of the subscription agreement and prospectus by calling us, writing to us, or e-mailing us at the number or address listed in this prospectus.

     We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of this Units. Our officers and directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the Units. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

     *    He must not be subject to a statutory disqualification;

     * He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transactions;

     *    He must not be an associated person of a broker-dealer;

     * He must restrict participation to transactions involving offers and sale of the Units;

     * He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

     * He must restrict participation to written communications or responses to inquiries of potential purchasers.

     Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase Units in the offering.


     There currently exists no public trading market for our Common Stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

     Our securities may be quoted on the OTC Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.


LOCK-IN AGREEMENT

     William Potter, Michel Morin, Richard Thompson, Patrick Vayn, Bernard Nicolas and Aeorogie hold in the aggregate 5,224,790 outstanding shares of our common stock and 240,741 shares of our preferred stock and are not subject to any contractual restriction on the sale of any such shares, other than a lock-in agreement with us. Under the lock-in agreement, they have agreed not to transfer or pledge their shares of our common stock, although they retain all of their power to vote those shares, until the earlier of (a) the date that is 180 days after the effectiveness of this offering; or (b) the date all funds have been sent to investors if the offering was terminated without selling any of the Units.

                                LEGAL MATTERS


          The validity of the issuance of the shares we are offering will be passed upon for us by Neuman & Drennen, LLC, Denver, Colorado.


EXPERTS


     The audited consolidated financial statements as of and for the years ended December 31, 1999 and 1998 of EC Power, Inc. and subsidiary included herein and elsewhere in the registration statement have been audited by Kempisty & Company, independent certified public accountants, to the extent forth in their report (which describes an uncertainty as to our ability to continue as a going concern) appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.


                           ADDITIONAL INFORMATION

     We have filed a registration statement, including exhibits and schedules, with the Commission pursuant to the Securities Act with respect to this offering of our securities. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. We refer you to the registration statement fur further information about our securities, this offering, and us. Statements in this prospectus about documents filed as exhibits to the registration statement are necessarily summaries of these documents, and each of these statements is qualified in its entirety by reference to the copy o the applicable documents filed with the Commission. You may review a copy of the registration statement, including exhibits, at the Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048, or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


No dealer, salesman, or any other
person has been authorized to give
any information or to make any
representations other than those
contained in this prospectus and,
if given or made, such information
or representations must not be relied
upon as having been authorized by us.        2,000,000 Units Consisting
This prospectus does not constitute an
offer to sell or the solicitation of                     of
any offer to buy any security other
than the shares of common stock offered          2,000,000 Shares of
by this prospectus, nor does it                     Common Stock
constitute an offer to sell or                           and
solicitation of an offer to buy the                   2,000,000
shares by anyone in any jurisdiction in        Stock Purchase Warrants
which such offer or solicitation is not
authorized, or in which the person making
such offer or solicitation is not qualified
to do so, or to any person to whom it is            EC POWER INC.
unlawful to make such offer or solicitation.
Neither the delivery of this prospectus
nor any sale made hereunder shall, under       -----------------------
any circumstances, create any implication
that information contained herein is correct         PROSPECTUS
as of any time subsequent to the date hereof.

                              Page
                              ----

Prospectus Summary               3
Risk Factors                     6
Forward Looking Statements      15
Use of Proceeds                 16
Dividend Policy                 17
Capitalization                  18
Dilution                        19
Information about the Market
   for Our Securities           22
Selected Financial Data         23
Management's Discussion and
   Analysis of Financial
   Condition and Results of
  Operations                    24
Our Background                  27
Business                        28
Management                      38
Limitation on Directors'
   Liability; Indemnification   42
Transactions with Management
   and Others                   44
Principal Stockholders          46
Description of Our Securities   48
Plan of Distribution            51
Legal Matters                   52
Experts                         53
Additional Information          53
Index to Financial Statements   F1


Until _____ (90 days after the
date of this prospectus), all
dealers effecting transactions
in the registered securities,
whether or not participating in
this distribution, may be
required to deliver a prospectus.
This is in addition to the
obligation of dealers to deliver
a prospectus when acting as
underwriters and with respect to
their unsold allotments or
subscriptions.
-----------------------------------

                         EC POWER, INC.

                         CONSOLIDATED
                      FINANCIAL STATEMENTS

                      DECEMBER 31, 1999
               (AND FOR THE NINE MONTHS ENDED
               SEPTEMBER 30, 2000 - UNAUDITED)

                          EC POWER, INC.
                       FINANCIAL STATEMENTS
                        DECEMBER 31, 1999
                  (AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30,2000 - UNAUDITED)



               INDEX                              PAGE
               -----                              ----
     INDEPENDENT AUDITORS' REPORT                 F3

     CONSOLIDATED BALANCE SHEETS                  F4-F5

     CONSOLIDATED STATEMENTS OF OPERATIONS        F6

     CONSOLIDATED STATEMENTS OF CHANGES IN
       STOCKHOLDERS' DEFICIT                      F7-F9

     CONSOLIDATED STATEMENTS OF CASH FLOWS        F10-F11

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   F12-F23

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
-------------------------------------------------------------------------
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX
(212) 513-1930


                        INDEPENDENT AUDITORS' REPORT

Board of Directors
EC Power, Inc.

We have audited the accompanying consolidated balance sheet of EC Power, Inc. (the Company) as of December 31, 1999 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 1999 and December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EC Power, Inc. as of December 31, 1999 and the results of its' operations and cash flows for the years ended December 31, 1999 and December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company's recurring losses from operations and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kempisty & Company
Certified Public Accountants PC
New York, New York
May 5, 2000

                              EC POWER, INC.
                         CONSOLIDATED BALANCE SHEETS


                                  September 30,  December 31,
                                      2000           1999
                                   -----------    ------------
                                   (Unaudited)
     ASSETS
     ------
   Current Assets
        Cash and cash equivalents  $  273,366         56,039
        Accounts receivable, trade     70,008        101,560
        Other receivable              217,198        383,942
        Inventory                     115,482         43,720
                                    ---------    -----------
             Total Current Assets    676,054        585,261

   Property and equipment, net
        (Note 4)                       56,752         80,387

   Computer software                   62,313         63,474
   Deferred charges                     3,044          7,951
   Prepaid expenses                    16,741          4,585
   Deposits                           103,385        119,395
   Deferred offering cost              19,000         19,000
   Other                               16,514          8,330
                                     --------      ---------
             Total Assets          $  953,803        888,383
                                     ========       ========


   LIABILITIES AND CAPITAL
   -----------------------
Current Liabilities
   Accounts payable and accrued
    expenses                       $  335,391        684,256
   Deferred revenue                   126,927        144,207
   Due to related parties             222,130         50,925
   Loan payable                        50,000        100,000
   Stockholders' loans payable        137,806        158,426
                                   ----------      ---------
     Total Current Liabilities        872,254      1,137,814

   Commitments and contingencies            -              -
   Minority interest                    6,018              -

Stockholders' Equity (Deficit)
  (Note 11)
   Common stock, 100,000,000
     shares authorized at
     $.001 par value; issued
     and outstanding 10,175,538
     at September 30,2000,
     6,603,866 at December 31,
     1999                              10,176          6,604
   Preferred stock 50,000,000
     shares in total authorized
     at $.01 par value: Series A
     5,000,000 shares authorized,
     issued and outstanding
     2,589,815 at September 30,
     2000 and December 31, 1999        25,899         25,899
   Capital in excess of par value   2,831,028      1,898,599
   (Deficit)                      (2,809,508)    (2,146,364)
   Accumulated comprehensive
     income                           17,936        (34,169)
                                   ----------     ----------
     Stockholders' (Deficit)           75,531      (249,431)
                                   ----------     ----------

     Total Liabilities and
     Capital                       $  953,803        888,383
                                    =========      =========



                  SEE NOTES TO FINANCIAL STATEMENTS.

                               EC POWER, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                   For the Nine Months       For the Year Ended
                   Ended September 30,          December 31,
                    2000           1999          1999         1998
                   ------        ------        ------       ------
                       (Unaudited)
Sales revenues  $  302,033         $     393,324    $  454,888    $539,036

Cost of sales      158,516               203,041       196,474    121,963
                ----------               ----------    --------------------

Gross profit       143,517               190,283       258,414    417,073

General and
administrative
expenses           715,998               549,391       771,808    764,666

Stock compensation
-general and
administrative
(Note 9)                 -                     -       199,059    403,931

Research and
development        114,899               118,279       150,111    175,495
                  --------               --------      --------  --------
                   830,897               667,670     1,120,978  1,344,092

Loss from
operations       (687,380)              (477,387)     (862,564)  (927,019)

Other income and
expenses
 Interest income        8                      3           287        964
 Interest expense  (6,506)               (23,127)      (37,768)   (79,880)
                  --------               --------      --------   --------
Loss before taxes
and minority
interest         (693,878)               (500,511)    (900,045)(1,005,935)

Minority interest
share of loss       4,509                       -            -          -

Benefit (Provision)
for income taxes   26,225                   9,489       54,035     (1,780)
                  --------               --------      ---------  ----------

Net (loss)       (663,144)               (491,022)    (846,010)(1,007,715)

Other
comprehensive
income(loss)

Foreign currency
translation
adjustment          52,105               31,648        (14,129)    (5,612)
                  --------               --------      ---------  ---------

Comprehensive
 (loss)         $(611,039)         $     (459,374)  $ (860,139) $(1,013,327)
                  ========               ========     =========   ==========

Basic and
diluted (loss)
per share       $   (0.09)         $        (0.13)    $  (0.19) $    (0.27)
                  ========               ========   =========   ==========

Basic and
diluted average
shares
outstanding      7,608,691               3,738,073     4,485,386  3,691,945
                  ========               ========      =========  ==========


                     See Notes to Financial Statements.

                                 EC POWER, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                          YEAR ENDED DECEMBER 31, 1999
            (AND FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED))

                           Common Stock        Preferred Stock     Capital in
                        ($0.001 par value)    ($0.01 par value)     Excess of
                        Shares       Amount    Shares      Amount  Par Value
                       --------     ---------    ------    ------  ----------
Balance January 1,
   1998               2,936,193    $   2,936          -    $     -  $ 256,480

Proceeds from sale of
    treasury stock      894,310          894          -          -    205,954


Shares issued for
   services           1,704,603        1,705          -          -    332,226

Shares issued for
   interest expense     357,252          357          -          -     69,643

Loss for year ended
   December 31, 1998          -            -          -          -          -

Comprehensive (loss)          -            -          -          -          -
                      ----------  -----------  --------- ----------  ----------

Balance December
   31, 1998           5,892,358        5,892          0          0    864,303

Proceeds from sale of
    treasury stock            -            -          -          -     42,058

Proceeds from sale of
    preferred stock           -            -  2,126,850     21,269     552,981

Shares issued in
   settlement of loans
   payable              648,515          649    462,965      4,630     265,042

Shares issued in
   settlement of
   interest expense      93,139           93          -          -      24,168

Shares issued for
   services             375,001          375          -          -     174,684

Retirement of treasury
   stock               (405,147)        (405)         -          -     (24,637)

Loss for year ended
    December 31, 1999         -            -          -          -           -

Comprehensive (loss)          -            -          -          -           -
                      ----------  -----------  --------- ----------  ----------
Balance December
    31, 1999          6,603,866        6,604  2,589,815     25,899   1,898,599
Proceeds from sale of
    common stock      3,038,520        3,039          -          -     817,361

Shares issued in
   settlement of
   interest              30,000           30          -          -       5,970


Shares issued in
   settlement of
   loans payable        503,152          503          -          -     109,098

Loss for nine months
   ended September 30,
   2000                       -            -          -          -           -

Comprehensive income          -            -          -          -           -
                      ----------  -----------  --------- ----------  ----------
Balance September
     30, 2000        10,175,538       10,176  2,589,815     25,899   2,831,038
                     ===========  =========== ========== ==========  ==========


                               EC POWER, INC.
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                        YEAR ENDED DECEMBER 31, 1999
          (AND FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED))

                                 (Continued)

                                                    Accum-
                                                    ulated
                                                    Compre-
     Deficit               Treasury Stock            hensive
     _______            Shares       Amount         (Loss)     Total
                        ------       ------         -------    -----
     $(292,639)        915,339     $ (46,927)    $   (14,428)  $ (94,578)

             -                -            -               -     206,848

             -                -            -               -     333,931

             -                -            -               -      70,000

    (1,007,715)               -            -               -  (1,007,715)

             -                -            -          (5,612)     (5,612)
    -----------        ---------   ----------    ------------   ---------
    (1,300,354)         915,339      (46,927)        (20,040)   (497,126)

             -         (185,192)       7,944               -      50,002

             -                -            -               -     574,250

             -                -            -               -     270,321

             -                -            -               -      24,261

             -         (325,000)      13,941               -     189,000

             -         (405,147)      25,042               -           0

      (846,010)               -            -               -    (846,010)

             -                -            -         (14,129)    (14,129)
     ----------        ---------   ----------    ------------   ---------

    (2,146,364)               0            0         (34,169)   (249,431)

             -                -            -               -     820,400

             -                -            -               -       6,000

             -                -            -               -     109,601

      (663,144)               -            -               -    (663,144)

             -                -            -          52,105      52,105
    -----------        ---------   ----------    ------------   ---------
  $ (2,809,508)               0            0     $    17,936   $  75,531
    ===========       ==========   ==========    ============   =========


                     See Notes to Financial Statements.

                            EC POWER, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS

                   For the Nine Months       For the Year Ended
                   Ended September 30,          December 31,
                    2000           1999          1999         1998
                    -----        ------         -----       ------
                       (Unaudited)               (Unaudited)
Operating
Activities
-----------
Net (loss)         $(663,144)       $  (491,022) $ (846,010)   $(1,007,715)
Adjustments to
 reconcile net
 (loss) to net
 cash used by
 operating
 activities:
Depreciation and
 amortization          94,093           117,816      63,859        53,659
Expenses paid for by
 issuance of stock      6,000                 -     226,877       403,931
Changes in operating
 assets and
 liabilities:
(Increase) decrease
 in accounts
 receivable            31,552            95,439     39,144       (53,672)
(Increase) decrease
 in other
 receivables          166,744           110,229     54,290      (162,148)
(Increase) decrease
 in deferred charges    4,907            12,918     16,976        (8,490)
(Increase) decrease
 in prepaid expenses  (12,156)          (15,185)     1,863           466
(Increase) decrease
 in inventory         (71,762)          (21,458)     6,441        11,804
(Increase) decrease
 in other assets       (4,801)          (11,423)    13,395       (13,547)
(Increase) decrease
 in deposits           13,788          (112,587)  (103,335)            -
(Increase) decrease
 in deferred offering
 cost                       -                 -    (19,000)            -
Increase (decrease)
 in accounts payable,
 accrued expenses and
 other liabilities   (245,916)         (35,501)   (276,660)      302,538
Increase (decrease)
 in deferred
 revenue              (17,280)          40,592       1,267        46,441
Increase (decrease)
 in due to related
 parties              171,205            4,000     (48,071)       48,071
                    ---------          --------  ---------     ---------
Net cash (used) by
operating
activities           (526,770)        (306,182)   (868,964)     (378,662)


Investing Activities
--------------------
Investment in Neft          -          (35,500)    (46,927)           -
Purchase of fixed
 assets               (5,683)          (62,412)    (16,876)     (56,983)
                    ---------         --------     --------     ---------
Net cash (used)
 by investing
 activities           (5,683)          (97,912)   (63,803)      (56,983)

Financing Activities
--------------------
Increase (decrease)
 in shareholder
 loans               (20,620)          365,619    276,606       152,141
(Decrease) in other
 loans               (50,000)          (20,000)    80,000        20,000
Sale of common stock 820,400            50,002          -       206,848
Sale of preferred
 stocks                    -           199,250    574,250             -
Sale of Treasury
 Stock                     -                 -     57,946             -
                    --------           -------   --------      --------
Net cash provided
 by financing
 activities          749,780           594,871    988,802      378,989
                    --------           -------   --------     --------
Increase (decrease)
 in cash             217,327           190,777     56,035     (56,656)
Cash at beginning
 of period            56,039                 4          4      56,660
                     --------          -------   --------    --------
Cash at end of
 period            $  273,366       $  190,781   $ 56,039    $      4
                     ========          =======   ========     ========

Supplemental Disclosures of Cash Flow Information:

Cash paid during
 year for:
   Interest        $    6,506      $    23,127   $ 27,709    $  10,652
                    =========         ========   ========     =========
   Income taxes
   (benefits)      $  (26,225)     $    (9,489)  $(54,035)   $   2,063
                    =========          ========  ========    ===========



                         For the Nine   For the Year  For the Year
                         Months Ended           Ended        Ended
                         September 30,  December 31,  December 31,
                             2000           1999          2000
                          ----------     -----------    ----------

Supplemental Disclosures
of Cash Flow Information
------------------------
Non-cash investing and
 financing activities:

Issuance of common stock
 for services             $          -    $   189,000  $   333,931

Issuance of common stock
 for interest expense     $      6,000    $    24,261  $    70,000

Issuance of common stock
 for settlement of loans
 payable                  $    109,601    $         -  $         -

Issuance of common stock
 and preferred stock for
 settlement of loans
 payable                  $          -    $   270,321  $         -


                     SEE NOTES TO FINANCIAL STATEMENTS.

                            EC POWER, INC.

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Amounts and Disclosures at and for the Nine Months
           Ended September 30, 2000 and 1999 Are Unaudited)

NOTE 1-   DESCRIPTION OF BUSINESS

     EC Power, Inc (the "Company") was incorporated in Delaware on March 25, 1999. On March 29, 1999 the Company acquired all the membership interests of ECPower LLC for an exchange of stock.

     In April, 1999 the Company merged with Neft Acquisition Corp. ("Neft"), a shell corporation having no assets or operations. EC Power, Inc. became the surviving entity.

     The Company is engaged in the development of PEM (Proton Exchange Membrane) fuel cells and Ni-Zn batteries and performs applied research and development in electrochemistry.

     In late 1997, the shareholders of Sorapec S.A. agreed to issue and sell to the founders of EC Power, LLC. 35,000 new shares representing a 90% stake in Sorapec S.A., the balance of the shares being held by key employees.

     For accounting purposes, the acquisition has been treated as an acquisition of EC Power, Inc. by Sorapec S.A. and as a recapitalization of Sorapec S.A. The historical financial statements prior to January 1, 1998 are those of Sorapec S.A. giving effect to the acquisition as if the acquisition took place on January 1, 1997.

     In March 2000, the Company purchased additional Sorapec shares for $25,000 and converted $989,684 of loans, which increased its ownership interest in Sorapec S.A. to 94%.

Note 2-   SIGNIFICANT ACCOUNTING POLICIES

a.   PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of EC Power, Inc. and its 94% (in 2000) and 90% (in 1999) owned subsidiary Sorapec S.A. All significant intercompany accounts and transactions are eliminated in consolidation. The Sorapec S.A. minority interest had no value in 1999 since there was a deficit in Sorapec's stockholders' equity but with the recapitalization in March, 2000, a $28,681 minority interest was created. Subsidiary losses in excess of the unrelated investors' interest are charged against the Company's interest.

b.   USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.   CASH AND CASH EQUIVALENTS

     The Company generally classifies as cash equivalents all highly liquid instruments with a maturity of three months or less at the time of purchase.

d.   PROPERTY, PLANT AND EQUIPMENT

     Property and equipment are accounted for at cost and are depreciated over their estimated useful lives on a straight-line basis. Lab equipment and office furniture and equipment have estimated useful lives of five to seven years while lab improvements have estimated useful lives of five to fifteen years.

e.   RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged to operations as incurred.

f.   REVENUE RECOGNITION

     The Company recognizes revenue from product sales upon delivery to the customer. Services revenue is recognized when services are performed and billable. Deferred revenue represents the unearned Research and Development Grants given to the Company's subsidiary.

g.   INCOME TAXES

     The Company previously adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS No.109") which requires the asset and liability method of accounting for income taxes. Enacted statutory tax rates are applied to temporary differences arising from the differences in financial statement carrying amounts and the tax basis of existing assets and liabilities. Due to the uncertainty of the realization of income tax benefits, (Note 8), the adoption of SFAS 109 had no effect on the financial statements of the Company.



h.   FOREIGN CURRENCY TRANSLATION

     Asset and liability accounts are translated into U.S. dollars using exchange rates in effect at the date of the consolidated balance sheet; revenue and expense accounts are translated at average monthly exchange rates. Translation adjustments are reflected as a component of shareholders' equity.

i.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's cash represents a financial instrument as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of this financial instrument is a reasonable approximation of fair value, due to its current maturity.

j.   EARNINGS (LOSS) PER COMMON SHARE

     During 1998 the Company adopted SFAS No. 128, "Earnings Per Share"' which requires the reporting of both basic and diluted earnings per share. Net income per share-basic is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable under conversion of preferred stock and stock warrants are excluded from computations as their effect is antidilutive.

k.   COMPREHENSIVE INCOME

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires an entity to report comprehensive income and its components and increases financial reporting disclosures.

     Comprehensive income is the total of (1) net income plus (2) all other changes in net assets arising from non-owner sources. The Company has presented a statement of operations that includes other comprehensive income.

l.   INTERIM REPORTING

     The accompanying financial information as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 is unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

m.   COMPUTER SOFTWARE COSTS

     In accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company capitalized the cost of internal use software which has a useful life in excess of one year. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over a period of 3 to 5 years.

Note 3-   INVENTORY

                                    September 30,   December 31,
                                        2000            1999
                                     -----------    -----------
     Work in progress               $   115,482      $  43,720
     Raw materials                        -              -
     Finished goods                        -             -
                                    -----------      ----------
                                        115,482         43,720
                                    ===========      ==========

Note 4-   PROPERTY AND EQUIPMENT
          Equipment and leasehold consists of the
          following:

                                    September 30,   December 31,
                                        2000            1999
                                     -----------     ----------
     Lab equipment                  $   391,528      $ 454,823
     Office furniture and equipment      54,452         63,255
     Lab improvements                   191,158        222,060
     Other in progress                   12,435         14,445
                                      ----------     ---------
                                        649,573        754,583
                                       ---------     ---------

     Less: Accumulated depreciation and amortization:

     Lab equipment                      373,934        425,263
     Office furniture and equipment      46,749         53,166
     Lab improvements                   172,138        195,767
     Other in progress                    -              -
                                       ---------      ---------
                                        592,821        674,196
                                       ---------      ---------
                                    $    56,752      $   80,387
                                       =========      ========

Note 5-   LOANS PAYABLE

Loans payable were as follows:


                                       Balance         Balance
   Origination  Interest    Due     September 30,   December 31,
      Date        Rate     Date         2000*           1999
    --------     ------    -----      --------        ---------
     02/15/99  14%  Demand         $      50,000 (2)         -
     01/11/99   6% 01/10/00                    -     $  100,000 (1)
                                   -------------     -----------
                                    $     50,000     $  100,000
                                   =============     ===========


      *  Loan previously classified as stockholder loans.
     (1) The loan payable to Solar Energy Limited of $100,000 that was due on January 10, 2000 was not paid and was in default. The Company negotiated with Solar Energy Limited to convert the $50,000 of the loan into 250,000 shares of common stock of the Company. Another stockholder paid Solar Energy Limited $25,000 in exchange for 125,000 shares of common stock of the Company. The Company paid the $6,000 in interest by the issuance of 30,000 shares of common stock. The $25,000 balance became due in July 2000 and was paid when due.

     (2) The lender had originally received shares as additional interest and the loan was recorded as "stockholder loan payable" at December 31, 1999. This loan was repaid in October 2000 and the lender surrendered the additional shares to the Company for cancellation.

Note 6-STOCKHOLDERS LOANS PAYABLE


                                        September 30, December 31,
Stockholder loans payable were              2000          1999
as follows:                             ------------    -----------
Chairman of the
Board                10% Demand Loan (1)$     83,426  $      83,426
President            10% Demand Loan (1)      39,380         10,000
Other stockholders   14% Demand Loan (2)            -        50,000
Other stockholders   10% Demand Loan (1)      15,000         15,000
                                         ------------  ------------
                                       $     137,806  $     158,426
                                          ===========  ============

(1) Interest payable in shares of common stock, at $0.27 per share for 1999 and $0.27 per share for 2000.

(2) This stockholder received thirty five percent (35%) of a membership interest in EC Power LLC in 1999 as additional interest expense for their loans to the Company, but the shares were surrendered for cancellation in 2000. See Note #5.

Note 7-FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.

Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


                                          December 31, 1999
                                      Carrying
     Assets:                           Amount        Fair Value
                                    -----------     -----------
          Cash and cash equivalents $   56,039       $  56,039
          Accounts receivable          101,560         101,560
          Other receivable             383,942         383,942

                                             September 30, 2000
                                      Carrying
     Assets:                           Amount        Fair Value
                                    -----------      ----------
          Cash and cash equivalents $  273,366       $ 273,366
          Accounts receivable           70,008          70,008
          Other receivable             217,198         217,198

        The carrying amounts of cash and cash equivalents, accounts receivable and other receivable are a reasonable estimate of their fair value because of the short maturity of those instruments.

Note 8-INCOME TAXES

The provision (benefit) for income taxes consisted of the following (in thousands):


                         Nine Months ended       Year ended
                           September 30,        December 31,
                         2000       1999      1999       1998
                         -----      -----     -----      -----
   Current:
Federal tax expense   $    (99)   $    (74) $   (288)  $   (346)
State tax expense          (15)        (11)      (42)       (50)
Foreign R&D credit          26           9        54           -
   Deferred:
Federal tax expense         99          74       288        346
State tax expense           15          11        42         50
Foreign R&D credit            -          -          -          -
                     ----------   ---------  --------   --------
                      $      26   $       9 $      54  $       -
                     ==========   =========  ========   ========

     A reconciliation of differences between the statutory
U.S. federal income tax rate and the Company's effective tax rate follows:



                         Nine Months ended       Year ended     September
30,                               December 31,
                         1999       1999      1999       1998
                         -----      -----     -----      -----
Statutory federal
  income tax                34%         34%       34%        34%
State income tax-net
  of federal benefit         5%          5%        5%         5%
Valuation allowance        -39%        -39%      -39%       -39%
                       --------    --------   -------    -------
                             0%          0%        0%         0%
                       ========    ========   =======    =======

The components of deferred tax assets and liabilities were as follows (in thousands):

                                  September       December
   Deferred tax assets:           30, 2000        31, 1999
                                 ----------       ---------
   Net operating loss
    carryforward               $        900      $       786
   Total deferred tax assets            900              786
   Valuation allowance                 (900)            (786)
                               -------------     ------------
   Net deferred tax assets     $          -      $         -
                               =============     ============


   SFAS No, 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At September 30, 2000 and December 31, 1999, a valuation allowance for the full amount of the net deferred tax asset was recorded because of continuing losses and uncertainties as to the amount of taxable income that would be generated in future years.

   The Company recognized a loss for the period ended September 30, 2000 and for the year ended December 31, 1999. The amount of available additional net operating loss carryforwards are approximately $114,000 for 2000, $375,000 for 1999 and $464,000 for 1998. The net operating loss carryforwards, if not utilized, will expire in the years 2013 through 2020. The net operating loss of the Company's foreign subsidiary may not be used to offset any income earned by the Company. Additionally the foreign subsidiary is claiming all refundable income tax credits resulting from its operating losses.

Note 9-RELATED PARTY TRANSACTIONS

   The Chairman of the Board and stockholder of the Company loaned money to the Company for the purpose of providing working capital. The loan is payable on demand and bears interest at a rate of 10% per annum. The interest is payable in shares of the Company's common stock. As of September 30, 2000 and December 31, 1999, the Company owed a balance of approximately $83,000 to its Chairman of the Board. Additionally, other officers and stockholders of the Company loaned money to the Company for the purpose of providing working capital. These loans bear interest at a rate of 10% per annum that is payable in cash or in shares of the Company stock.

   During 2000, the President purchased 814,816 shares of common stock for $220,000. Other stockholders purchased 2,223,704 shares of common stock for $600,400. In addition, the Company issued 250,000 shares of common stock to settle $50,000 of loans payable and issued 125,000 shares of common stock to another stockholder who paid $25,000 directly to the lender. The Company issued 30,000 shares of common stock to pay the interest due on the above loan. A company controlled by the Chairman of the Board converted $34,601 of loans for 128,152 shares of common stock.

   During 1999, the Chairman of the Board converted $50,000 of loans into 250,000 shares of common stock and $25,000 of loans into 92,593 shares of preferred stock. In addition, a corporation controlled by the Chairman of the Board converted $15,080 and $60,241 of accounts payable into 75,400 and 223,114 shares of common stock, respectively. The President of the Company converted $40,000 of loans into 148,148 shares of preferred stock. Two other shareholders converted $20,000 of loans into 100,000 shares of common stock.

   In 1999, the Chairman of the Board and the President received 12,500 shares and 20,000 shares respectively of common stock as a fee for their conversion of loans into preferred stock. The common stock was valued at $3,375 and $5,400, respectively.

   During 1998, EC Power, LLC issued to its officers a membership interest for services rendered by those officers. The LLC interest was converted to shares of EC Power, Inc. common stock and distributed to the following officers of the Company who formerly were officers of the LLC.


                                       Shares       Valued at
                                      --------     ----------
     Chairman of the Board            542,513      $ 106,278
     President                        426,151         83,483
     Chief Executive Officer          542,002        106,178
     Director                         193,937         37,992
                                    ---------      ---------
                                    1,704,603      $ 333,931
                                    =========      =========

     Also, during 1998, EC Power, LLC issued membership interests for interest expense to stockholders of the Company which were converted to shares of common stock by the stockholders.

                                      357,252      $   70,000
                                     =========     ==========

     During 1999, the Company issued shares of common stock for the payment of interest expense to the following officers and stockholders of the
     Company:



                                       Shares      Valued at
                                       -------     ---------
     Chairman of the Board             38,160      $  9,918
     President                         10,607         2,392
     Other stockholders                 7,116         1,892
                                      --------     --------
                                       55,883      $ 14,202
                                     ========      ========


     In 1999, the Company issued shares of common stock for the payment of compensation to the following officers and stockholders of the
     Company:



                                       Shares       Valued at
                                      --------     ---------
     Chairman of the Board             55,556      $ 15,000
     President                         92,593        25,000
     Chief Executive Officer          148,148        40,000
     Director & President of
      Sorapec SA                       74,074        20,000
                                     --------      --------
                                      370,371      $100,000
                                     ========      ========

     In 2000, 1999 and 1998, the Company issued warrants to purchase common stock of the Company at $0.27, $0.27 and $0.20 per share, respectively, to the following officers and stockholders of the
     Company:


                             2000       1999          1998
                           Warrants   Warrants      Warrants
                           --------   --------      --------
   Chairman of the Board    39,625    286,311       172,502
   President                99,000    185,261        89,313
   Chief Executive Officer 149,000       296,519      151,577
   Director                 76,083    148,004       126,059
                           --------   --------     ---------
                           363,708    916,095       539,451
                           =======    =======      ========

   The President of the Company is due $50,925 for placement fees in 1999.

Note 10-COMMITMENTS AND CONTINGENCIES
   Cash flows from operating activities are insufficient to meet the Company's cash flow requirements. The Company is extremely dependent on its majority stockholders contributing capital and outside financing to enable the Company to continue operating. The majority stockholders of the Company intend to finance the Company until the Company can generate sufficient cash flows to maintain itself.

Note 11-STOCKHOLDERS' EQUITY

   Prior to incorporation, EC Power, LLC had issued 6.884 membership interests and owned 22,255 of the 38,900 shares outstanding of Sorapec S.A. ("Sorapec"). 3,900 of Sorapec shares were owned by employees and the remaining 12,745 were held by other investors who were committed to exchange the shares for an additional 2.913 membership interest in EC Power, LLC, bringing the total membership interest to 9.797.

   In November 1997, the shareholders of Sorapec agreed to issue and sell to the founders of EC Power, LLC. 35,000 new shares representing a 90% stake in Sorapec, the balance of the shares being held by key employees. To facilitate this, Sorapec effected a reorganization, thereby reducing its outstanding shares to 3,900 with corresponding reduction in capital of $649,990 and deficit of $703,504. The issuance of 35,000 new shares to EC Power, LLC was effected in two equal transactions in March 1998 and September 1998, resulting in a net capital increase of approximately $530,000.

   In March 2000 EC Power, Inc. purchased new shares in Sorapec S.A. for $25,000 and converted $989,684 of loans for new shares, thereby increasing their ownership interest in Sorapec to 94%.

   During 2000, the Company sold 3,038,520 shares of common stock to some of its stockholders for $820,400. The Company also issued 503,152 shares of common stock to settle $109,601 in loans and 30,000 shares of common stock to settle $6,000in interest expense.

   EC POWER, INC. SHARES ISSUED IN EXCHANGE FOR MEMBERSHIP INTERESTS:

   Following the incorporation of EC Power, Inc. on March 25, 1999, with authorized capital stock consisting of 100,000,000 shares of $0.001 par value common stock, the Company authorized the issuance of 4,999,933 shares to be exchanged against the 9.797 Membership interests (6.884 + 2.913) held by all Members following conversion, on the basis of 510.360 shares of EC Power, Inc. per interest, pro rata. For accounting purposes this transaction and the prior transactions are accounted for as an acquisition of EC Power, Inc. by Sorapec. The historical financial statements presented are restated to reflect the acquisition as if it took place on January 1, 1997. The Company issued 1,451,464 shares of common stock in March,2000 to the former stockholders of Sorapec . In September, 2000, one of Sorapec's former stockholders sold 178,626 shares of the Company's stock to the Chairman of the Board of EC Power, Inc.

   NEFT ACQUISITION CORP.

   Neft Acquisition Corp. ("Neft") was incorporated in Delaware in October 1997 and never had any business operations prior to the merger with EC Power, Inc. As of March 30, 1999, Neft had 1,081 stockholders of record, no assets and no liabilities. The authorized capital stock of Neft consisted of 20,000,000 shares of $0.001 par value common stock, of which 8,573,337 was validly issued and outstanding. On March 22, 1999, seven stockholders of Neft agreed to sell a total of 6,858,670 shares to EC Power, Inc. for an aggregate amount of $35,500. On March 26, 1999,the Board of directors of Neft and the holders of a majority of Neft shares (EC Power, Inc.) approved the issuance and sale, to EC Power, Inc., of 11,426,663 new Neft shares for $11,427. Following approval by the Board of Directors of both Neft and EC Power, Inc., Neft was then merged with and into EC Power, Inc. The effective date of the merger was April 5, 1999. As a result of the merger, EC Power, Inc. was the surviving corporation and Neft ceased to exist as a separate corporate entity. The investment in Neft by EC Power, Inc. caused a reduction in EC Power, Inc.'s capital of $46,927.

   Under the terms of the merger, all stockholders of Neft are entitled to receive one share of EC Power, Inc. common stock for every fourteen shares of Neft common stock owned. Accordingly, EC Power, Inc. issued 1,428,571 shares to the Neft stockholders in exchange for their Neft shares. This transaction created 1,093,965 shares of Treasury Stock. The Company then sold 185,192 shares of common stock from the Treasury for gross proceeds of $50,002.

   In connection with the issuance of the convertible preferred stock, the Company issued 325,000 shares of common stock from the Treasury valued at $87,750 as additional consideration for purchasing the preferred stock. At the year end, the Company retired the balance of 583,773 shares of Treasury Stock.

   In 1998, EC Power, LLC ("LLC") issued 3.34 membership interest in LLC to the promoters of LLC for services. This interest was converted to 1,704,603 shares of common stock of the Company.

   Also, in 1998, LLC issued .70 membership interest in LLC for interest expense. This converted to 357,252 shares of common stock of the Company.

   In 1999 the Company issued 648,515 shares of common stock to pay $145,321 of loans payable and 55,883 shares of common stock in payment of $14,202 of interest expense.

   The Company also issued 375,001 and 37,256 shares of common stock for compensation and additional interest valued at $101,250 and $10,059, respectively.

   SERIES A CONVERTIBLE PREFERRED STOCK

   In June 1999, the Company authorized 5,000,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"), $0.01 par value. The Preferred Stock has a cumulative annual dividend of $0.0135 per share and restricts the payment of dividends to holders of Common Stock if any Preferred Stock dividends are in arrears. The Series A Convertible Preferred Stock has liquidation rights of $0.27 per share plus an amount equal to all accrued and unpaid dividends.

   Stockholders of both common and preferred Stock have equal voting rights.

   The preferred stock is convertible into common stock of the Company at the rate of one share of preferred stock for each share of common stock subject to certain adjustments.

   PRIVATE PLACEMENT OF SERIES A CONVERTIBLE PREFERRED SHARES

   During 1999 the Company sold in a private placement 2,126,850 shares of Series A Convertible Preferred Stock at $0.27 per share for gross proceeds of $574,250.

   The Company also issued 462,965 shares of the Series A Convertible Preferred Stock for payment of a $125,000 loan.

   See Note 9 Related Party Transactions.

   COMMON STOCK WARRANTS

   During 1999, warrants to purchase 1,054,169 shares of common stock at $0.27 were granted. The exercise price was equal to the current market price of the stock on the date issued. All warrants expire five years after the date of issue, if not exercised. Warrants to purchase 2,058,903 shares of common stock were exercisable at June 30, 2000. The per share exercise prices of these warrants are as follows at December 31, 1999 and September 30, 2000:



           Year of                     Exercise        Year of
            Issue        Shares          Price       Expiration
          --------      --------       --------      ----------
            1998          617,026        0.20           2003
            1999        1,054,169        0.27           2004
            2000          387,708        0.27           2005
                      -----------
                        2,058,903
                      ===========



   The following is a summary of
   warrant transactions:          September 30,  December 31,
                                      2000           1999
                                   -----------     ---------
   Outstanding at beginning of
    period                          1,671,195        617,026
   Granted during the period          387,708      1,054,169
                                  -----------     ----------
   Outstanding and eligible
    for exercise                    2,058,903      1,671,195
                                  ===========     ==========

Note 12-GOING CONCERN MATTERS

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 1998, 1999 and the nine months ended September 30, 2000, the Company incurred losses from operations of $1,007,715, $846,010 and $663,144, respectively and generated negative cash flows from operations of $378,662, $868,964 and $526,770 respectively. Additionally, the Company is financing operations with short term demand notes which if called would have an adverse effect on company operations. These factors indicate that the Company will be unable to continue as a going concern.

     The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing or refinancing as may be required to ultimately attain profitability. The Company is also actively pursuing additional equity financing through stock sales and when necessary, management has lent the Company money for working capital.

Note 13-COMPREHENSIVE INCOME (LOSS)
     Accumulated other comprehensive income (loss) consists of the following:


                           September 30,        December 31,
                         2000       1999      1999       1998
                         -----     ------    ------     ------
   Foreign currency
    translation
    adjustment        $  52,105   $  31,648 $(14,129)  $ (5,612)
                      =========   ========= =========  =========


   A summary of the components of other comprehensive income (loss) for the nine months ended September 30, 2000 and 1999 is as follows (unaudited):


                             Before-Tax     Income     After-Tax
                               Amount         Tax       Amount
                              --------      ------     --------
      September 30, 2000
      ------------------
   Net foreign currency
     translation            $    52,105  $         -  $   52,105
                           ------------   ---------- -----------
   Other comprehensive
     income                 $    52,105  $         -  $   52,105
                           ============   ========== ===========

                             Before-Tax     Income     After-Tax
                               Amount         Tax       Amount
                              ---------      -------    --------
      September 30, 1999
      ------------------
   Net foreign currency
       translation          $    31,648  $         -  $   31,648
                           ------------   ----------  ----------
   Other comprehensive
       income               $    31,648  $         -  $   31,648
                           ============   ==========  ==========

   A summary of the components of other comprehensive income (loss) for the years ended December 31, 1999 and 1998 is as follows:

                             Before-Tax     Income     After-Tax
                               Amount         Tax       Amount
                              ---------       ------ -----------
      December 31, 1999
      -----------------
   Net foreign currency
     translation            $  (14,129)  $         -  $ (14,129)
                           ------------  ----------- -----------
   Other comprehensive
     income                 $  (14,129)  $         -  $ (14,129)
                           ============  =========== ===========

                             Before-Tax     Income     After-Tax
                               Amount         Tax       Amount
                            ------------  ----------   --------
      December 31, 1998
      -----------------
   Net foreign currency
     translation            $   (5,612)  $         -  $  (5,612)
                           ------------  ----------- -----------
   Other comprehensive
     income                 $   (5,612)  $         -  $  (5,612)
                           ============  =========== ===========

Note 14-STOCK OPTIONS

     In 1999 the Company adopted the 1999 Equity Incentive Plan (the "1999 Plan") under which 1,000,000 shares of common stock are available for issuance with respect to awards granted to officers, management, other key employees of the Company, directors and consultants.

     Under the 1999 Plan the option price may not be less than the market value of the Company's stock at the time the option is granted. Options granted under the 1999 Plan will vest in accordance with the option agreement determined by the Board of Directors at the time of the option grant. Replacement options may be granted under the 1999 Plan in connection with a participant's payment of part or all of the exercise price of a stock option with previously acquired shares of common stock.

     On December 31, 1999 the Company granted 300,000 options with an exercise price of $0.27 per share to key employees under the 1999 plan that were fully vested and immediately exercisable. The options expire five years from the date of grant.

     On December 31, 1998 the Company granted 255,180 options with an exercise price of $0.20 to key employees.

     Information with respect to all stock options is summarized below.


                              1999 Plan     Other       Total
                              ---------      -----     -------
     Outstanding at January
      1, 1998                       -           -           -
     Granted                        -     255,180     255,180
                             --------    --------     -------
     Outstanding at December
      31, 1998                      0     255,180     255,180
     Granted                  300,000           -     300,000
                             --------    --------     -------
     Outstanding at December
      31, 1999                300,000     255,180     555,180
                             ========    ========    ========


     The Company applies ABP Opinion 25 and related interpretations in accounting for stock options. Accordingly, no compensation cost related to options has been reorganized in the consolidated statements of operations. Under SFAS No. 123,compensation cost is measured at the grant date based on the fair value of the award and is recognized as compensation expense over the vesting or service period. Had compensation cost for the plan been determined consistent with SFAS No. 123, the Company's net loss and earnings per share would not have changed.

            [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]


                                 PROSPECTUS

                               EC Power, Inc.

                      10,175,537 Shares of Common Stock


This is an offering of shares of the common stock of EC Power, Inc. by persons who were issued shares of our common stock in prior transactions.

At the same time that this offering will begin, we are offering an additional 2,000,000 shares of our common stock to the public.

Investing in our common stock involves a high degree of risk. You should read the "Risk
Factors" beginning on Page __.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.


The date of this prospectus is __________, 2001

             [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]

                             ABOUT THE OFFERING

     * This is an offering of shares of our common stock by persons who were issued shares of our common stock. We refer to these persons as selling shareholders in this prospectus. We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the selling shareholders.

     * The selling shareholders may offer their shares from time to time either in privately negotiated transactions and, if a public trading market develops for our common stock, then in public market transactions.

     * We will not receive any proceeds from the sale of shares by the selling shareholders.

             [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]


DILUTION



[Deleted]

             [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]

               SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     This prospectus relates to the resale of shares of common stock by the selling shareholders set forth below. None of the selling shareholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as specifically noted.

     Except as noted in the tables below, within the past three years none of the selling shareholders have held any position or office with us; or entered into a material relationship with us.

     There is no assurance that the selling shareholders will sell the shares offered by this prospectus.

     The following table sets forth:

     *    The name of each of the selling shareholders;


     * The number of shares of our common stock owned by each of them as of December 31, 2000;


     * The number of shares offered by this prospectus that may be sold from time to time by each of them;

     * The number of shares of our common stock that will be beneficially owned by each of them if all of the shares offered by them are sold;

     * The percentage of the total shares outstanding that will be owned by each of them at the completion of this offering, if the shareholder sells all of the shares included in this prospectus.

     In the following table, we have calculated percentage ownership by assuming that all shares of common stock which the selling shareholder has the right to acquire within 60 days from the date of this prospectus upon the exercise of options, warrants, or convertible securities are outstanding for the purpose of calculating the percentage of common stock owned by such selling shareholder.


                                      SHARES  SHARES   PERCENTAGE          OF
SHARES
NAME                   SHARES BEFORE  OFFERED AFTER    AFTER
---------------        ------------   ------- ------   ---------
John Abate             100            100     0        *
Ben Adenbaum           100            100     0        *
Advanced Clearing Inc  100            100     0        *
Advest Inc             100            100     0        *
Richard Ahrenkiel      100            100     0        *
Rasma Aistrauts        100            100     0        *
John & Mary Alaimo     100            100     0        *
Rose F. Alaimo         100            100     0        *
Joseph I Albert        100            100     0        *
Kenneth I Albert       100            100     0        *
Angeline Alesso        100            100     0        *
Elizabeth A. Alhart    100            100     0        *
Domenic R. Allocco     100            100     0        *
Sylvester Allocco      100            100     0        *
Earl & Florence
  Almquist             100            100     0        *
Michael V. Altman      100            100     0        *
Fernando & Cecilia
  Ambrosini            100            100     0        *
Oscar P Ames Tru Uta   100            100     0        *
Anne R. Andrea         100            100     0        *
Mekola & Marie
  Andrijenko           100            100     0        *
E. Lee & Rose Anglin   100            100     0        *
Rose Anis              100            100     0        *
Hallie Ankrom          100            100     0        *
Beatrice Apple         100            100     0        *
Ardsley Management
  Corp.                100            100     0        *
Robert & Kay Arduini   100            100     0        *
Louis C. Arena         100            100     0        *
Robert D. Arenstein    100            100     0        *
Seymour Arenstein      100            100     0        *
Albert Aroesty C/F
  Elliot Arosety       100            100     0        *
Paulette Aroesty       100            100     0        *
Sandra Ashton          100            100     0        *
Joseph J. Attardi      100            100     0        *
Adalbert & Patricia
  Auinger              100            100     0        *
Stephan Bachorik       100            100     0        *
Jeffrey Allen Bachtell 100            100     0        *
Thomas A. Badger       100            100     0        *
George & Helen Bahr    100            100     0        *
Gordon Baines          100            100     0        *
Gordon & Edna Baines   100            100     0        *
Anthony & Sarah Baldo  100            100     0        *
Seymour M. Banks       100            100     0        *
Robert W. Baran        100            100     0        *
Rodger F. Bardwell     100            100     0        *
Carmella M. Barone     100            100     0        *
Charles W. Bartl       100            100     0        *
Mary F. Bartl          100            100     0        *
Jean Bartlett          100            100     0        *
Leonard & Valerie
  Bartlett             100            100     0        *
Adele Battista         100            100     0        *
J. Emmett Bauer        100            100     0        *
J. Emmett & Emma
  Bauer                100            100     0        *
Joseph & Judith
  Bauernfeind          100            100     0        *
Dominick Bauso         100            100     0        *
Robert & Marie Beach   100            100     0        *
Ronald & Margaret
  Beach                100            100     0        *
Robert S. Beeler       100            100     0        *
Allan Gordon Bellenger 100            100     0        *
Gertrude Benezra       100            100     0        *
Ely Benin              100            100     0        *
Patricia A. Bergan     100            100     0        *
Norman & Marjorie
  Bergeson             100            100     0        *
Sidney Berke           100            100     0        *
Estate of Robert
  M. Berman            100            100     0        *
Ronald Berna           100            100     0        *
Alvin F. Bernreuther   100            100     0        *
Rachelle Berzansky     100            100     0        *
Nicholas Bianchi       100            100     0        *
Mychailo Bilozir       100            100     0        *
David Biocca           100            100     0        *
Edward Bischoping      100            100     0        *
Francis J. &
  Elaine Bischoping    100            100     0        *
Joseph & Janet
  Bischoping           100            100     0        *
James R. Blakely       100            100     0        *
Marshall & Linda Blann 100            100     0        *
Blinrob Co             100            100     0        *
Emerson & Jessie Block 100            100     0        *
Iris Block             100            100     0        *
Murry Bluestone        100            100     0        *
Jacques & Joanne
  Bockus               100            100     0        *
Max Bodner             100            100     0        *
Marilyn M. Boehm       100            100     0        *
Edward J. Boehmer      100            100     0        *
Gary N. Boice          100            100     0        *
Beverly A. Bonadio     100            100     0        *
Theresa & Mike Bonadio 100            100     0        *
Marilyn H. Borden      100            100     0        *
Sanders H. Borisoff    100            100     0        *
Nune Borshoff          100            100     0        *
Terrance Borshoff      100            100     0        *
Thomas Borshoff        100            100     0        *
Virginia Borshoff      100            100     0        *
Raymond E. Bowers      100            100     0        *
Michael Boyar          100            100     0        *
Peter M. Bozinovich    100            100     0        *
Melido Bracero         100            100     0        *
Richard K. Bradstreet  100            100     0        *
Milton Braverman       100            100     0        *
Edward F. Brenkus      100            100     0        *
John & Ann Breshock    100            100     0        *
Brightco               100            100     0        *
Bernhard A. Brinker    100            100     0        *
Thomas R. & Phoebe
  A. Britt, Jr.        100            100     0        *
Parnice D. Brock       100            100     0        *
Annabel T. Brown       100            100     0        *
Ernest C. & Aloise E.
  Brown Jr.            100            100     0        *
Raymond R. & Rona H.
  Brown                100            100     0        *
Theodore & Barbara
  Brown                100            100     0        *
Charles W. Buck        100            100     0        *
Ann H. Buerschaper     100            100     0        *
Isabel M. Buerschaper
C/F R T Buerschaper    100            100     0        *
Robert A. & I. A.
  Buerschaper          100            100     0        *
Daniel A. & Edith L.
  Burgess              100            100     0        *
Viola S. & LL
  Burmeister           100            100     0        *
Adrienne Burmil        100            100     0        *
Carl F. Busack         100            100     0        *
Leonard & Esther
  Cacciatore           100            100     0        *
Richard David Callard  100            100     0        *
Helen Callen           100            100     0        *
Richard B. Callen      100            100     0        *
Alan Cameros           100            100     0        *
John Cannarozzo        100            100     0        *
Joan M. Cannioto C/F
  JJ Cannioto          100            100     0        *
Marian A. Cantin       100            100     0        *
Ruth M. Cantin         100            100     0        *
John V. & Catherine
  V. Cappello Jr.      100            100     0        *
Clarence E. Carman     100            100     0        *
Clarence E. Carman,
  Jr.                  100            100     0        *
Rodger Bruce Carman    100            100     0        *
Harry D. & Ethel E.
  Carpenter            100            100     0        *
Lucile H. Carr         100            100     0        *
George L. & Elma S.
  Carruthers           100            100     0        *
William Carruthers     100            100     0        *
William L. Carruthers  100            100     0        *
Joseph John Carusotti  100            100     0        *
Howard F. Carver       100            100     0        *
Angelo Casciani        100            100     0        *
Peter Cascini          100            100     0        *
Alphonse L. Cassetti   100            100     0        *
Anthony S. Castellano  100            100     0        *
Laurence T. & Irene M.
   Castellano          100            100     0        *
M. Castellano
  C/F Thomas
  Castellano           100            100     0        *
Margaret Castellano    100            100     0        *
Thomas Castellano      100            100     0        *
Thomas M. Castellano   100            100     0        *
Fred Castiglione       100            100     0        *
Harold E. Castle       100            100     0        *
Alan R. Caul           100            100     0        *
Virginia Caul          100            100     0        *
Frances M. Cavallaro   100            100     0        *
Anice P. Centro        100            100     0        *
Rocco Cerretto         100            100     0        *
Florence E. Champion   100            100     0        *
Don & Maria Chas       100            100     0        *
Maria Chas             100            100     0        *
Doris Cherkasky        100            100     0        *
Amelia Chiappetta      100            100     0        *
Kenneth W. Christian   100            100     0        *
John M. Christiano     100            100     0        *
Herbert Christie       100            100     0        *
Paul & Karen Ciardullo 100            100     0        *
Syd & Nicholas Ciccone 100            100     0        *
Joseph Cimino          100            100     0        *
Josephine Cimino &
  Harriet C. Logie     100            100     0        *
Christine Clancy       100            100     0        *
Nelly Clark            100            100     0        *
Cecelia L. Clausen     100            100     0        *
Aaron & Paul Cohen     100            100     0        *
Blanche Cohen          100            100     0        *
Norman Cohen           100            100     0        *
Mary Colangelo         100            100     0        *
Antionette & Andrew
   Colaruotolo         100            100     0        *
Marie J. Colway        100            100     0        *
Computrend Inc         100            100     0        *
Gerald & Lucille
  Conley               100            100     0        *
Claudia I. Conlin      100            100     0        *
Edmond J. Connelly Jr. 100            100     0        *
Cecilia P & Kenneth
  W. Conner            100            100     0        *
Martin Constable       100            100     0        *
Fred Constantino       100            100     0        *
Helen & William E.
  Conte                100            100     0        *
George W. Cooke        100            100     0        *
Harry Cooper           100            100     0        *
James Cordovano        100            100     0        *
Larry Cornell          100            100     0        *
Agnes T. Cornwell      100            100     0        *
Lloyd E. Corwin        100            100     0        *
Victor Costanzo Jr.    100            100     0        *
Cowen & Co             100            100     0        *
Mary Louise Crippen    100            100     0        *
Nicholas A.
  Cristantello         100            100     0        *
J. William Cross Jr.   100            100     0        *
Edward L. Crough       100            100     0        *
David Crown            100            100     0        *
Anthony L. &
  Josephine T. Cuva    100            100     0        *
Christine Czerw        100            100     0        *
Frank Czerw            100            100     0        *
John Czerw             100            100     0        *
Joseph Czerw           100            100     0        *
Mary Czerw             100            100     0        *
Jean M. Daitz          100            100     0        *
Ralph K. Dakin         100            100     0        *
Helen D'Amanda         100            100     0        *
Casper & Louise
  D'Ambra              100            100     0        *
Elmer Dandrea          100            100     0        *
George Dandrea         100            100     0        *
Wilbur E. & Dorthea
  M. Darrow            100            100     0        *
Daru Company           100            100     0        *
George W. Davies       100            100     0        *
Burton H. Davis        100            100     0        *
James R. & Patricia
  A. Davis             100            100     0        *
Marvin Davis           100            100     0        *
Randy Dawson           100            100     0        *
Joseph & Diane Dayton  100            100     0        *
Dean Witter Reynolds   100            100     0        *
Vincent & Connie Dee   100            100     0        *
Henry & Ruth De
  Laporte              100            100     0        *
Henry De Laporte       100            100     0        *
Henry De Laporte       100            100     0        *
Dennis M. & Marion C.
  De Leo               100            100     0        *
Melvin R. Dell         100            100     0        *
Gaetano Del Vecchio    100            100     0        *
Guy Del Vecchio        100            100     0        *
Hermaine Demay         100            100     0        *
Eugene L. De Nicola    100            100     0        *
Paul J. & Margaret
  M. Derleth           100            100     0        *
Amedo Di Salvo         100            100     0        *
Harold C. Desmith      100            100     0        *
John Diaz              100            100     0        *
Caroline & Thomas
  Dibenedetto          100            100     0        *
Michael J. Dibiase     100            100     0        *
Joseph Dicrasto        100            100     0        *
Digital Equipment Co   100            100     0        *
Christopher Di Mora    100            100     0        *
Saul Dinaburg          100            100     0        *
Peter J. DiSalvo       100            100     0        *
Robert C. Dittberner   100            100     0        *
Norma Dixler           100            100     0        *
Harold R. & Bessie W.
  Dobson               100            100     0        *
Frederick H. Doell     100            100     0        *
Frederick J. Domm      100            100     0        *
Donaldson Lufkin &
  Jenrette Securities
  Corp.                100            100     0        *
James C. Donohue       100            100     0        *
Anthony, Drexler &
  Nicholas Dragone     100            100     0        *
Drexel Burnham Lambert
   Securities          100            100     0        *
Sheldon F. & Rhea L.
  Drexler              100            100     0        *
Henry H. Dreyer Jr.    100            100     0        *
Danial Drobinski       100            100     0        *
Leonard P. & Sharon
  E. Drogo             100            100     0        *
Malcolm Drummond       100            100     0        *
Conrad J. & Florence
  A.Druzynski          100            100     0        *
Raymond L. & Crystal
  C. Dunn              100            100     0        *
John C. Dunphy         100            100     0        *
Dorothy Dworetsky      100            100     0        *
Robert C. Dye          100            100     0        *
John Dzybon            100            100     0        *
Orville H. Eckler      100            100     0        *
A.G. Edwards & Son     100            100     0        *
Georgia M. Edwards     100            100     0        *
Joseph Eichenger       100            100     0        *
Rose Eley              100            100     0        *
Richard R. Elling      100            100     0        *
Fanny & Alex Elpant    100            100     0        *
Fay Elpant             100            100     0        *
Michael J. & Patty L.
   Engenito            100            100     0        *
Edward C. Enser        100            100     0        *
Florence Eppstein      100            100     0        *
Julius & Miriam
  Epstein              100            100     0        *
Frederick Erdman       100            100     0        *
Lawrence Ermler        100            100     0        *
Sandra Esse            100            100     0        *
Evelyn Euler           100            100     0        *
Gerald W. Everhart     100            100     0        *
Sidney Fagenson        100            100     0        *
Fahnstock & Co         100            100     0        *
Oscar Falk C/F David
   Falk                100            100     0        *
Richard & Mary Falvo   100            100     0        *
Yetta & Albert Farash  100            100     0        *
Roy J. Fransworth C/F
  Roy R.Farnsworth     100            100     0        *
Joseph Fasino          100            100     0        *
Emory F. Faulks        100            100     0        *
Edwin L. & Adele M.
  Fay                  100            100     0        *
Joseph A. & Janet A.
  Federico             100            100     0        *
Fedor Fedorenko        100            100     0        *
Lydia Fedorenko        100            100     0        *
Charles Feldman        100            100     0        *
Sally P. Feldman       100            100     0        *
Frances R. Ferguson    100            100     0        *
Walter Ferguson        100            100     0        *
Warren & Betty Jo
  Ferriter             100            100     0        *
Thomas A. Fingland Jr. 100            100     0        *
Barbara Finnegan Adm
  Estate John Finnegan 100            100     0        *
Anthony J. & Marie A.
  Fiorini              100            100     0        *
First Albany Corp.     100            100     0        *
Mabel M. Fischer       100            100     0        *
James P. Flanagan      100            100     0        *
Richard J. Flanagan    100            100     0        *
C. Benn Forsyth        100            100     0        *
John F. Forsyth        100            100     0        *
Beatrice B. Foy        100            100     0        *
William J. Foy         100            100     0        *
Charles Francis &
  Doris Moran          100            100     0        *
Helen Frank            100            100     0        *
Frank A. & Christine
  Freida Sr.           100            100     0        *
Martin J. Friedman     100            100     0        *
Donald B. Fuller       100            100     0        *
William G. Gagnier     100            100     0        *
Walter Gajewski        100            100     0        *
Grayson E. & Mrs.
  G. Jean Gardner      100            100     0        *
Lawrence J. Gardner    100            100     0        *
Joseph Gattelaro C/F
  Laurie Gattelar      100            100     0        *
Rose Mary Gattelaro    100            100     0        *
Anthony Gaudino        100            100     0        *
Gus Geismar            100            100     0        *
Gus Geismar C/F
  Howard Geis          100            100     0        *
Paul Gelewski          100            100     0        *
Adam & Betty Genazzio  100            100     0        *
Joseph J. Gerber       100            100     0        *
Joseph B. Giambrone    100            100     0        *
Joseph Gaimis          100            100     0        *
Pandelis Giamos        100            100     0        *
James V. Giancola      100            100     0        *
Stephen M. Gilbert     100            100     0        *
Patrick V. Gillette    100            100     0        *
Renee Gimple           100            100     0        *
Walter Giza            100            100     0        *
Robert G. Goetzman     100            100     0        *
David B. Gold          100            100     0        *
Gertrude Goldberg      100            100     0        *
Lester Goldberg        100            100     0        *
Lester & Gertrude
  Goldberg             100            100     0        *
Morris Goldberg        100            100     0        *
John S. Goldey         100            100     0        *
Barry Goldman          100            100     0        *
Eleanor Goldman        100            100     0        *
Irving Goldstein       100            100     0        *
Joan & Jerry Goldstein 100            100     0        *
William Goldstein      100            100     0        *
John P. & Nel Rose
  Gomulka              100            100     0        *
Edwin M. & Carrol Good 100            100     0        *
Irene Goodman          100            100     0        *
Robert Goodrich        100            100     0        *
Robert Goodyear        100            100     0        *
Nancy A. Gordon        100            100     0        *
Nathan Gordon          100            100     0        *
Nathan Gordon C/F
  Geoffrey S. Gordon   100            100     0        *
Ruth Gossin            100            100     0        *
Lawrence Gottler       100            100     0        *
Helen Gould            100            100     0        *
Roman Gould            100            100     0        *
Harry E. Gove          100            100     0        *
Thomas Grassi          100            100     0        *
Michael J. Grattan     100            100     0        *
Anthony J. Greco       100            100     0        *
Betty Greene           100            100     0        *
Lillian Grey           100            100     0        *
Susan C. Gross         100            100     0        *
Paul Guido             100            100     0        *
Alfred P. Gupp         100            100     0        *
Malvin C. Guttman      100            100     0        *
Curt Hain              100            100     0        *
Marlowe Hain           100            100     0        *
Donald S. Hall         100            100     0        *
Judith I Hall          100            100     0        *
Michael Halloway       100            100     0        *
Suzanne P. Hallowell   100            100     0        *
Arthur K. Hamann       100            100     0        *
Alan Hamburg           100            100     0        *
Morris Hamburg C/F
  Jeffrey Hamburg      100            100     0        *
Morris & Cindy Hamburg 100            100     0        *
Ruth Hamburg C/F Renee
   Hamburg             100            100     0        *
Alexandria Hanson      100            100     0        *
Hazel B. Harp          100            100     0        *
Clayton Harrell        100            100     0        *
Clayton Harrell Jr.    100            100     0        *
Albert L. Hartsig      100            100     0        *
Ronald A. Hawes        100            100     0        *
Harold Heap            100            100     0        *
Francis Heerkens       100            100     0        *
Rolannd & Gail
  Heimberger           100            100     0        *
Rosemary Heininger     100            100     0        *
Olga A. Heinrich       100            100     0        *
Opal A. Heintz         100            100     0        *
Paul E. Heintz         100            100     0        *
Henry Heister          100            100     0        *
David Heller           100            100     0        *
Robert Hellman         100            100     0        *
Florence & Henry Henck 100            100     0        *
Robert & Sheila Henck  100            100     0        *
Thomas & Harriet Henck 100            100     0        *
James E. Herman        100            100     0        *
Clara K. Hitzigrath    100            100     0        *
Richard J. Hodes       100            100     0        *
Lionel S. Hodgson II   100            100     0        *
Mildred M. Hoenigberg  100            100     0        *
Walter Hoffman         100            100     0        *
Howard Holcomb         100            100     0        *
Abe A. Hollander       100            100     0        *
Charles & Channa L.
   Hollander           100            100     0        *
Irving Hollander       100            100     0        *
Gary S. Holowka        100            100     0        *
Michael J. & Frances G.
   Holowka             100            100     0        *
Stephan P. Holowka     100            100     0        *
Dawn P. Hommel         100            100     0        *
Bruce R. Horncastle    100            100     0        *
Jacob Horne            100            100     0        *
Rabbi Henry Hoschander 100            100     0        *
Svea E. Housel         100            100     0        *
Gordon A. Howe II      100            100     0        *
Steve Hudick           100            100     0        *
Stuart R. Huggard      100            100     0        *
John L. Hunsinger      100            100     0        *
Marion L. Hunt         100            100     0        *
Robert E. Hupp C/F
  Robert B. Hupp       100            100     0        *
E.F. Hutton & Co       100            100     0        *
Betty A. Iacona        100            100     0        *
Betty A. Iacona C/F
  Marie A. Iacona      100            100     0        *
Betty A. Iacona C/F
  Richard I. Iacona    100            100     0        *
Betty A. Iacona C/F
  Marc L. Iacona       100            100     0        *
James P. Iacona        100            100     0        *
Louis Iacona           100            100     0        *
Thomas A. Iacona       100            100     0        *
Thomas R. Iacona       100            100     0        *
Rose M. Iacona         100            100     0        *
Vincent J. Iacona C/F
  James P. Iacona      100            100     0        *
Curtis E Ide           100            100     0        *
John Interlichia &
  Frank Rallo          100            100     0        *
Salvatore Inzinna      100            100     0        *
Charles D. Isaac       100            100     0        *
Ronald H. & Deloris
  J Isaac              100            100     0        *
William & Virginia
  Jackman              100            100     0        *
Elisabeth B. Jackson   100            100     0        *
Betty Jacobs           100            100     0        *
Erich R. & Luise
  Jaehne               100            100     0        *
Perer H. Jedel         100            100     0        *
Alan E. Johnson        100            100     0        *
Barbara Ann Johnson    100            100     0        *
John H. Johnson        100            100     0        *
Mary F. & Robert S.
  Johnston             100            100     0        *
Robert S. & Mary F.
  Johnston             100            100     0        *
Douglas E. Johnstone   100            100     0        *
Candy Jones            100            100     0        *
Robert H. Jones        100            100     0        *
William Jones          100            100     0        *
Peter H. Joosten       100            100     0        *
Peter H. Joosten C/F
  Gary J. Joosten      100            100     0        *
Harold William
  Juhre Jr.            100            100     0        *
Francis J. Kachala     100            100     0        *
Herman & Marion
  Kandler              100            100     0        *
Fanny Kane             100            100     0        *
Maud L. & Vincent G.
  Kane                 100            100     0        *
Robert & Barbara Kane  100            100     0        *
J. Mitchell & Gladis
  Kaplan               100            100     0        *
Benjamin Kaplow        100            100     0        *
Henry J. Karasch       100            100     0        *
Martin M. Karchefsky   100            100     0        *
Michael Kariuk         100            100     0        *
Nadine D. Sweet        100            100     0        *
Bernard J. Kasper      100            100     0        *
Richard A. Kassman     100            100     0        *
Clarence Katine        100            100     0        *
Meyer Katz             100            100     0        *
Victor Katz            100            100     0        *
Betty Katzen C/F
  Molly Katzen         100            100     0        *
Betty Katzen C/F
  Ezra Katzen          100            100     0        *
Betty H. Katzen
  C/F Joshua Katzen    100            100     0        *
Betty H. Katzen
  C/F Daniel Katzen    100            100     0        *
Ida Katzen             100            100     0        *
Burton Kay             100            100     0        *
Pachal Keane           100            100     0        *
Sarah W. Keenan        100            100     0        *
James K. Keif          100            100     0        *
Marjorie J. Keller     100            100     0        *
John Joseph Kelly      100            100     0        *
Mildred & Raymond
  Keman                100            100     0        *
Alan G. & Jane Kendall 100            100     0        *
Marilyn E. Kengla      100            100     0        *
Kenneth C. Kennard
  C/F Norman Kennard   100            100     0        *
William R. Kenyon      100            100     0        *
Evelyn P. Kerney       100            100     0        *
Belle Kessler
  C/F Robert Kessler   100            100     0        *
Belle Kessler          100            100     0        *
Jack L. Kessler        100            100     0        *
Meyer Ketofsky         100            100     0        *
Donna R. Khalil        100            100     0        *
Kidder Peabody & Co    100            100     0        *
Robert W. Kilpper      100            100     0        *
Fannie Kiner           100            100     0        *
Warren T. King         100            100     0        *
Florence Kissack       100            100     0        *
Karl H. Kittelberger   100            100     0        *
Elsie Kizer            100            100     0        *
Joseph G. Klapp        100            100     0        *
Fred H. Klaucke        100            100     0        *
Frank & Gertrude Klem  100            100     0        *
Paul Allan Klemmer     100            100     0        *
Brunhilda R. Knapp     100            100     0        *
Leroy E. & Nancy
  Knofla               100            100     0        *
George J. & Mary Jane
   Kohnken             100            100     0        *
Harry L. & Norma Konar 100            100     0        *
Nick Koomen            100            100     0        *
Wilson & Vera Kopler   100            100     0        *
Thor Korda             100            100     0        *
William J. & Mellie
  H. Korkin            100            100     0        *
Robert S. Kowalski     100            100     0        *
Regis Kraisigner       100            100     0        *
Elise M. Kramer        100            100     0        *
George M. Kramer       100            100     0        *
Nicholas P. Krauszer   100            100     0        *
William E. Kruse       100            100     0        *
Conrad J. Kubiniec     100            100     0        *
Margaret S. Kuhn       100            100     0        *
Edward R. Kulpinski    100            100     0        *
Michael Kutch          100            100     0        *
Sherry Kyler           100            100     0        *
Joseph Kyrtak          100            100     0        *
Daniel F. Labbate      100            100     0        *
Sol & Rachael Lachman  100            100     0        *
Kenneth B. La Due      100            100     0        *
Charles La Gaipa       100            100     0        *
Deece Lambert          100            100     0        *
Mary Lamia             100            100     0        *
Patsy La Morte         100            100     0        *
Arthur E. Lang         100            100     0        *
Elsie C. Lang          100            100     0        *
Carl Larsen            100            100     0        *
Robert La Tour         100            100     0        *
Carol A. Lattimer      100            100     0        *
Edwin T. Laydon        100            100     0        *
John Lazor             100            100     0        *
Hazel M. Leake         100            100     0        *
Ralph R. Leidy         100            100     0        *
James Leone            100            100     0        *
Gary P. Lesnick        100            100     0        *
Sophia T. Lettau       100            100     0        *
Gertrude T. Lettis     100            100     0        *
Barry Lettner          100            100     0        *
Charles J. Levine      100            100     0        *
David Levine           100            100     0        *
William Levinstein     100            100     0        *
Maurice Louis Levy     100            100     0        *
Richard Levy           100            100     0        *
Ted Levy               100            100     0        *
Arlene Lewandowski C/F
   Robert Lewandowski  100            100     0        *
Donald Lewis           100            100     0        *
Frank Lewis            100            100     0        *
Trevor C. Lewis        100            100     0        *
Joseph M. Licata       100            100     0        *
Anthony J. & Ann
  Marie Lipari         100            100     0        *
Rose E. Lipari         100            100     0        *
Stanley A. Lipiarz     100            100     0        *
Robert Lipshutz        100            100     0        *
Ida Lipson             100            100     0        *
Ida B. & Joseph J.
  Lipson               100            100     0        *
Benjamin Liptzin       100            100     0        *
Alan W. Livingston     100            100     0        *
Benjamine Lonstein     100            100     0        *
Robert & Charlotte
  Lowenhaupt Jt        100            100     0        *
Paul R. Luke           100            100     0        *
Marjorie H. Lundgren
  C/F Gary W. Lundgren 100            100     0        *
Leonard Lutzky         100            100     0        *
Barbara A. Mac Intrye  100            100     0        *
Eve K. Magliocco       100            100     0        *
David Maida            100            100     0        *
David Maida C/F
  Deborah Trott        100            100     0        *
Samaresh Maitra        100            100     0        *
Alice C. & Robert
  J. Maletto           100            100     0        *
John F. & Rosemarie
  Maloney              100            100     0        *
Benjamin C. Mancuso    100            100     0        *
Vincenza Mancuso       100            100     0        *
Olga Mandeville        100            100     0        *
Anthony J. Marcello    100            100     0        *
Thomas J. & Josephine
  Marcello             100            100     0        *
Beatrice & Sol Marcus  100            100     0        *
Mary Marrocco          100            100     0        *
Stanley & Shirley
  Martin               100            100     0        *
Anthony Mastrella      100            100     0        *
Salvatore & Jessie
  Matroniano           100            100     0        *
Helen Matsik           100            100     0        *
Margaret L. Mayer      100            100     0        *
Leonard G. Mazel       100            100     0        *
Leonard G. & Edith
  N. Mazel             100            100     0        *
Zina Mazzarisi         100            100     0        *
Geraldine K. McAuliffe 100            100     0        *
Jean Marie McClure     100            100     0        *
Virginia A. McCoy      100            100     0        *
Grace E. & Howard
  C. McCue             100            100     0        *
Grace E. McCue
  C/F James L. McCue   100            100     0        *
Grace E. McCure
  C/F Karen J. McCue   100            100     0        *
Howard C. & Grace E.
  McCue                100            100     0        *
Evelyn D. McDonald     100            100     0        *
Jon D. McGee           100            100     0        *
Grace L. McGowan       100            100     0        *
Robert McGrath         100            100     0        *
Robert McGrath         100            100     0        *
Jerome S. McIntee      100            100     0        *
John McNaughton        100            100     0        *
Kanti Mehta            100            100     0        *
Federick R. Meli       100            100     0        *
Abe & Millicent
  Meltzer              100            100     0        *
Carmela Mendola        100            100     0        *
Catherine Mendola      100            100     0        *
Michael Mendola        100            100     0        *
Michael L. & Isabella
  M. Merla             100            100     0        *
Merrill Lynch Pierce
  Smith Incorporated   100            100     0        *
Moishel Merzel         100            100     0        *
Sol M Merzel C/F
  Howard D. Merzel     100            100     0        *
Aaron Meyer            100            100     0        *
James C. Meyer         100            100     0        *
Jacob Migdol           100            100     0        *
Peter H. N. Millar     100            100     0        *
Morton W. Miller       100            100     0        *
Clarke Minardi         100            100     0        *
Gary Minardi           100            100     0        *
Louis R. & Donna
  J. Minardi           100            100     0        *
Thomas Minogue         100            100     0        *
Christine Carr Minor   100            100     0        *
Mont & Co              100            100     0        *
Seymour I. Morris      100            100     0        *
Seymour Morris         100            100     0        *
Robert D. Moskala      100            100     0        *
Lyla Moskowitz         100            100     0        *
Michael H. Mueller     100            100     0        *
Harry Munkelwitz Jr.   100            100     0        *
Eleanor M. Murphy      100            100     0        *
Norman & Rose Musicus  100            100     0        *
Thomas P. Myers        100            100     0        *
Donald P. Naetzker     100            100     0        *
John J. Napolitano     100            100     0        *
John Nasse             100            100     0        *
Frank D. Natale        100            100     0        *
Martha Natale          100            100     0        *
Ruth M. Neubauer       100            100     0        *
Isobel Newberger       100            100     0        *
Lisbeth Newbery        100            100     0        *
Jean Noble             100            100     0        *
Morton Norman          100            100     0        *
Raymond H. Nugent      100            100     0        *
Rita M. O'Connor       100            100     0        *
Alan E. Oestreich      100            100     0        *
Adrian O'Hara          100            100     0        *
James J. O'Keefe       100            100     0        *
Marta Fischer O'Keiff  100            100     0        *
Stella Oliver          100            100     0        *
Lois B. Olson          100            100     0        *
Zenon & Isabel
  Omcinskyt            100            100     0        *
Thomas W. O'Neill      100            100     0        *
Peter & Katrinka
  Oosterling           100            100     0        *
Roland R. Orbaker      100            100     0        *
John & Lucia Orrico    100            100     0        *
John J. & Joan H.
  O'Sullivan           100            100     0        *
Felice & Catherine
  Ottaviano            100            100     0        *
Sanford B. Owen        100            100     0        *
Paine Webber Jackson
  & Curtis             100            100     0        *
Salvatore J. Palmeri   100            100     0        *
Robert & Rose
  Palmisano            100            100     0        *
Antonio Panella        100            100     0        *
Fortunato Panella      100            100     0        *
Marie Frances Panella  100            100     0        *
Frank Panzarino        100            100     0        *
Juanita Paris          100            100     0        *
Harold L. & Edna N.
  Parsons              100            100     0        *
Rosemary Passaro       100            100     0        *
Frank C. Patanella     100            100     0        *
George Pattison        100            100     0        *
Ronald J. Pawley       100            100     0        *
Morton & Grace A.
  Payne                100            100     0        *
Dorothy J. Pearson     100            100     0        *
Jack W. Pearson        100            100     0        *
Joseph P. Pecora       100            100     0        *
Ronald J. Pedrone      100            100     0        *
Willard H. & Edith H.
  Pengelly             100            100     0        *
Dominic & Doris Penna  100            100     0        *
Sebastian & Josephine
  Penna                100            100     0        *
Richard J. & Viola
  Pennella             100            100     0        *
Eugene F. & Marilyn C.
   Penzimer            100            100     0        *
Stephen D. &
  Constance E. Perry   100            100     0        *
Rocco & Elisabeth
  Pesce                100            100     0        *
Bruce W. & Maxine G.
  Peters               100            100     0        *
Samuel M. Petranto     100            100     0        *
Marian & Joseph H.
  Petrosino            100            100     0        *
Eitsa C. Petsos        100            100     0        *
Bruce B. Phelps        100            100     0        *
Donald S. Phelps       100            100     0        *
Richard H. & Marion S.
  Phillips             100            100     0        *
Ronald S. & Judith C.
  Piatasik             100            100     0        *
Sigmund & Clara
  Piatasik             100            100     0        *
Ronald Piataski        100            100     0        *
Joseph Picard          100            100     0        *
Anthony & Irene Piduch 100            100     0        *
Joseph & Mary Pignato  100            100     0        *
Frank Pincelli         100            100     0        *
John & Dorothy Pitts   100            100     0        *
David C. Pixley        100            100     0        *
Helena Plantchotnaja   100            100     0        *
Karl P. Pleger         100            100     0        *
Philip G. Pleger       100            100     0        *
George W. Plender      100            100     0        *
Jeannine B. Plender    100            100     0        *
Mary Pocchiari         100            100     0        *
Robert L. & Lydia A.
  Pollack              100            100     0        *
Polly & Co.            100            100     0        *
Ann Polsinelli         100            100     0        *
Joseph U. Posner       100            100     0        *
Abbate S. & Josephine
  R. Potenza           100            100     0        *
James M. Pravlik       100            100     0        *
Premium Resources Inc. 100            100     0        *
Bridget McGuane
  Prescowitz           100            100     0        *
Raymond D. Pritchard   100            100     0        *
Frances Profetta C/F
  Gary Profetta        100            100     0        *
John Provensano        100            100     0        *
John Joseph Provensano 100            100     0        *
Anthony & Bernice
  Pruczinski           100            100     0        *
Bernice & Anthony
  Pruczinski           100            100     0        *
David Pruzansky        100            100     0        *
Morris Prytula         100            100     0        *
Alfieri & Mimma Pucci  100            100     0        *
Robert E. Purdy        100            100     0        *
Louis V. Quadrini      100            100     0        *
Dennis Quenan          100            100     0        *
Robert J. Quigley      100            100     0        *
Thomas M. & Grace D.
  Quigley              100            100     0        *
Phillip J. Quirin      100            100     0        *
Patrick J. Quirk       100            100     0        *
Timothy F. Quirk       100            100     0        *
Victoria R. & Joseph
  R. Quirk             100            100     0        *
Robert L. Raes
  C/F Julie A. Raes    100            100     0        *
Carl S. Raimond Jr.    100            100     0        *
Carl S. Raimond Sr.    100            100     0        *
Johanna J. Raimond     100            100     0        *
Frank Rallo            100            100     0        *
Frank Rallo & John
  Interlichia          100            100     0        *
Alejandro Ramos        100            100     0        *
Betty Rapoport         100            100     0        *
Rodger Raymond         100            100     0        *
William B. Reed        100            100     0        *
Donald H. & Carmel
  M. Reeg              100            100     0        *
Marie Reeners          100            100     0        *
Robert T. & Dorothy
  L. Rieke             100            100     0        *
Helen P. Reilly        100            100     0        *
Ann Reinking           100            100     0        *
Ann Reinking C/F
  Mark Reinking        100            100     0        *
Franklin Reinking C/F
  Gregory Reinking     100            100     0        *
Franklin Reinking C/F
  Lisa Reinking        100            100     0        *
Franklin R. Reinking   100            100     0        *
Richard Reitkopp       100            100     0        *
Barry Resnick          100            100     0        *
Molly Ressler &
  Esther Harris        100            100     0        *
William Richards C/F
  Jody Richards        100            100     0        *
Robert S. Rienholtz    100            100     0        *
Eleanor S. Ries        100            100     0        *
John J. & Helen K.
  Riley                100            100     0        *
Adolph C. Rittmann     100            100     0        *
Adolph C. & Marguerite
   Rittmann            100            100     0        *
Roderick T. Robertson  100            100     0        *
Florence M. Roche      100            100     0        *
Rochester Telephone    100            100     0        *
Arthur L. Rockman      100            100     0        *
Joseph Rockwell        100            100     0        *
Dean & Delma Rodwell   100            100     0        *
Clarence A. & Virginia
  R. Rogers Jr.        100            100     0        *
Margaret B. Rogers     100            100     0        *
Isadore Rohrlich C/F
 Edward Mark Rohrlich  100            100     0        *
Neil J. & Shirley
  Rojek                100            100     0        *
Marion E. Root         100            100     0        *
Richard Rose           100            100     0        *
Joseph Rosen           100            100     0        *
Minnie Rosen           100            100     0        *
Calvin Rosenbaum       100            100     0        *
Sharon Rosenbaum       100            100     0        *
Freda Rosenberg        100            100     0        *
Milton Rosenthal       100            100     0        *
E. Walton Ross         100            100     0        *
David Rothman          100            100     0        *
Ernest F. & Hedy
  Rothmann             100            100     0        *
Sophie Rothman         100            100     0        *
L.F. Rothschild,
  Unterberg & Tobin    100            100     0        *
Alan Rothstein C/F
  Steven M. Rothstein  100            100     0        *
Laura Rothstein        100            100     0        *
Sanford M. Rowe        100            100     0        *
Victor & Alice Rowe    100            100     0        *
Roger & Connie Rowles  100            100     0        *
Richard D. Rowley      100            100     0        *
Cornelia & Harvey Roys 100            100     0        *
Stanley J. Rozwood     100            100     0        *
Robert I. Ruback
  Executor Est. of
  Nathan Pitiger       100            100     0        *
David & Thelma
  Rubenstein           100            100     0        *
Judith Rudin           100            100     0        *
Leonard & Irene Rudner 100            100     0        *
Harold M. Rush         100            100     0        *
Robert J. Rush Jr.     100            100     0        *
Jennie Rutherford      100            100     0        *
T. Michael Ryan        100            100     0        *
Thomas P. & Gertrude
  Ryan                 100            100     0        *
Louis A. & Enid Z. Ryen               100     100      0         *
Max & Esther Ryen      100            100     0        *
Estate Of Nathan Sac   100            100     0        *
Edna Saccente          100            100     0        *
Walter Saccente        100            100     0        *
Yetta Sackheim         100            100     0        *
George P. Saladino Sr. 100            100     0        *
Bertha Salamone        100            100     0        *
Anita L. Salerno       100            100     0        *
Marlene Jane Salmon    100            100     0        *
Salomon Smith Barney   100            100     0        *
James D. & Inez E.
  Salvatore            100            100     0        *
Victore Samanich       100            100     0        *
Robert W. Sanders      100            100     0        *
Nicola & Ann Sanese    100            100     0        *
Ida Sanow              100            100     0        *
Sam T. Saporito        100            100     0        *
Rosanne Satter         100            100     0        *
John & Virginia Savage 100            100     0        *
John S. Savage         100            100     0        *
Raymond Saxe           100            100     0        *
Carmen Scaglione       100            100     0        *
James F. Scaglione     100            100     0        *
Ralph Scaglione        100            100     0        *
Mary E. & Thomas
  Scalise              100            100     0        *
James V. Scampole      100            100     0        *
Sidney Schatzky        100            100     0        *
Sol Scheer             100            100     0        *
Winifred J. Schenck    100            100     0        *
Mary M. Schifano       100            100     0        *
Virginia M. Schilling  100            100     0        *
Frederick A. Schneider 100            100     0        *
Jeanette Schneider     100            100     0        *
Urban J. & Clara
  Schneider            100            100     0        *
Harold D. & Ann
  Schnepf              100            100     0        *
Herman & Elaine
  Schnittman           100            100     0        *
Michael S. Schnittman  100            100     0        *
Johann Schober         100            100     0        *
Elizabeth Schorf       100            100     0        *
Burton S. Schreiber    100            100     0        *
Moe Schreiber          100            100     0        *
Victor F. Schroeder    100            100     0        *
Edward W. & Sophie C.
   Schubert            100            100     0        *
Edith Schwartz         100            100     0        *
Jeanette Schwartz      100            100     0        *
Norman & Jeanette
  Schwartz             100            100     0        *
Norman A. Schwartz     100            100     0        *
Josephine M. Sciarratta               100     100      0         *
Elizabeth & Sidney
  J. Scott             100            100     0        *
Robert J. Scott        100            100     0        *
Securities Settlement
  Corp.                100            100     0        *
Irving B. Seostron     100            100     0        *
Navin Shah             100            100     0        *
Svetlana Shales        100            100     0        *
Mark Shapiro           100            100     0        *
Melvin & Mitzi Shapiro 100            100     0        *
Daniel F. Shea         100            100     0        *
Shearson/American
  Express              100            100     0        *
Bernice Sherman        100            100     0        *
Daniel Sherman         100            100     0        *
Mary & Patrick Shovlin 100            100     0        *
Patrick Shovlin        100            100     0        *
Patrick W. & Mary
  Shovlin              100            100     0        *
Nancy R. Silien        100            100     0        *
Morrie E. Silver & W.
   Vaderschmidt        100            100     0        *
Myron Silver           100            100     0        *
Philip & Anna Silver   100            100     0        *
Samuel Simone          100            100     0        *
Ronald A Sinsgali      100            100     0        *
Anil G. Sitole         100            100     0        *
Kenneth B. Skuse II    100            100     0        *
Harry K.. Slotnick     100            100     0        *
James A. & Nancy Smith 100            100     0        *
June Smith             100            100     0        *
S. Alfred Smith        100            100     0        *
Stanley A. Snitkin     100            100     0        *
Alice L. Snowden       100            100     0        *
Richard Sofranko       100            100     0        *
Rabbi L. Sokoloff      100            100     0        *
Harold J. Solomon      100            100     0        *
Louis C. Sortino       100            100     0        *
Joseph Spallina        100            100     0        *
Alphonse S. Spampinato 100            100     0        *
Dominick Spano         100            100     0        *
Marjorie L. Spear      100            100     0        *
Paul Speciale          100            100     0        *
Norman V. & Helene
  R. Spector           100            100     0        *
Robert G. Spencer      100            100     0        *
Arnold R. Spokane      100            100     0        *
Leon & Sylvia Spokane  100            100     0        *
Ruth Springut & Stewart
  Shapiro              100            100     0        *
Carol Jean Stam        100            100     0        *
Frank P. Stasio        100            100     0        *
Michael & Harriet
  Staskus              100            100     0        *
Anthony J. Stavalone   100            100     0        *
Joseph & Mary Stavalone               100     100      0         *
Georgia Stearns        100            100     0        *
Neal Stearns           100            100     0        *
William Steckerl       100            100     0        *
James & Maryetta Stedge               100     100      0         *
Adelaide Steedman      100            100     0        *
Mildred E. Steffen     100            100     0        *
Glen H. Stephens       100            100     0        *
Ann Stern              100            100     0        *
Rachel Stern C/F Marvin
   Alan Stern          100            100     0        *
Douglas Stewart        100            100     0        *
Geraldine Stewart      100            100     0        *
Shelly Stone - Exec.
  Estate of Shirley L.
  Stone                100            100     0        *
Kauffman Straham       100            100     0        *
Diane M. Strassner     100            100     0        *
Kurt W. Stroehmann     100            100     0        *
Neil A. Strollo        100            100     0        *
Rose Strollo           100            100     0        *
Warner L. Strong       100            100     0        *
Kenneth D. Stuart      100            100     0        *
David M. & Jane E.
  Sturmer              100            100     0        *
Richard J. Susat       100            100     0        *
Gus S. & Lulu Mae
  Sutter               100            100     0        *
Harold E. Sutton       100            100     0        *
Harold E. & Anne E.
  Sutton               100            100     0        *
Robert J. Swart        100            100     0        *
Frank Swiskey          100            100     0        *
Anthony J. & Louise D.
  Tambe                100            100     0        *
Louise Tambe C/F Denis
  M. Tambe             100            100     0        *
Angelo A. Taranto C/F
  Melinda Taranto      100            100     0        *
Margaret Taranto       100            100     0        *
Vincent P. Taranto     100            100     0        *
Mary J. Tarricone      100            100     0        *
Joyce M. Taylert       100            100     0        *
Hugh F. & Isabelle V.
  Taylor               100            100     0        *
Edward Tejw            100            100     0        *
Judith M. Tellex       100            100     0        *
Ten Spot Investment    100            100     0        *
Elizabeth E. Thaler    100            100     0        *
Alice Thomas           100            100     0        *
Eugene Thomas C/F
  Charles E. Thomas    100            100     0        *
Eugene Thomas C/F
  Mary Jo Thomas       100            100     0        *
Evelyn A. Thompson C/F
   Wendy M. Thompson   100            100     0        *
Ida B. Throm           100            100     0        *
Robert H. Tietjen      100            100     0        *
Mirco A. Tinon         100            100     0        *
Ronald Lee Tisdall     100            100     0        *
Bertha V. Tishler      100            100     0        *
W. Pearce Titter       100            100     0        *
Todd & Co.             100            100     0        *
Bernard E. Tofany      100            100     0        *
John S. & Elizabeth J.
   Tomaszewicz         100            100     0        *
Mathew & Stella Toper  100            100     0        *
Michael A. & Kimberly
  J. Torcello          100            100     0        *
Carol R. Torchia       100            100     0        *
John F. Torchia        100            100     0        *
Thomas R. Trabold      100            100     0        *
Dorothy Travis Exe.
  Est. James F. Byrne
  Jr.                  100            100     0        *
Lucy Trobia            100            100     0        *
Andrew J. Tubiolo      100            100     0        *
Constance Tubiolo      100            100     0        *
Veronica T. Tuminello  100            100     0        *
Vincent Turiano        100            100     0        *
Anna Turrie            100            100     0        *
Lubomyr Twerdochlib    100            100     0        *
Chester G. & Ruth B.
  Uffelman             100            100     0        *
Betty Unger            100            100     0        *
Raymond F. Unger       100            100     0        *
Harold J. Updaw        100            100     0        *
George D. Van Arsdale  100            100     0        *
Donald J. Van Epps     100            100     0        *
Estelle C. Van Epps    100            100     0        *
George & Grace Van Epps               100     100      0         *
Harold R. Van Voorhis  100            100     0        *
Josephine Vena         100            100     0        *
Thomas A. Vick         100            100     0        *
Madeline Viggiani      100            100     0        *
Norraine G. Voegtle    100            100     0        *
Marie T. Volpe         100            100     0        *
William C. & Harriet
  Von Langen           100            100     0        *
Peter H. Wagenblass    100            100     0        *
Lois F. Wagner         100            100     0        *
Beatrice C. Walden     100            100     0        *
Constance S. Walker    100            100     0        *
Donald E. Walker       100            100     0        *
Doris M. Walker        100            100     0        *
Eugene T. & Dorothy A.
  Walker               100            100     0        *
Herman Walker          100            100     0        *
James V. Walker        100            100     0        *
Kenneth N. Walker      100            100     0        *
Kenneth N. & Thelma A.
  Walker               100            100     0        *
Elizabeth Walsh        100            100     0        *
John Wm. Walsh         100            100     0        *
Patrick Walsh          100            100     0        *
Joel R. Warren         100            100     0        *
Joseph C. & Jessie W.
  Warren               100            100     0        *
John E. Waters         100            100     0        *
Mildred H. Webster     100            100     0        *
Arlyne S. Weider       100            100     0        *
Isadore Weiner C/F
   Rochelle Weiner     100            100     0        *
Betty Weinstein        100            100     0        *
Isadore Weinstein      100            100     0        *
Bernard & Henrietta
   Weisenfreund        100            100     0        *
June Feary Weiss       100            100     0        *
Ruth Weiss             100            100     0        *
Ruth Weiss C/F
  Susan Weiss          100            100     0        *
Gerald J. Weit         100            100     0        *
Gerald Wells           100            100     0        *
May S. Wells           100            100     0        *
Vernon A. & Jean L.
  Wemett               100            100     0        *
Western Union Co.      100            100     0        *
Kay Wexler             100            100     0        *
Paul Wexler            100            100     0        *
Ronald Whitcombe       100            100     0        *
Robert S. Whitmore     100            100     0        *
Robert Wilbert         100            100     0        *
Craig H. Wilcox        100            100     0        *
Harris Wilcox          100            100     0        *
William J. Wilson      100            100     0        *
Warren R. Wrege        100            100     0        *
Horace F. Writz        100            100     0        *
Edith B. Yans          100            100     0        *
Samuel L. & Marcia G.
  Yaroslow             100            100     0        *
Allen F. Yarton        100            100     0        *
Lynn S. Yeaw           100            100     0        *
Anthony H. Yonda       100            100     0        *
Anthony Joseph Yonda   100            100     0        *
Katherine T. Yonda     100            100     0        *
Florence Young         100            100     0        *
John H. Young          100            100     0        *
Dino Zava              100            100     0        *
Melvin Zax             100            100     0        *
Stanley Zborowski      100            100     0        *
Florence Zempel        100            100     0        *
Randolph P. Zickl      100            100     0        *
Arthur Zona            100            100     0        *
Stella M. Zona         100            100     0        *
George C. Zutes        100            100     0        *
Bella Zysman           100            100     0        *
Evelyn Thompson        101            101     0        *
Lacy Katzen Jones &
  Ryan Jones           105            105     0        *
Robin Dale Harper      106            106     0        *
Thomson McKinnon
   Securities Co.      109            109     0        *
Prudential Bache
  Securities Company   119            119     0        *
Ian C. Mclennan        121            121     0        *
Ronald A. Miller       130            130     0        *
Herbert W. Lacy        152            152     0        *
Esther Meyer           152            152     0        *
Isabel M. Mountain     152            152     0        *
Bertram Rapowitz       152            152     0        *
David M. Strasenburgh  152            152     0        *
Sylvia Zipkin          152            152     0        *
Jack Rubens            157            157     0        *
Merton Rubens          169            169     0        *
John Steffan           182            182     0        *
Vincent J. Iacona      186            186     0        *
John Paris             197            197     0        *
Spear Leeds & Kellog
   Securities Corp.    282            282     0        *
Douglas E. Johnstone   304            304     0        *
Joel B. Reich          304            304     0        *
Nathan W. Gordon       334            334     0        *
Alice Safier           408            408     0        *
Jay B. Birnbaum        455            455     0        *
Richard S. Lane TTEE
  for Allison          796            796     0        *
Yocheved Hershoff      839            839     0        *
Cede & Co              900            900     0        *
Rose Merzel            929            929     0        *
Martin Osber           929            929     0        *
Jessica L. Diamond     1,143          1,143   0        *
Michal Esther Diamond  1,143          1,143   0        *
Amy D. Luxenberg       1,143          1,143   0        *
Stephany Luxenberg     1,143          1,143   0        *
Dovid Sukenik          1,143          1,143   0        *
Josef Sukenik          1,143          1,143   0        *
Shira Sukenik          1,143          1,143   0        *
Shraga Sukenik         1,143          1,143   0        *
Michael Diamond        4,643          4,643   0        *
Suzanne Luxenberg      4,643          4,643   0        *
Rachelle Sukenik       4,643          4,643   0        *
Morris Diamond         7,401          7,401   0        *
Shirley Diamond        8,073          8,073   0        *
Tramdot Development    14,643         14,643  0        *
Southward Investment   49,542         49,542  0        *
First Southwest Company               60,000  60,000   0         *
Raymond Hatch          60,000         60,000  0        *
Aerogie.plus AG        925,926        925,926 0        *
Alain Millot           4,376          4,376   0        *
Aline Renard           83,699         83,699  0        *
Anne-Marie Madignier   4,376          4,376   0        *

Anton E. Schrafl(2)    476,890        438,613 38,277   *
Bernard Nicolas (3)    651,849        301,703 350,146  3.30%

Bruno Restif           8,931          8,931   0        *
C R Tinsley            37,037         37,037  0        *
Colette Boutin         1,697          1,697   0        *
Dominique Bachellerie  83,699         83,699  0        *
EG Investments Ltd.    50,000         50,000  0        *
Escalon, Ltd.          200,000        200,000 0        *
Francois Danel         4,376          4,376   0        *
Francois Mangin        25,518         25,518  0        *
George W. Lee Jr.      20,000         20,000  0        *
Glen Ridge
  Congregational       111,111        111,111 0        *
Glenda Hoffman         18,519         18,519  0        *
Go Glo Co              50,000         50,000  0        *

Guy Bronoel (4)        293,975        34,743  259,232  2.50%

Harry A. Jacobs Jr.    92,593         92,593  0        *
Helene Lewin           4,376          4,376   0        *
Howard Messer          46,296         46,296  0        *
Jay T. Snyder          50,000         50,000  0        *
Jayant H. Gandhi       255,180        255,180 0        *
Jean-Francois Evellin  196,399        196,399 0        *

Jean-Francois
  Fauvarque (5)        90,558         34,832  55,726   *

Jean-Yves Nicolas      178,626        178,626 0        *
Loeb Partners Corp.    31,250         31,250  0        *
Malbena Foundation     178,626        178,626 0        *
Martine Brivois        1,697          1,697   0        *

Michel L Morin (6)     1,287,246      690,150 597,096  5.50%
Noelle Tassin (7)      137,205        26,169  111,036  1.10%
Orest Bedrij(8)        26,852         4,630   22,222   *
Patrick Vayn(9)        303,167        279,167 24,000   *

Philippe Moisand       83,699         83,699  0        *
Prejla Nikac           100,000        100,000 0        *
Quatern                496,262        496,262 0        *
Ralph Isham            92,500         92,500  0        *

Richard M.H.
  Thompson (10)        2,141,069   1,619,347  521,722   4.90%
Ronald Hart            46,296         46,296  0        *
Sagax Fund II Ltd.     215,882        215,882 0        *
Serge Besse (11)       118,245        17,416  100,829  1.00%
Serge Chavanne (12)    386,263        202,756 183,507  1.80%

SGA AG                 370,370        370,370 0        *
Sidney Lazard          87,500         87,500  0        *
Solar Energy Ltd.      280,000        280,000 0        *
Tatiana Zeller         17,863         17,863  0        *
Thierry Pottier        4,376          4,376   0        *
Valux S.A.             200,000        200,000 0        *
Warren Bagatelle       31,250         31,250  0        *
William Hungerford     92,600         92,600  0        *

William J.
  Potter (13)       1,990,530      1,408,499  591,031  5.50%

Ridgewood Group       203,553        203,553  0        *


(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual.


(2) Shares beneficially owned before and after offering include 38,277 warrants.

(3) Shares beneficially owned before and after offering include 350,146 stock purchase warrants.

(4) Shares beneficially owned before and after offering include 57,160 stock purchase warrants and 202,072 options.

(5) Shares beneficially owned before and after offering include 35,726 stock purchase warrants and 20,000 options.

(6) Shares beneficially owned before and after offering include 597,096 stock purchase warrants.

(7) Shares beneficially owned before and after offering include 111,036 options.

(8) Shares beneficially owned before and after offering include 22,222 stock purchase warrants.

(9) Shares beneficially owned before and after offering include 24,000 stock purchase warrants.

(10) Shares beneficially owned before and after offering include 373,574 stock purchase warrants and 148,148 shares of preferred stock.

(11) Shares beneficially owned before and after offering include 100,829 options.

(12) Shares beneficially owned before and after offering include 62,264 stock purchase warrants and 121,243 options.

(13) Shares beneficially owned before and after offering include 498,438 stock purchase warrants and 92,593 shares of preferred stock.


     We will pay all expenses to register the shares, except that the selling shareholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     Selling shareholders who are affiliates of EC Power have agreed not to sell any of their shares until EC Power has terminated its offering. These persons include William Potter, Michel Morin, Richard Thompson, Bernard Nicolas, and Patrick Vayn. We do not intend to develop a public trading market for our common stock until our offering has been terminated.

     Selling shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

     * Transactions in the over-the-counter market if a public trading market develops;

     * A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     * Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

     * Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

     * In privately negotiated transactions not involving a broker or dealer.

     Broker-dealers or agents may purchase shares directly from a selling shareholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by selling shareholders. If a broker buys shares directly from a selling shareholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling shareholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholder, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits selling shareholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

     Some states may require that registration, exemption from registration or notification requirements be met before selling shareholder may sell their common stock and warrants. Some states may also require selling shareholder to sell their common stock only through broker-dealers.

             [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]

========================================================================

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                             EC Power, Inc.
                  10,175,537 Shares of Common Stock


                         _________________, 2001

 ========================================================================

Until ___________, 2001 (90 days after the
date of this prospectus), all dealers effecting transactions in the shares offered by this pro-spectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.


       Table of Contents

                         Page

Prospectus Summary                 3
Risk Factors                       6
Forward-Looking Statements         15
Use of Proceeds                    16
Dividend Policy                    17
Capitalization                     18
Certain Information about the Market
     for our Securities            22    ____________________________
Management's Discussion and Analysis
     of Financial Condition and
     Results of Operations         24
Our Background                     27             Prospectus
Business                           28
Management                         38
Transactions with Management and
     Others                        44     ____________________________
Principal Stockholders             46
Selling Shareholders and Plan of
   Distribution                    60
Description of Our Securities      48

Legal Matters                      52             ___________, 2001
Experts                            53

Additional Information             53

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     The Company's Articles of Incorporation permit and its By-laws require the Company to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

     Article VI of the Company's By-laws permits the Company to indemnify its directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

     A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

     The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its stockholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by us, are as follows:


     SEC Filing Fee                     $ 12,131
     Printing Expenses                     5,000
     Accounting Fees and Expenses         15,000
     Legal Fees and Expenses              25,000
     Blue Sky Fees and Expenses            5,000
     Registrar and Transfer Agent Fee      2,000
     Marketing Expenses                    5,000
     Miscellaneous                         5,869
                                        --------

     Total                              $ 75,000

__________________________


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     1. Upon its formation, EC Power LLC (LLC) issued membership interests to 11 persons for $284,341 in cash contributions, and for services rendered. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the LLC.

     2. During 1998, LLC issued additional membership interests to two entities that loaned money to the LLC. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about the LLC.


     3. In March 1999, in a reorganization under section 351 of the Internal Revenue Code, LLC merged into EC Power, Inc., (ECPI). ECPI issued 3,513,319 common shares to the 13 members of the LLC in exchange for their LLC membership interests. The issuance of the shares in the reorganization was made pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about ECPI.

     4. In April 1999, ECPI and Neft Acquisition Corporation merged, with ECPI the surviving entity. ECPI issued 1,428,571 common shares to approximately 1,100 Neft shareholders in a transaction made pursuant to the exemption provided by Section 4(2) and Rule 504 under the Act. ECPI was a large shareholder of Neft; accordingly, 1,093,965 of those shares were returned to treasury.


     5. In April 1999, ECPI exchanged 950,467 shares of common stock for 90% of the outstanding stock of Sorapec, SA, a French company, which ECPI valued at $186,235, or $.196 per share. ECPI issued the shares to 16 French residents, in a transaction exempt from the Securities Act by Regulation S.

     6. In July-August 1999, ECPI sold 185,192 shares of common stock to 3 persons for $50,002 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

     7. In September-November 1999, ECPI sold 2,126,851 shares of Series A Preferred Stock and 325,000 shares of common stock to 7 persons for $574,250. These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) and Rule 506 of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.


     8. On December 31, 1999, ECPI issued 375,401 shares of common stock to 3 persons in consideration of their conversion of $75,080 of loans ($.20 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

     9. In December 1999, ECPI issued 223,114 shares of common stock to 1 person in consideration of its conversion of loans of $60,241 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as the investors was an accredited, sophisticated investor who was give access to all pertinent information about ECPI.

     10. On December 31, 1999, ECPI issued 93,139 shares of common stock to 6 persons in payment of interest on loans of $24,261 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

     11. On December 31, 1999, ECPI issued 375,001 shares of common stock to 5 persons (4 of whom were directors of ECPI) for services they rendered to the company, which services were valued at $101,250 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

     12. Between February 16 and March 31, 2000, ECPI sold 655,556 shares of common stock to 3 persons for $177,000 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

     13. Between February 5 and September 6, 2000, ECPI sold 575,556 shares of common stock to 5 persons for $155,400 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

     14. In May, August, and September 2000, ECPI issued 583,152 shares of common stock to 4 persons in consideration of their conversion of loans and interest of $125,501 ($.20 per share). These shares were issued pursuant to an exemption from registration provided by
          Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

     15. In April 2000, ECPI exchanged 178,626 shares of common stock for Sorapec stock owned by one French resident. The transaction was exempt from registration under the Securities Act by Regulation S.


     16. Between July 28 and November 9, 2000, ECPI sold 1,807,408 shares of common stock to 7 persons for $488,000 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

     17. In January 2001, ECPI borrowed $250,000 from one non-US institutional investor, in exchange for which it issued the investor a $250,000 promissory note and warrants to purchase 250,000 shares of ECPI common stock. The warrants are exercisable at anytime beginning the date they were issued, at $1.00 per share, and expire one year from the date they were issued. The transaction was exempt from registration under the Securities Act by Regulation S.


ITEM 27.  EXHIBITS

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT NO.                        TITLE
-----------                        -----

3.1            Certificate of Incorporation*
3.1.2          Certificate of Designation of Series A Preferred Stock*
3.2            Bylaws*
4.1            Specimen Common Stock Certificate*
4.2            Form of Subscription Agreement*
4.2.2          Form of Investor Subscription Agreement (revised)
4.3            Form of Warrant
5.0            Opinion of Neuman & Drennen, LLC
10.1           1999 Equity Incentive Plan*
10.2 Contract between the European Community and Sorapec and others relating to the Praze project.*
10.3 Actual Cost Contract between the European Community and Sorapec (and others).*
10.4           Consortium Agreement*
21.0           List of Subsidiaries*
23.1           Consent of Neuman & Drennen, LLC
23.2           Consent of Kempisty & Company
24.0           Power of Attorney*
24.1           Power of Attorney for Peter Schaedeli

* Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated November 1, 2000, and incorporated herein by reference.


ITEM 28.       UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          c. Include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 9th day of February, 2001.

                              EC POWER, INC.


                              By:   /s/ Michel L. Morin
                                  __________________________
                                  Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with EC Power, Inc. and on the dates indicated.



           Signature               Position               Date
          -----------             ----------             ------
/s/ William J. Potter      Chairman of the Board and     2/9/01
_______________________     Chief Financial Officer
William J. Potter

/s/ Michel L. Morin        Chief Executive Officer,      2/9/01
_______________________            Director
Michel L. Morin

/s/ Michel L. Morin*               Director              2/9/01
_______________________
Bernard Nicolas

/s/ Michel L. Morin*               Director              2/9/01
_______________________
Patrick Vayn

/s/ Michel L. Morin*               Director              2/9/01
_______________________
Peter Schaedeli

*Attorney-in-Fact
